Exhibit 4.1




                               INDENTURE OF TRUST



                                 by and between



                        NELNET STUDENT LOAN TRUST 2007-2



                                       and



                           ZIONS FIRST NATIONAL BANK,
                    as Trustee and as Eligible Lender Trustee







                           Dated as of August 1, 2007






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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

DEFINITIONS AND USE OF PHRASES.................................................3


                                   ARTICLE II
                         NOTE DETAILS AND FORM OF NOTES

Section 2.01.     Note Details................................................28
Section 2.02.     Execution, Authentication and Delivery of Notes.............28
Section 2.03.     Registration, Transfer and Exchange of Notes; Persons
                  Treated as Registered Owners................................29
Section 2.04.     Lost, Stolen, Destroyed and Mutilated Notes.................30
Section 2.05.     Trustee's Authentication Certificate........................30
Section 2.06.     Cancellation and Destruction of Notes by the Trustee........30
Section 2.07.     Temporary Notes.............................................30
Section 2.08.     Issuance of Notes...........................................31
Section 2.09.     Definitive Notes............................................31
Section 2.10.     Payment of Principal and Interest...........................32
Section 2.11.     Redemption of the Notes.....................................33
Section 2.12.     Book-Entry Notes............................................35
Section 2.13.     Notices to Clearing Agency..................................38
Section 2.14.     Transfer Restrictions.......................................38


                                   ARTICLE III
     PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS; AND DERIVATIVE PRODUCTS

Section 3.01.     Parity and Priority of Lien.................................42
Section 3.02.     Other Obligations...........................................43
Section 3.03.     Derivative Products; Counterparty Payments; Issuer
                  Derivative Payments.........................................43


                                   ARTICLE IV
            PROVISIONS APPLICABLE TO THE NOTES; DUTIES OF THE ISSUER

Section 4.01.     Payment of Principal and Interest...........................44
Section 4.02.     Covenants as to Additional Conveyances......................44
Section 4.03.     Further Covenants of the Issuer.............................44
Section 4.04.     Enforcement of Master Servicing Agreement and Subservicing
                  Agreements..................................................45
Section 4.05.     Procedures for Transfer of Funds............................46
Section 4.06.     Additional Covenants with Respect to the Higher
                  Education Act...............................................47
Section 4.07.     Financed Eligible Loans; Collections Thereof;
                  Assignment Thereof..........................................48
Section 4.08.     Appointment of Agents, Direction to Trustee, Etc............48
Section 4.09.     Capacity to Sue.............................................49
Section 4.10.     Continued Existence; Successor to Issuer....................49
Section 4.11.     Amendment of Student Loan Purchase Agreements...............49



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Section 4.12.     Representations; Negative Covenants.........................49
Section 4.13.     Additional Covenants........................................55
Section 4.14.     Providing of Notice.........................................56
Section 4.15.     Certain Reports.............................................56
Section 4.16.     Statement as to Compliance..................................56
Section 4.17.     Representations of the Issuer Regarding the Trustee's
                  Security Interest...........................................56
Section 4.18.     Further Covenants of the Issuer Regarding the Trustee's
                  Security Interest...........................................58
Section 4.19.     Borrower Incentive Programs.................................58
Section 4.20.     Statements to Noteholders...................................58


                                    ARTICLE V
                                      FUNDS

Section 5.01.     Creation and Continuation of Funds and Accounts.............59
Section 5.02.     Acquisition Fund............................................59
Section 5.03.     Capitalized Interest Fund...................................61
Section 5.04.     Collection Fund.............................................61
Section 5.05.     Reserve Fund................................................64
Section 5.06.     Administration Fund.........................................66
Section 5.07.     Debt Service Fund...........................................66
Section 5.08.     Department Rebate Fund......................................69
Section 5.09.     Investment of Funds Held by Trustee.........................69
Section 5.10.     Release.....................................................70


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default Defined...................................71
Section 6.02.     Remedy on Default; Possession of Trust Estate...............72
Section 6.03.     Remedies on Default; Advice of Counsel......................73
Section 6.04.     Remedies on Default; Sale of Trust Estate...................73
Section 6.05.     Appointment of Receiver.....................................74
Section 6.06.     Restoration of Position.....................................75
Section 6.07.     Application of Sale Proceeds................................75
Section 6.08.     Acceleration of Maturity; Rescission and Annulment..........75
Section 6.09.     Remedies Not Exclusive......................................76
Section 6.10.     Collection of Indebtedness and Suits for Enforcement
                  by Trustee..................................................76
Section 6.11.     Direction of Trustee........................................76
Section 6.12.     Right to Enforce in Trustee.................................77
Section 6.13.     Physical Possession of Obligations Not Required.............77
Section 6.14.     Waivers of Events of Default................................78


                                   ARTICLE VII
                                   THE TRUSTEE

Section 7.01.     Acceptance of Trust.........................................78
Section 7.02.     Recitals of Others..........................................79
Section 7.03.     As to Filing of Indenture...................................79
Section 7.04.     Trustee May Act Through Agents..............................79

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Section 7.05.     Indemnification of Trustee..................................79
Section 7.06.     Trustee's Right to Reliance.................................80
Section 7.07.     Compensation of Trustee.....................................81
Section 7.08.     Resignation of Trustee......................................81
Section 7.09.     Removal of Trustee..........................................82
Section 7.10.     Successor Trustee...........................................82
Section 7.11.     Manner of Vesting Title in Trustee..........................83
Section 7.12.     Additional Covenants by the Trustee to Conform to the
                  Higher Education Act........................................83
Section 7.13.     Right of Inspection.........................................83
Section 7.14.     Limitation with Respect to Examination of Reports...........83
Section 7.15.     Servicing Agreements........................................84
Section 7.16.     Additional Covenants of Trustee.............................84
Section 7.17.     Notices to Rating Agencies..................................84
Section 7.18.     Merger of the Trustee.......................................85
Section 7.19.     Receipt of Funds from Master Servicer or a Subservicer......85
Section 7.20.     Special Circumstances Leading to Resignation of Trustee.....85
Section 7.21.     Survival of Trustee's Rights to Receive Compensation,
                  Reimbursement and Indemnification...........................85
Section 7.22.     Corporate Trustee Required; Eligibility; Conflicting
                  Interests...................................................86
Section 7.23.     Trustee May File Proofs of Claim............................86
Section 7.24.     No Petition.................................................87


                                  ARTICLE VIII
                             SUPPLEMENTAL INDENTURES

Section 8.01.     Supplemental Indentures Not Requiring Consent of
                  Registered Owners...........................................87
Section 8.02.     Supplemental Indentures Requiring Consent of
                  Registered Owners...........................................88
Section 8.03.     Rights of Trustee...........................................89
Section 8.04.     Consent of Auction Agents...................................89
Section 8.05.     Consent of Broker-Dealers...................................89
Section 8.06.     Additional Limitation on Modification of Indenture..........89


                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.01.     Notices.....................................................90
Section 9.02.     Covenants Bind Issuer.......................................91
Section 9.03.     Lien Created................................................91
Section 9.04.     Severability of Lien........................................91
Section 9.05.     Consent of Registered Owners Binds Successors...............91
Section 9.06.     Nonliability of Persons; No General Obligation..............92
Section 9.07.     Nonpresentment of Notes or Interest Checks..................92
Section 9.08.     Security Agreement..........................................92
Section 9.09.     Laws Governing..............................................92
Section 9.10.     Severability................................................92
Section 9.11.     Exhibits....................................................92
Section 9.12.     Non-Business Days...........................................93
Section 9.13.     Parties Interested Herein...................................93

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Section 9.14.     Obligations Are Limited Obligations.........................93
Section 9.15.     Limitations on Counterparty Rights..........................93
Section 9.16.     Aggregate Principal Amount of Obligations...................93
Section 9.17.     Financed Eligible Loans.....................................93
Section 9.18.     Concerning the Delaware Trustee.............................93


                                    ARTICLE X
         PAYMENT AND CANCELLATION OF NOTES AND SATISFACTION OF INDENTURE

Section 10.01.    Trust Irrevocable...........................................94
Section 10.02.    Satisfaction of Indenture...................................94
Section 10.03.    Optional Purchase of All Financed Eligible Loans............96
Section 10.04.    Auction of Financed Eligible Loans..........................96
Section 10.05.    Cancellation of Paid Notes..................................97

APPENDIX A        CERTAIN TERMS AND PROVISIONS OF THE AUCTION RATE NOTES
ATTACHMENT A      NOTICE OF PAYMENT DEFAULT
ATTACHMENT B      NOTICE OF CURE OF PAYMENT DEFAULT
ATTACHMENT C      NOTICE OF PROPOSED CHANGE IN LENGTH OF ONE OR MORE
                  AUCTION PERIODS
ATTACHMENT D      NOTICE ESTABLISHING CHANGE IN LENGTH OF ONE OR MORE
                  AUCTION PERIODS
ATTACHMENT E      NOTICE OF CHANGE IN AUCTION DATE
EXHIBIT A         ELIGIBLE LOAN ACQUISITION CERTIFICATE
EXHIBIT B-1       FORM OF [REGULATION S] [RULE 144A] CLASS A-1L NOTE
EXHIBIT B-2       FORM OF [REGULATION S] [RULE 144A] CLASS A-2L NOTE
EXHIBIT B-3       FORM OF [REGULATION S] [RULE 144A] CLASS A-3L NOTE
EXHIBIT B-4       FORM OF CLASS A-4AR-1 NOTE
EXHIBIT B-5       FORM OF CLASS A-4AR-2 NOTE
EXHIBIT B-6       FORM OF CLASS B-1 NOTE
EXHIBIT B-7       FORM OF CLASS B-2 NOTE
EXHIBIT C         FORM OF ADMINISTRATOR'S MONTHLY DISTRIBUTION DATE CERTIFICATE
EXHIBIT D          REPORT TO REGISTERED OWNERS
EXHIBIT E         FORM OF INVESTMENT LETTER FOR QUALIFIED INSTITUTIONAL BUYERS

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                               INDENTURE OF TRUST


        THIS INDENTURE OF TRUST, dated as of August 1, 2007 (this "Indenture"), is by and between NELNET STUDENT LOAN TRUST 2007-2 (the "Issuer"), a statutory trust duly organized and existing under the laws of the State of Delaware (the "State"), and ZIONS FIRST NATIONAL BANK, a national banking association duly organized and operating under the laws of the United States of America, as trustee hereunder (together with its successors, the "Trustee") and as eligible lender trustee (together with its successors, the "Eligible Lender Trustee") under the Eligible Lender Trust Agreement (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof).

                              W I T N E S S E T H :

        WHEREAS, the Issuer represents that it is duly created as a statutory trust under the laws of the State and that by proper action has duly authorized the execution and delivery of this Indenture, which Indenture provides for the payment of student loan asset-backed notes (the "Notes") and the payments to any Counterparty; and

        WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

        WHEREAS, it is hereby agreed between the parties hereto, the Registered Owners of the Notes (the Registered Owners evidencing their consent by their acceptance of the Notes) and any Counterparty (the Counterparty evidencing its consent by its execution and delivery of a Derivative Product) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

        NOW, THEREFORE, the Issuer, and as applicable the Eligible Lender Trustee, in consideration of the premises and acceptance by the Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Registered Owners thereof, of the execution and delivery of any Derivative Product by a Counterparty and the Issuer and the acknowledgement thereof by the Trustee, of the acknowledgement by the Trustee of the Granting Clauses set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Trustee, for the benefit of the Registered Owners of the Notes and any Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Counterparty pursuant to any Derivative Product), all of the moneys, rights and properties described in the granting clauses A through F below (the "Trust Estate"), as follows:

                                GRANTING CLAUSE A

        The Available Funds (other than moneys released from the lien of the Trust Estate as provided herein);
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                                GRANTING CLAUSE B

        All moneys and investments held in the Funds and Accounts created under
Section 5.01 hereof, including all proceeds thereof and all income thereon;

                                GRANTING CLAUSE C

        The Financed Eligible Loans (other than Financed Eligible Loans released from the lien of the Trust Estate as provided herein) and all obligations of the obligors thereunder including all moneys accrued and paid thereunder on or after the Cutoff Date;

                                GRANTING CLAUSE D

        The rights of the Issuer and/or the Eligible Lender Trustee, as applicable, in and to the Eligible Lender Trust Agreement, the Master Servicing Agreement, the Subservicing Agreements, the Student Loan Purchase Agreements, the Administration Agreement, the Custodian Agreements, the Auction Agent Agreement, the Broker-Dealer Agreements and the Guarantee Agreements as the same relate to the Financed Eligible Loans;

                                GRANTING CLAUSE E

        The rights of the Issuer in and to any Derivative Product; provided, however, that this Granting Clause E shall not be for the benefit of a Counterparty with respect to its Derivative Product; and

                                GRANTING CLAUSE F

        All proceeds from any property described in these Granting Clauses and any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Trustee as additional security hereunder.

        TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Trustee and its successors or assigns;

        IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Registered Owners of the Notes, without preference of any Note over any other, except as provided herein, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder (including payments due and payable to any Counterparty) or on the Notes, and for the performance of and compliance with the obligations, covenants and conditions of this Indenture, as if all the Notes and other Obligations (as defined herein) at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

        PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall make all required payments into the Funds and Accounts as required under Article V hereof, or shall


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provide, as permitted hereby, for the payment thereof by depositing with the
Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Counterparty), then this Indenture (other than Sections 4.12, 4.13 (for a period of 90 days after the Issuer has paid or provided for the payments of the amounts described herein) and 7.05 hereof) and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

        NOW, THEREFORE, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

        Capitalized terms used herein and not otherwise defined shall have the meanings set forth below or in Appendix A, as applicable, unless the context clearly requires otherwise:

        "ACCOUNT" shall mean any of the accounts created and established within any Fund pursuant to this Indenture.

        "ACQUISITION FUND" shall mean the Fund by that name created in Section 5.01(a) hereof and further described in Section 5.02 hereof, including the Costs of Issuance Account, the Prefunding Account and any additional Accounts and Subaccounts created therein.

        "ADJUSTED POOL BALANCE" shall mean, for any Quarterly Distribution Date as determined by the Administrator, (a) if the Pool Balance as of the last day of the preceding Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Fund Balance for that Quarterly Distribution Date; or (b) if the Pool Balance as of the last day of the preceding Collection Period is less than or equal to 40% of the Initial Pool Balance, that Pool Balance.

        "ADMINISTRATION AGREEMENT" shall mean the Administration Agreement, dated as of August 1, 2007, among the Issuer, the Administrator, the Trustee and the Delaware Trustee, as supplemented and amended.

        "ADMINISTRATION FEE" shall mean an amount equal to 0.05% per annum, based on the aggregate principal amount of the Pool Balance at any time, as determined by the Administrator.

        "ADMINISTRATION FUND" shall mean the Fund by that name created in
Section 5.01(b) hereof and further described in Section 5.06 hereof, including any additional Accounts and Subaccounts created therein.

        "ADMINISTRATOR" shall mean National Education Loan Network, Inc. in its capacity as administrator of the Issuer and the Financed Eligible Loans, or any successor thereto in accordance with the Administration Agreement.

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        "AFFILIATE" shall mean, with respect to any specified Person, any other
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "AUCTION RATE NOTES" shall mean, collectively, the Class A-4AR-1 Notes, the Class A-4AR-2 Notes, the Class B-1 Notes and the Class B-2 Notes.

        "AUTHORIZED DENOMINATIONS" means (a) with respect to a Class of the LIBOR Rate Notes, minimum denominations of $100,000 plus integral multiples of $1,000 in excess thereof and (b) with respect to a Class of the Auction Rate Notes, $50,000 and any integral multiple thereof.

        "AUTHORIZED REPRESENTATIVE" shall mean, when used with reference to the Issuer, the Administrator and any Person duly authorized by the Trust Agreement to act on the Issuer's behalf.

        "AVAILABLE FUNDS" shall mean, with respect to a Monthly Distribution Date, the sum of the following amounts received to the extent not previously distributed: (a) all collections received by the Master Servicer or any Subservicer on the Financed Eligible Loans (including late fees received by the Master Servicer or any Subservicer with respect to the Financed Eligible Loans and payments from any Guaranty Agency received with respect to the Financed Eligible Loans but net of (i) any collections in respect of principal on the Financed Eligible Loans applied by the Issuer to repurchase guaranteed loans from the Guaranty Agencies or the Master Servicer or any Subservicer in accordance with its Guarantee Agreement, the Master Servicing Agreement or the related Subservicing Agreement, as applicable; (ii) amounts required by the Higher Education Act to be paid to the Department (including, but not limited to, rebate fees owed with respect to consolidation loans and any Department Rebate Interest Amounts to be deposited into the Department Rebate Fund or paid directly to the Department) or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Financed Eligible Loan), with respect to the Financed Eligible Loans; and (iii) any proceeds used to purchase Eligible Loans which constitute "add-on consolidation loans" (to the extent funds are not available therefore in the Prefunding Account of the Acquisition
Fund); (b) any Interest Benefit Payments and Special Allowance Payments received by the Trustee or the Eligible Lender Trustee with respect to Financed Eligible Loans; (c) all Liquidation Proceeds; (d) the aggregate Purchase Amounts received for Financed Eligible Loans repurchased by the Seller or purchased by the Master Servicer or a Subservicer or for serial loans sold to another eligible lender pursuant to the Master Servicing Agreement or the related Subservicing Agreement; (e) the aggregate amounts, if any, received from the Seller, the Master Servicer or any Subservicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Benefit Payments and Special Allowance Payments, with respect to the Financed Eligible Loans pursuant to a Student Loan Purchase Agreement, the Master Servicing Agreement or a Subservicing Agreement, respectively; (f) other amounts received by the Master Servicer or a Subservicer pursuant to its role as Master Servicer or Subservicer under the Master Servicing Agreement or the related Subservicing Agreement, respectively, and payable to the Issuer in connection therewith; (g) all interest earned or gain realized from the investment of amounts in any Fund or


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Account; (h) any payments received under the Derivative Products from the
Counterparties in respect of such Monthly Distribution Date and (i) any other amounts deposited to the Collection Fund. "Available Funds" shall be determined pursuant to the terms of this definition by the Administrator and reported to the Trustee. Amounts described in clause (a)(i), (ii) and (iii) hereof shall be paid by the Trustee upon receipt of a written direction from the Administrator. The Trustee may conclusively rely on such determinations without further duty to review or examine such information.

        "BASIC DOCUMENTS" shall mean the Trust Agreement, this Indenture, the Master Servicing Agreement, the Subservicing Agreements, the Administration Agreement, the Student Loan Purchase Agreements, the Custodian Agreements, the Guarantee Agreements, the Eligible Lender Trust Agreement, the Derivative Products, the Auction Agent Agreement, the Broker-Dealer Agreements and other documents and certificates delivered in connection with any thereof.

        "BENEFICIAL OWNER" means the owner of a Beneficial Ownership Interest in the Notes.

        "BENEFICIAL OWNERSHIP INTEREST" means the right to receive payments and notices with respect to a Class of the Notes which are held by a Clearing Agency under a Book-Entry System.

        "BUSINESS DAY" shall mean (a) for purposes of the LIBOR Rate Notes, (i) for purposes of calculating LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business; and
(ii) for all other purposes, any day other than a Saturday, a Sunday, a holiday or any other day on which banks located in New York, New York or the city in which the principal office of the Trustee is located, are authorized or permitted by law, regulation or executive order to close; and (b) for the purposes of the Auction Rate Notes, the definition of "Business Day" set forth in Appendix A hereto.

        "CAPITALIZED INTEREST FUND" shall mean the Fund by that name created in
Section 5.01(c) hereof and further described in Section 5.03 hereof.

        "CARRYOVER SERVICING FEES" shall have the meaning assigned to such term in the Master Servicing Agreement.

        "CERTIFICATE OF INSURANCE" shall mean any Certificate evidencing that a Financed Eligible Loan is Insured pursuant to a Contract of Insurance.

        "CERTIFICATE OF TRUST" shall mean the certificate filed with the Secretary of State of the State establishing the Issuer under Delaware law.

        "CLASS" shall mean, as appropriate, the Class A-1L Notes, the Class A-2L Notes, the Class A-3L Notes, the Class A-4AR-1 Notes, the Class A-4AR-2 Notes, the Class B-1 Notes or the Class B-2 Notes.

        "CLASS A NOTEHOLDER" shall mean the Person in whose name a Class A Note is registered in the Note registration books of the Trustee.

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

        "CLASS A NOTES" shall mean, collectively, the Class A-1L Notes, the Class A-2L Notes, the Class A-3L Notes, the Class A-4AR-1 Notes and the Class A-4AR-2 Notes secured on a senior priority to the Class B Notes.

        "CLASS A OBLIGATIONS" shall mean Class A Notes and any Derivative
Product.

        "CLASS A PERCENTAGE" shall mean, for any Quarterly Distribution Date, 100% less the Class B Percentage.

        "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" shall mean, for any Quarterly Distribution Date, the product of the Principal Distribution Amount and the Class A Percentage.

        "CLASS A-1L MATURITY DATE" shall mean the September 2013 Quarterly Distribution Date.

        "CLASS A-1L NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-1L Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-1L Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-1L Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-1L Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-1L NOTEHOLDER" shall mean the Person in whose name a Class A-1L
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-1L NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-1L Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-1L Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-1L Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "CLASS A-1L NOTES" shall mean the $181,000,000 Student Loan Asset-Backed Notes, Senior Class A-1L issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-1 hereto.

        "CLASS A-1L RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, plus 0.18%, as determined by the Administrator. For the first Interest Accrual Period, the Class A-1L Rate shall be determined by reference to the following formula:

        x + [29/30 * (y-x)] plus 0.18%, as determined by the Administrator.

        where:

        x = Three-Month LIBOR, and

        y = Four-Month LIBOR.

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        "CLASS A-2L MATURITY DATE" shall mean the September 2018 Quarterly
Distribution Date.

        "CLASS A-2L NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-2L Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-2L Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-2L Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-2L Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-2L NOTEHOLDER" shall mean the Person in whose name a Class A-2L
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-2L NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-2L Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-2L Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-2L Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "Class A-2L NOTES" shall mean the $567,000,000 Student Loan Asset-Backed Notes, Senior Class A-2L issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-2 hereto.

        "Class A-2L RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, plus 0.25%, as determined by the Administrator. For the first Interest Accrual Period, the Class A-2L Rate shall be determined by reference to the following formula:

        x + [29/30 * (y-x)] plus 0.25%, as determined by the Administrator.

        where:

        x = Three-Month LIBOR, and

        y = Four-Month LIBOR.

        "CLASS A-3L MATURITY DATE" shall mean the March 2026 Quarterly Distribution Date.

        "CLASS A-3L NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-3L Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-3L Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-3L Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-3L Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-3L NOTEHOLDER" shall mean the Person in whose name a Class A-3L
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-3L NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-3L Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-3L Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-3L Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "Class A-3L NOTES" shall mean the $570,000,000 Student Loan Asset-Backed Notes, Senior Class A-3L issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-3 hereto.

        "Class A-3L RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, plus 0.35%, as determined by the Administrator. For the first Interest Accrual Period, the Class A-3L Rate shall be determined by reference to the following formula:

        x + [29/30 * (y-x)] plus 0.35%, as determined by the Administrator.

        where:

        x = Three-Month LIBOR, and

        y = Four-Month LIBOR.

        "CLASS A-4AR-1 MATURITY DATE" shall mean June 25, 2035.

        "CLASS A-4AR-1 NOTE INTEREST SHORTFALL" shall mean, with respect to any Auction Rate Distribution Date, the excess, if any, of (a) the Class A-4AR-1 Noteholders' Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class A-4AR-1 Notes over (b) the amount of interest actually distributed to the Class A-4AR-1 Noteholders on such preceding Auction Rate Distribution Date, plus interest on the amount of such excess interest due to the Class A-4AR-1 Noteholders, to the extent permitted by law, at the Class A-4AR-1 Rate for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Administrator.

        "CLASS A-4AR-1 NOTEHOLDER" shall mean the Person in whose name a Class A-4AR-1 Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-4AR-1 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to each Auction Rate Distribution Date for the Class A-4AR-1 Notes, the sum of (a) the amount of interest accrued at the Class A-4AR-1 Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Class A-4AR-1 Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class A-4AR-1 Note Interest Shortfall for such Auction Rate Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360, as determined by the Administrator.

        "CLASS A-4AR-1 NOTES" shall mean the $53,500,000 Student Loan Asset-Backed Notes, Senior Class A-4AR-1 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-4 hereto.

        "CLASS A-4AR-1 RATE" shall mean, for any Interest Accrual Period for the Class A-4AR-1 Notes, other than the first Interest Accrual Period, the Auction
Note Interest Rate applicable to such Class for such Interest Accrual Period, and for the first Interest Accrual Period, the Initial Rate for such Class.

        "CLASS A-4AR-2 MATURITY DATE" shall mean June 25, 2035.

        "CLASS A-4AR-2 NOTE INTEREST SHORTFALL" shall mean, with respect to any Auction Rate Distribution Date, the excess, if any, of (a) the Class A-4AR-2 Noteholders' Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class A-4AR-2 Notes over (b) the amount of interest actually distributed to the Class A-4AR-2 Noteholders on such preceding Auction Rate Distribution Date, plus interest on the amount of such excess interest due to the Class A-4AR-2 Noteholders, to the extent permitted by law, at the Class A-4AR-2 Rate for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Administrator.

        "CLASS A-4AR-2 NOTEHOLDER" shall mean the Person in whose name a Class A-4AR-2 Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-4AR-2 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to each Auction Rate Distribution Date for the Class A-4AR-2 Notes, the sum of (a) the amount of interest accrued at the Class A-4AR-2 Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Class A-4AR-2 Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class A-4AR-2 Note Interest Shortfall for such Auction Rate Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360, as determined by the Administrator.

        "CLASS A-4AR-2 NOTES" shall mean the $53,500,000 Student Loan Asset-Backed Notes, Senior Class A-4AR-2 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-5 hereto.

        "CLASS A-4AR-2 RATE" shall mean, for any Interest Accrual Period for the Class A-4AR-2 Notes, other than the first Interest Accrual Period, the Auction
Note Interest Rate applicable to such Class for such Interest Accrual Period, and for the first Interest Accrual Period, the Initial Rate for such Class.

        CLASS B NOTEHOLDER" shall mean the Person in whose name a Class B Note is registered in the Note registration books maintained by the Trustee.

        "CLASS B NOTES" shall mean, collectively, the Class B-1 Notes and the Class B-2 Notes, secured on a junior priority to the Class A Obligations.

        "CLASS B PERCENTAGE" shall mean, with respect to any Quarterly Distribution Date, (a) prior to the Stepdown Date or with respect to any Quarterly Distribution Date on which a Trigger Event is in effect, zero; or (b) on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate Outstanding Amount of the Class B Notes and the denominator of which is the aggregate Outstanding Amount of all Notes, in each case determined on the Determination Date by the Administrator for that Quarterly Distribution Date.

        "CLASS B PRINCIPAL DISTRIBUTION AMOUNT" shall mean, for any Quarterly Distribution Date, the product of the Principal Distribution Amount and the Class B Percentage.

        "CLASS B-1 MATURITY DATE" shall mean September 25, 2035.

        "CLASS B-1 NOTE INTEREST SHORTFALL" shall mean, for each Auction Rate Distribution Date for the Class B-1 Notes, the excess, if any, of (a) the Class B-1 Noteholders' Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class B-1 Notes over (b) the amount of interest actually distributed to the Class B-1 Noteholders on such immediately preceding Auction Rate Distribution Date, plus interest accrued on the amount of such interest due to the Class B-1 Noteholders, to the extent permitted by law, at the Class B-1 Rate for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Administrator.

        "CLASS B-1 NOTEHOLDER" shall mean the Person in whose name a Class B-1
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS B-1 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, for each Auction Rate Distribution Date for the Class B-1 Notes, the sum of (a) the amount of interest accrued at the Class B-1 Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Class B-1 Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class B-1 Note Interest Shortfall for such Auction Rate Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360, as determined by the Administrator.

        "CLASS B-1 NOTES" shall mean the $37,500,000 Student Loan Asset-Backed Notes, Subordinate Class B-1 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-6 hereto.

        "CLASS B-1 RATE" shall mean, for any Interest Accrual Period for the Class B-1 Notes, other than the first Interest Accrual Period, the Auction Note Interest Rate applicable to such Class for such Interest Accrual Period, and for the first Interest Accrual Period, the Initial Rate for such Class.

        "CLASS B-2 MATURITY DATE" shall mean September 25, 2035.

        "CLASS B-2 NOTE INTEREST SHORTFALL" shall mean, for each Auction Rate Distribution Date for the Class B-2 Notes, the excess, if any, of (a) the Class B-2 Noteholders' Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class B-2 Notes over (b) the amount of interest actually distributed to the Class B-2 Noteholders on such immediately preceding Auction Rate Distribution Date, plus interest accrued on the amount of such interest due to the Class B-2 Noteholders, to the extent permitted by law, at the Class B-2 Rate for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Administrator.

        "CLASS B-2 NOTEHOLDER" shall mean the Person in whose name a Class B-2
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS B-2 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, for each Auction Rate Distribution Date for the Class B-2 Notes, the sum of (a) the amount of interest accrued at the Class B-2 Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Class B-2 Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class B-2 Note Interest Shortfall for such Auction Rate Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360, as determined by the Administrator.

        "CLASS B-2 NOTES" shall mean the $37,500,000 Student Loan Asset-Backed Notes, Subordinate Class B-2 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-7 hereto.

        "CLASS B-2 RATE" shall mean, for any Interest Accrual Period for the Class B-2 Notes, other than the first Interest Accrual Period, the Auction Note Interest Rate applicable to such Class for such Interest Accrual Period, and for the first Interest Accrual Period, the Initial Rate for such Class.

        "CLEARING AGENCY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company and its successor or assigns and the initial nominee for the Clearing Agency shall be Cede & Co. If (a) the then Clearing Agency resigns from its functions as depository of the Notes or (b) the Issuer discontinues use of the Clearing Agency, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and which is selected by the Issuer with the consent of the Trustee.

        "CLEARING AGENCY PARTICIPANT" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        "CLEARSTREAM" means Clearstream Banking, societe anonyme or its successors in interest.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations relating to such section, which are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

        "COLLECTION FUND" shall mean the Fund by that name created in Section 5.01(d) hereof and further described in Section 5.04 hereof.

        "COLLECTION PERIOD" shall mean, with respect to the first Monthly Distribution Date, the period beginning on August 23, 2007 and ending on August 31, 2007, and with respect to each subsequent Monthly Distribution Date, the Collection Period shall mean the full calendar month immediately preceding such Monthly Distribution Date.

        "CONTRACT OF INSURANCE" shall mean the contract of insurance between the Eligible Lender and the Secretary.

        "COSTS OF ISSUANCE ACCOUNT" shall mean the Account by that name created in Section 5.01(a) hereof within the Acquisition Fund and further described in
Section 5.02 hereof, including any Subaccounts created therein.

        "COUNTERPARTY" shall mean the counterparties to any Derivative Product entered into pursuant to Section 3.03 hereof.

        "COUNTERPARTY PAYMENTS" shall mean any payment to be made to, or for the benefit of, the Issuer under a Derivative Product.

        "CUSTODIAN AGREEMENT" shall mean, collectively or individually as the context may require, the custodian agreements with the Subservicer or other custodian or bailee related to Financed Eligible Loans.

        "CUTOFF DATE" shall mean (i) with respect to the initial pool of Financed Eligible Loans, August 22, 2007; and (ii) with respect to subsequently acquired Eligible Loans, the date on which such loans are transferred to the Issuer.

        "DATE OF ISSUANCE" shall mean August 27, 2007.

        "DEBT SERVICE FUND" shall mean the Fund by that name created in Section 5.01(e) hereof and further described in Section 5.07 hereof, including the Interest Account, the Principal Account, the Retirement Account and any additional Accounts and Subaccounts created therein.

        "DELAWARE TRUSTEE" shall mean M&T Trust Company of Delaware, a Delaware banking corporation, solely in its capacity as the trustee of the Issuer under the Trust Agreement.

        "DELAWARE TRUSTEE FEE" shall mean (a) the Delaware Trustee's initial setup fee plus the initial $2,500 annual fee and (b) an annual fee equal to $2,500, payable on each August Monthly Distribution Date, beginning on the August 2008 Monthly Distribution Date.

        "DEPARTMENT" shall mean the United States Department of Education, an agency of the Federal government.

        "DEPARTMENT REBATE FUND" shall mean the Fund by that name created in
Section 5.01(f) hereof and further described in Section 5.08 hereof, including any Accounts and Subaccounts created therein.

        "DEPARTMENT REBATE INTEREST AMOUNT" means, with respect to any date of determination, the greater of (a)(i) the expected amount of interest paid by borrowers on the Financed Student Loans first disbursed on or after April 1, 2006 that exceeds the Special Allowance Payment support levels applicable to such Financed Student Loans under the Higher Education Act since the prior Department Rebate Payment Date less (ii) the amount of accrued Interest Benefit Payments or Special Allowance Payments due to the Issuer since the prior Department Rebate Payment Date and (b) $0.00.

        "DEPARTMENT REBATE PAYMENT DATE" means the quarterly date that (i) the Department Rebate Interest Amount is due and payable to the Department or (ii) the Department offsets the Department Rebate Interest Amount from Interest Benefit Payments or Special Allowance Payments due to the Issuer.

        "DEPOSITOR" shall mean Nelnet Student Loan Funding, LLC, and its successors and assigns and any other Person or Persons as may become a Depositor pursuant to the terms of the Trust Agreement.

        "DERIVATIVE PRODUCT" shall mean any Derivative Product entered into subsequent to the Date of Issuance subject to the provisions of Section 3.03 hereof.

        "DERIVATIVE VALUE" shall mean the value of a Derivative Product, if any, to the Counterparty, provided that such value is defined and calculated in substantially the same manner as amounts are defined and calculated pursuant to the applicable provisions of an ISDA Master Agreement.

        "DETERMINATION DATE" shall mean, with respect to any Monthly Distribution Date, the second Business Day preceding such Monthly Distribution Date.

        "DISTRIBUTION DATE" shall mean (i) each Auction Rate Distribution Date and (ii) each Quarterly Distribution Date.

        "DTC" means The Depository Trust Company or its successors in interest.

        "ELIGIBLE LENDER" shall mean (i) Zions First National Bank, in its capacity as eligible lender trustee hereunder and under the terms of the Eligible Lender Trust Agreement, and (ii) any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to Eligible Loans made under the Higher Education Act.

        "ELIGIBLE LENDER TRUST AGREEMENT" shall mean the Eligible Lender Trust Agreement, dated as of August 1, 2007, between the Issuer and Zions First National Bank, as eligible lender trustee, as amended from time to time.

        "ELIGIBLE LOAN" shall mean any loan made to finance post-secondary education that is made under the Higher Education Act, provided that if, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including, without limitation, their benefits, any provisions, or the servicing thereof, are materially different from loans so authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute Eligible Loans unless a Rating Confirmation is obtained.

        "ELIGIBLE LOAN ACQUISITION CERTIFICATE" shall mean a certificate signed by an Authorized Representative in substantially the form attached as Exhibit A hereto.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "EUROCLEAR" shall mean the Euroclear System operated by Euroclear Bank S.A./N.V., or any successor thereto.

        "EVENT OF BANKRUPTCY" shall mean (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "EVENT OF DEFAULT" shall have the meaning specified in Article VI hereof.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "FINANCED" or "FINANCING" when used with respect to Eligible Loans, shall mean or refer to Eligible Loans (a) acquired by the Issuer with balances in the Acquisition Fund or otherwise deposited in or accounted for in the Acquisition Fund or otherwise constituting a part of the Trust Estate and (b) Eligible Loans substituted or exchanged for Financed Eligible Loans, but does not include Eligible Loans released from the lien of this Indenture and sold or transferred, to the extent permitted by this Indenture.

        "FISCAL YEAR" shall mean the fiscal year of the Issuer (initially January 1 to December 31) as established from time to time.

        "FITCH" shall mean Fitch Inc., its successors and assigns.

        "FOREIGN CLEARING SYSTEMS" means Euroclear or Clearstream.

        "FOUR-MONTH LIBOR" shall have the meaning ascribed to such term under the definition of "Three-Month LIBOR."

        "FUNDS" shall mean each of the Funds created pursuant to Section 5.01 hereof.

        "GLOBAL CERTIFICATE" means any Note registered in the name of a Clearing Agency or its nominee. Each Rule 144A Certificate or Regulation S Certificate shall constitute a "Global Certificate."

        "GUARANTEE" or "GUARANTEED" shall mean, with respect to an Eligible Loan, the insurance or guarantee by a Guaranty Agency pursuant to such Guaranty Agency's Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Eligible Loan allowed by the terms of the Higher Education Act with respect to such Eligible Loan at the time it was originated and the coverage of such Eligible Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to such Guaranty Agency for payments made by it on defaulted Eligible Loans insured or guaranteed by such Guaranty Agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular Eligible Loan.

        "GUARANTEE AGREEMENTS" shall mean a guaranty or lender agreement between the Trustee or the Eligible Lender Trustee and any Guaranty Agency, and any amendments thereto.

        "GUARANTY AGENCY" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the Trustee or the Eligible Lender Trustee maintains a Guarantee Agreement.

        "HIGHER EDUCATION ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins and guidelines promulgated from time to time thereunder.

        "HIGHEST PRIORITY OBLIGATIONS" shall mean at any time when Class A Obligations are Outstanding, the Class A Obligations, and at any time when no Class A Obligations are Outstanding, the Class B Notes.

        "INDENTURE" shall mean this Indenture of Trust, including all supplements and amendments hereto.

        "INDEPENDENT" shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons; (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons; and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

        "INDEPENDENT CERTIFICATE" shall mean a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of this Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

        "INDEX MATURITY" shall mean (i) for Three-Month LIBOR, three months and
(ii) for Four-Month LIBOR, four months.

        "INDIVIDUAL NOTE" means any Note registered in the name of a Noteholder other than a Clearing Agency or its nominee.

        "INITIAL PARITY RATIO" shall mean the Parity Ratio as of the Date of Issuance.

        "INITIAL POOL BALANCE" shall mean the Pool Balance as of the Date of Issuance.

        "INSURANCE" or "INSURED" or "INSURING" shall mean, with respect to an Eligible Loan, the insuring by the Secretary (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of 100% of the principal of and accrued interest on such Eligible Loan.

        "INTEREST ACCOUNT" shall mean the Account by that name created in
Section 5.01(e) hereof within the Debt Service Fund and further described in
Section 5.07(a) hereof, including any Subaccounts created therein.

        "INTEREST ACCRUAL PERIOD" shall mean (a) with respect to each Class of the LIBOR Rate Notes, initially, the period commencing on the Date of Issuance and ending on December 25, 2007, and thereafter, with respect to each Quarterly Distribution Date, the period beginning on and including the immediately preceding Quarterly Distribution Date and ending on the day immediately preceding such current Quarterly Distribution Date and (b) with respect to the Auction Rate Notes, the period described as such in Appendix A hereto.

        "INTEREST BENEFIT PAYMENT" shall mean an interest payment on Eligible Loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

        "INTEREST DISTRIBUTION AMOUNT" shall mean the Class A-1L Noteholders' Interest Distribution Amount, the Class A-2L Noteholders' Interest Distribution Amount, the Class A-3L Noteholders' Interest Distribution Amount, the Class A-4AR-1 Noteholders' Interest Distribution Amount, the Class A-4AR-2 Noteholders' Interest Distribution Amount, the Class B-1 Noteholders' Interest Distribution Amount and the Class B-2 Noteholders' Interest Distribution Amount, as applicable.

        "INVESTMENT AGREEMENT" shall mean, collectively or individually as the context may require, any investment agreement approved by the Rating Agencies.

        "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

        "INVESTMENT SECURITIES" shall mean:

                (a) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

                (b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 12 months or less with any bank, trust company, national banking association or other depository institution, including those of the Trustee, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

                (c) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 24 months or less, but more than 12 months, with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated "A" or higher by S&P and "AA-" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

                (d) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of more than 24 months with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated "AA" or higher by S&P and "AA" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

                (e) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; the Export-Import Bank of the United States; the Federal National Mortgage Association; the Farmers Home Administration; Federal Home Loan Banks provided such obligation is rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

                (f) repurchase agreements and reverse repurchase agreements, other than overnight repurchase agreements and overnight reverse repurchase agreements, with banks, including the Trustee and any of its affiliates, which are members of the Federal Deposit Insurance Corporation or firms which are members of the Securities Investors Protection Corporation, in each case whose outstanding, unsecured debt securities are rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

                (g) overnight repurchase agreements and overnight reverse repurchase agreements at least 101% collateralized by securities described in subparagraph (a) of this definition and with a counterparty, including the Trustee and any of its affiliates, that has senior debt rated "AA" or higher by S&P and "AA-" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or a counterparty approved in writing by S&P, Moody's and Fitch, respectively;

                (h) investment agreements or guaranteed investment contracts, which may be entered into by and among the Issuer and/or the Trustee and any bank, bank holding company, corporation or any other financial institution, including the Trustee and any of its affiliates, whose outstanding (i) commercial paper is rated "A-1+" by S&P and "F1+" by Fitch for agreements or contracts with a maturity of 12 months or less and has the required ratings from Moody's corresponding to the duration of such investment set forth below; (ii) unsecured long-term debt is rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch for agreements or contracts with a maturity of 24 months or less, but more than 12 months and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or
        (iii) unsecured long-term debt which is rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch for agreements or contracts with a maturity of more than 24 months and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or, in each case, by an insurance company whose claims-paying ability is so rated;

                (i) "tax exempt bonds" as defined in Section 150(a)(6) of the Code, other than "specified private activity bonds" as defined in
        Section 57(a)(5)(C) of the Code, that are rated in the highest category by S&P and Fitch for long-term or short-term debt or shares of a so-called money market or mutual fund rated "AAAm/AAAm-G" or higher by S&P, and "AAA/F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, that do not constitute "investment property" within the meaning of Section 148(b)(2) of the Code, provided that the fund has all of its assets invested in obligations of such rating quality;

                (j) commercial paper, including that of the Trustee and any of its affiliates, which is rated in the single highest classification, "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, and which matures not more than 270 days after the date of purchase;

                (k) investments in a money market fund rated at least "AAAm" or "AAAm-G" by S&P, "Aaa" by Moody's and "AAA/V1+" by Fitch, including funds for which the Trustee or an affiliate thereof acts as investment advisor or provides other similar services for a fee;

                (l) any Investment Agreement; and

                (m) any other investment with a Rating Confirmation from each Rating Agency.

        Each Investment Security or the provider of such Investment Security (other than those described in paragraphs (a), (e), (k) and (l) of this definition) shall have the following Moody's long-term and or short-term ratings corresponding to the duration of such investment:

                   MAXIMUM MATURITY                      MINIMUM RATINGS

                 One Month                               "A2" or "Prime-1"
                 Three Months                            "A1" and "Prime-1"
                 Six Months                              "Aa3" and "Prime-1"
                 Greater than Six Months                 "Aaa" and "Prime-1"

        "ISDA MASTER AGREEMENT" shall mean the ISDA Master Agreement, copyright 1992, as amended from time to time, and as in effect with respect to any Derivative Product.

        "ISSUER" shall mean Nelnet Student Loan Trust 2007-2, a statutory trust organized and existing under the laws of the State, and any successor thereto.

        "ISSUER DERIVATIVE PAYMENT" shall mean any payment required to be made by or on behalf of the Issuer to a Counterparty pursuant to a Derivative Product.

        "ISSUER ORDER" shall mean a written order signed in the name of the Issuer by an Authorized Representative.

        "LIBOR" shall mean Three-Month LIBOR or Four-Month LIBOR, as applicable.

        "LIBOR DETERMINATION DATE" shall mean, for each Interest Accrual Period, the second Business Day before the beginning of that Interest Accrual Period.

        "LIBOR RATE NOTES" shall mean the Class A-1L Notes, the Class A-2L Notes and the Class A-3L Notes.

        "LIQUIDATED FINANCED ELIGIBLE LOAN" shall mean any defaulted Financed Eligible Loan liquidated by the Master Servicer or a Subservicer (which shall not include any Financed Eligible Loan on which payments are received from a Guaranty Agency) or which such Master Servicer's or Subservicer has, after using all reasonable efforts to realize upon such Financed Eligible Loan, determined to charge off.

        "LIQUIDATION PROCEEDS" shall mean, with respect to any Liquidated Financed Eligible Loan which became a Liquidated Financed Eligible Loan in accordance with the Master Servicer's or a Subservicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, net of the sum of any amounts expended by such Master Servicer or Subservicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan.

        "MASTER PROMISSORY NOTE" shall mean a Master Promissory Note in the form mandated by Section 432(m)(1) of the Higher Education Act, as added by Public Law No: 105-244 ss. 427, 112 Stat. 1702 (1998), as amended by Public Law No:
106-554 (enacted December 21, 2000) and as codified in 20 U.S.C. ss. 1082(m)(1).

        "MASTER SERVICER" shall mean National Education Loan Network, Inc. and any other master servicer or successor master servicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Confirmation as to each such other master servicer.

        "MASTER SERVICING AGREEMENT" shall mean (a) the Master Servicing Agreement, dated as of August 1, 2007, among the Issuer, the Depositor, the Administrator and the Master Servicer, as amended from time to time, and (b) any replacement master servicing agreement among the Issuer, the Administrator and any other Master Servicer.

        "MATURITY" when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Note Final Maturity Date, by earlier prepayment or purchase, by declaration of acceleration, or otherwise.

        "MINIMUM PURCHASE AMOUNT" shall mean, on any Quarterly Distribution Date, an amount that would be sufficient to (a) reduce the Outstanding Amount of each Class of Notes on such Quarterly Distribution Date to zero; (b) pay the Interest Distribution Amount due and payable on each Class of the Notes on such Quarterly Distribution Date; (c) pay any Servicing Fees and Carryover Servicing Fees, Administration Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees and Auction Agent Fees due and owing; (d) pay any Issuer Derivative Payments due and owing; and (e) in the case of Auction Rate Notes, pay any Carry-Over Amounts and interest on such amounts.

        "MONTHLY DISTRIBUTION DATE" shall mean the twenty-fifth day of each calendar month or, in the event such twenty-fifth day is not a Business Day, the next succeeding Business Day, commencing on September 25, 2007.

        "MOODY'S" shall mean Moody's Investors Service, Inc., its successors and assigns.

        "MPN LOAN" shall mean a loan originated pursuant to the Federal Family Education Loan Program and the Higher Education Act and evidenced by a Master Promissory Note.

        "NON-U.S. PERSON" shall mean a Person who is not a U.S. Person, as defined in Regulation S.

        "NOTE FINAL MATURITY DATE" for a Class of Notes or for any Note of such Class, as the context may require, shall mean the Class A-1L Maturity Date, the Class A-2L Maturity Date, the Class A-3L Maturity Date, the Class A-4AR-1 Maturity Date, the Class A-4AR-2 Maturity Date, the Class B-1 Maturity Date or the Class B-2 Maturity Date, as applicable.

        "NOTEHOLDER" shall mean, (a) with respect to a book-entry Note, the Person who is the owner of such book-entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency); and (b) with respect to Notes held in definitive form pursuant to
Section 2.09 hereof, the Person in whose name a Note is registered in the Note registration books of the Trustee.

        "NOTES" shall mean, collectively, the Class A Notes and the Class B
Notes.

        "OBLIGATIONS" shall mean, collectively, the Class A Obligations and the Class B Notes.

        "OPINION OF COUNSEL" shall mean (a) with respect to the Issuer one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Delaware Trustee, the Issuer, the Administrator, the Seller or an Affiliate of the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, as trustee, and shall be in form and substance satisfactory to the Trustee; and (b) with respect to the Seller, the Administrator, the Master Servicer or a Subservicer, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator, the Master Servicer or a Subservicer, which counsel shall be acceptable to the Trustee and the Delaware Trustee.

        "OPTIONAL PURCHASE DATE" shall have the meaning set forth in Section
10.03 hereof.

        "OUTSTANDING" shall mean, when used in connection with any Note, a Note which has been executed and delivered pursuant to this Indenture which at such time remains unpaid as to principal or interest, excluding Notes which have been replaced pursuant to Section 2.03 or 2.04 hereof and when used in connection with a Derivative Product, a Derivative Product which has not expired or been terminated, unless provision has been made for such payment pursuant to Section
10.02 hereof.

        "OUTSTANDING AMOUNT" shall mean, as of any date of determination, the aggregate principal amount of all Notes Outstanding or the applicable Class or Classes of Notes, as the case may be, Outstanding at such date of determination.

        "PARITY RATIO" shall mean, on any Quarterly Distribution Date, (a) the Pool Balance (including all accrued interest on the Financed Eligible Loans) plus the amounts on deposit in the Reserve Fund as of the end of the prior Collection Period divided by (b) the Outstanding Amount of the Notes, after giving effect to distributions to be made on that Quarterly Distribution Date. The Parity Ratio shall be calculated by the Administrator and certified to the Trustee upon which the Trustee may conclusively rely with no duty to further examine or determine such information.

        "PERSON" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency, or political subdivision thereof.

        "POOL BALANCE" shall mean as of any date (a) the aggregate principal balance of the Financed Eligible Loans on such date (including accrued interest thereon to the extent such interest is expected to be capitalized), after giving effect to the following, without duplication: (i) all payments received by the Issuer through such date from or on behalf of obligors on such Financed Eligible Loans; (ii) all Purchase Amounts on Financed Eligible Loans received by the Issuer through such date from the Seller, the Master Servicer or a Subservicer;
(iii) all Liquidation Proceeds and Realized Losses on Financed Eligible Loans liquidated through such date; (iv) the aggregate amount of adjustments to balances of Financed Eligible Loans permitted to be effected by the Master Servicer or a Subservicer under the Master Servicing Agreement or its related Subservicing Agreement, if any, recorded through such date; and (v) the aggregate amount by which reimbursements by Guarantee Agencies of the unpaid principal balance of defaulted Financed Eligible Loans through such date are reduced from 100% to 97%, or other applicable percentage as required by the risk sharing provisions of the Higher Education Act; plus (b) moneys on deposit in the Capitalized Interest Fund and the Prefunding Account of the Acquisition Fund (excluding amounts that will become Available Funds on the next Monthly Distribution Date). The Pool Balance shall be calculated by the Administrator and certified to the Trustee, upon which the Trustee may conclusively rely with no duty to further examine or determine such information.

        "PREFUNDING ACCOUNT" shall mean the Account by that name created in
Section 5.01(a) hereof within the Acquisition Fund and further described in
Section 5.02 hereof, including any Subaccounts created therein.

        "PRINCIPAL ACCOUNT" shall mean the Account by that name created in
Section 5.01(e) hereof within the Debt Service Fund and further described in
Section 5.07(b) hereof, including any Subaccounts created therein.

        "PRINCIPAL DISTRIBUTION AMOUNT" shall mean, as determined by the Administrator, (a) with respect to the initial Quarterly Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance as of the last day of the Collection Period immediately preceding such initial Quarterly Distribution Date; and (b) with respect to each subsequent Quarterly Distribution Date, the excess of (i) the Adjusted Pool Balance as of the last day of the Collection Period immediately preceding the prior Quarterly Distribution Date, less (ii) the Adjusted Pool Balance as of the last day of the Collection Period immediately preceding such Quarterly Distribution Date, plus the amount, if any, of the Principal Distribution Amount due on the prior Quarterly Distribution Date that was not paid. Further, on the Note Final Maturity Date for a Class of Notes, the Principal Distribution Amount on that date also shall include the amount needed to reduce the Outstanding Amount of such Class of Notes to zero.

        "PRINCIPAL OFFICE" shall mean the principal office of the party indicated, as set forth in Section 9.01 hereof or elsewhere in this Indenture.

        "PRIORITY TERMINATION PAYMENT" shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, as the non-defaulting party, following (i) a default in the payment of a regularly scheduled payment by the Issuer thereunder, (ii) the occurrence of an Event of Default specified in Section 6.01(d) hereof or (iii) the Trustee's taking any action hereunder to liquidate the Trust Estate following an Event of Default and acceleration of the Notes pursuant to Section
6.04 hereof.

        "PROGRAM" shall mean the Depositor's program for the origination and the purchase of Eligible Loans, as the same may be modified from time to time.

        "PRO RATA PORTION" shall mean a percentage determined by dividing the Outstanding Amount of the Class of the Auction Rate Notes proposed to be redeemed or paid (less, with respect to such Class of the Auction Rate Notes proposed to be redeemed or paid, any amounts in the Retirement Account of the Debt Service Fund) by the Outstanding Amount of all of the Notes (less any amounts in the Retirement Account of the Debt Service Fund).

        "PRO RATA MINIMUM PURCHASE AMOUNT" shall have the meaning ascribed to such term in and Section 2.04 of Appendix A thereto with respect to the Auction Rate Notes.

        "PURCHASE AMOUNT" with respect to any Financed Eligible Loan shall mean the amount required to prepay in full such Financed Eligible Loan under the terms thereof including all accrued interest thereon and any unamortized premium, it being acknowledged that any accrued and unpaid Interest Benefit Payments or Special Allowance Payments will continue to be payable to the Trustee and constitute part of the Trust Estate.

        "QUALIFIED INSTITUTIONAL BUYER" means a "qualified institutional buyer" within the meaning of Rule 144A.

        "QUARTERLY DISTRIBUTION DATE" shall mean the twenty-fifth (25th) day of March, June, September and December or, if such day is not a Business Day, the immediately succeeding Business Day, commencing on December 26, 2007.

        "RATING" shall mean one of the rating categories of Fitch, Moody's and S&P or any other Rating Agency, provided Fitch, Moody's and S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

        "RATING AGENCY" shall mean each of Fitch, Moody's and S&P and their successors and assigns or any other rating agency requested by the Issuer to maintain a Rating on any of the Notes.

        "RATING CONFIRMATION" shall mean a letter from each Rating Agency then providing a Rating for any of the Notes, confirming that a proposed action, failure to act, or other event specified therein will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend, withdraw or qualify the Ratings then applicable to the Notes.

        "REALIZED LOSS" shall mean the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Financed Eligible Loan over Liquidation Proceeds with respect to such Financed Eligible Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

        "RECORD DATE" shall mean, with respect to a Distribution Date, the close of business on the day preceding such Distribution Date.

        "REDEMPTION DATE" shall mean the date established pursuant to this Indenture for the redemption of Notes.

        "REFERENCE BANKS" shall mean, with respect to a determination of LIBOR for any Interest Accrual Period by the Administrator or the Auction Agent, as applicable, four major banks in the London interbank market selected by the Administrator or the Auction Agent, as applicable.

        "REGISTERED OWNER" shall mean any Noteholder, and, with respect to a Derivative Product, any Counterparty, unless the context otherwise requires.

        "REGULATION S" means Regulation S promulgated under the Securities Act.

        "REGULATION S CERTIFICATE" means a Regulation S global registered note certificate representing Notes sold to Non-U.S. Persons outside the United States of America in reliance on Regulation S.

        "REGULATIONS" shall mean the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Eligible Loans.

        "RESERVE FUND" shall mean the Fund by that name created in Section 5.01(g) hereof and further described in Section 5.05 hereof, including any Accounts and Subaccounts created therein.

        "RETIREMENT ACCOUNT" shall mean the Account by that name created in
Section 5.01(e) hereof within the Debt Service Fund and further described in
Section 5.07(c) hereof, including any Subaccounts created therein.

        "RULE 144A" means Rule 144A promulgated under the Securities Act.

        "RULE 144A CERTIFICATE" means a Rule 144A global registered note certificate representing Notes sold in reliance on Rule 144A.

        "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof under the Higher Education Act.

        "SECURITIES LEGEND" "THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (A) PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (B) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT; (C) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) PURSUANT TO A VALID REGISTRATION STATEMENT.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY."

        "SELLER" shall mean Nelnet Student Loan Funding, LLC, and its successors and assigns.

        "SENIOR PARITY RATIO" shall mean, on any Quarterly Distribution Date,
(a) the Pool Balance (including all accrued interest on the Financed Eligible Loans) plus the amounts on deposit in the Reserve Fund as of the end of the prior Collection Period divided by (b) the Outstanding Amount of the Class A Notes, after giving effect to distributions to be made on that Quarterly Distribution Date. The Senior Parity Ratio shall be calculated by the Administrator and certified to the Trustee upon which the Trustee may conclusively rely with no duty to further examine or determine such information.

        "SERVICER'S REPORT" shall mean the servicer reports to be furnished to the Issuer by the Master Servicer or a Subservicer pursuant to the Master Servicing Agreement or its related Subservicing Agreement.

        "SERVICING FEE" shall mean the fees and expenses due to the Master Servicer and any Subservicer under the terms of the Master Servicing Agreement or its related Subservicing Agreement and the fees and expenses due to any custodian under the terms of a Custodian Agreement.

        "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "SPECIFIED RESERVE FUND BALANCE" shall mean, with respect to any Quarterly Distribution Date, the greater of (a) 0.25% of the Pool Balance as of the close of business on the last day of the preceding Collection Period; and
(b) 0.15% of the Initial Pool Balance, provided that in no event will such balance exceed the sum of the Outstanding Amount of the Notes and provided further, that such Specified Reserve Fund Balance may be reduced with a Rating Confirmation. The Specified Reserve Fund Balance shall be calculated by the Administrator and certified to the Trustee, upon which certification the Trustee may conclusively rely with no duty to further examine or determine such information.

        "STATE" shall mean the State of Delaware.

        "STEPDOWN DATE" shall mean the earlier to occur of (a) the September 2013 Quarterly Distribution Date and (b) the first date on which all of the Class A Notes are no longer Outstanding.

        "STUDENT LOAN PURCHASE AGREEMENT" shall mean, collectively or individually as the context may require, (a) the Loan Purchase Agreement, dated as of August 1, 2007, between the Issuer and the Seller and (b) each additional student loan purchase agreement entered into between the Issuer and the Seller for the purchase of Eligible Loans which constitute "add-on consolidation loans."

        "SUBACCOUNT" shall mean any of the subaccounts which may be created and established within any Account by this Indenture.

        "SUBSERVICER" shall mean Nelnet, Inc., and any other additional subservicer or successor subservicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Confirmation as to each such other subservicer.

        "SUBSERVICING AGREEMENT" shall mean, collectively or individually as the context may require, (a) the Nelnet, Inc. Subservicing Agreement, dated as of August 1, 2007, between the Master Servicer and Nelnet, Inc., as subservicer; and (b) any subservicing agreement between the Master Servicer and any other Subservicer.

        "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

        "TELERATE PAGE 3750" shall mean the display page so designated on the Telerate Service or its successor or assign (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "TERMINATION PAYMENT" shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, as the non-affected party or non-defaulting party, after the occurrence of a termination event or event of default specified in such Derivative Product, including any Priority Termination Payment.

        "THREE-MONTH LIBOR" or "FOUR-MONTH LIBOR" shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in U.S. dollars having the applicable Index Maturity as it appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Administrator. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the applicable Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator or the Trustee, as applicable, will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator or the Trustee, as applicable, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the applicable Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR or Four-Month LIBOR, as the case may be, in effect for the applicable Interest Accrual Period will be Three-Month LIBOR or Four-Month LIBOR, as the case may be, in effect for the previous Interest Accrual Period.

        "TRIGGER EVENT" shall mean, on any Quarterly Distribution Date while any of the Class A Notes are Outstanding, that (a) the Outstanding Amount of the Notes, after giving effect to distributions to be made on that Quarterly Distribution Date, would exceed the Pool Balance plus amounts on deposit in the Reserve Fund as of the end of the preceding Collection Period or (b) the Financed Eligible Loans have not been sold pursuant to Section 10.03 or 10.04 hereof when permitted or required herein.

        "TRUST AGREEMENT" shall mean the Trust Agreement, dated as of August 1, 2007, by and between the Depositor and the Delaware Trustee, as may be amended pursuant to the terms thereof.

        "TRUST AUCTION DATE" shall have the meaning set forth in Section 10.04 hereof.

        "TRUST ESTATE" shall mean the property described as such in the granting clauses hereto.

        "TRUSTEE" shall mean Zions First National Bank, acting in its capacity as Trustee under this Indenture, or any successor trustee designated pursuant to this Indenture.

        "TRUSTEE FEE" shall mean an amount equal to the annual amount set forth in the Trustee Fee Letter, dated August 1, 2007. Such fee shall be in satisfaction of the Trustee's compensation as trustee under this Indenture and as eligible lender trustee under the Eligible Lender Trust Agreement.

        "U.S. PERSON" shall have the meaning assigned to such term in Regulation S.

        Words importing the masculine gender include the feminine gender, and words importing the feminine gender include the masculine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture.

                                   ARTICLE II

                         NOTE DETAILS AND FORM OF NOTES

        SECTION 2.01. NOTE DETAILS. The Notes, together with the Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

        The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Representatives executing such Notes, as evidenced by their execution of such Notes.

        Each Note shall be dated the Date of Issuance. The terms of the Notes set forth in Exhibit B hereto are part of the terms of this Indenture.

        SECTION 2.02. EXECUTION, AUTHENTICATION AND DELIVERY OF NOTES. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of an Authorized Representative. Any Note may be signed (manually or by facsimile) or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office or position, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office or position.

        The Trustee shall upon Issuer Order authenticate and deliver Notes for original issue in an aggregate principal amount of $1,500,000,000. The aggregate principal amount of Notes Outstanding at any time may not exceed such amount except as provided in Section 2.04 hereof.

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

        Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in Authorized Denominations.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication in accordance with Section 2.05 hereof.

        Each Class of Notes will be initially issued in Book-Entry Form and will be represented by a book-entry note certificate deposited on the Date of Issuance with Zions First National Bank, as custodian for the initial Clearing Agency and registered in the name of "Cede & Co." as initial nominee for the initial Clearing Agency.

        SECTION 2.03. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; PERSONS TREATED AS REGISTERED OWNERS. The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Trustee which is hereby appointed the transfer agent of the Issuer for the Notes. Notwithstanding such appointment and with the prior written consent of the Issuer, the Trustee is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Notes. Upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same Note Final Maturity Date.

        Notes may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of fully registered Notes of the same Class, interest rate and Note Final Maturity Date in Authorized Denominations. The Issuer shall execute and the Trustee shall authenticate and deliver Notes which the Registered Owner making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any Authorized Denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such fully registered Note.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to
Section 2.07 hereof.

        SECTION 2.04. LOST, STOLEN, DESTROYED AND MUTILATED NOTES. Upon receipt by the Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Note, if mutilated, (a) the Issuer shall execute, and the Trustee shall authenticate and deliver, a replacement Note of the same Class, interest rate, Note Final Maturity Date and denomination in lieu of such lost, stolen, destroyed or mutilated Note or (b) if such lost, stolen, destroyed or mutilated Note shall have matured or within 15 days shall be due and payable, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The applicant for any such new Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

        SECTION 2.05. TRUSTEE'S AUTHENTICATION CERTIFICATE. The Trustee's authentication certificate upon any Notes shall be substantially in the form attached to the Notes. No Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder. The Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer or signatory of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Notes issued hereunder.

        SECTION 2.06. CANCELLATION AND DESTRUCTION OF NOTES BY THE TRUSTEE. Whenever any Outstanding Notes shall be delivered to the Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section
2.03 hereof, such Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Trustee and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Trustee to the Issuer.

        SECTION 2.07. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Issuer may execute and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note shall be executed by the Issuer and be authenticated by the

Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

        SECTION 2.08. ISSUANCE OF NOTES. The Issuer shall have the authority, upon complying with the provisions of this Article, to issue and deliver the Notes which shall be secured by the Trust Estate. In addition, the Issuer may enter into any Derivative Products it deems necessary or desirable with respect to any or all of the Notes.

        SECTION 2.09. DEFINITIVE NOTES. If (a) the Administrator advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities with respect to the Notes, and the Administrator is unable to locate a successor; (b) the Administrator at its option, with the consent of the applicable Clearing Agency Participants, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (c) after the occurrence of an Event of Default, or a default by the Master Servicer, a Subservicer or the Administrator under the Master Servicing Agreement, its related Servicing Agreement or the Administration Agreement, respectively, Noteholders representing Beneficial Ownership Interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Clearing Agency (which shall then notify the Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Noteholders and the applicable Clearing Agency Participants consent to the termination of the book-entry system through the Clearing Agency, then the Trustee shall cause the Clearing Agency to notify all Noteholders, through the Clearing Agency, of the occurrence of any such event and of the availability of definitive Notes to Noteholders requesting the same. Upon surrender to the Trustee of the typewritten Notes representing the book-entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of definitive Notes, the Trustee shall recognize the holders of the definitive Notes as Registered Owners.

        Upon acquisition or transfer of a definitive Note by, for or with the assets of, a Benefit Plan, such Noteholder shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in:
(a) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (b) in the case of a Benefit Plan subject to a substantially similar law, a non-exempt violation of such substantially similar law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect. By acceptance of a definitive Note, whether upon original issuance or subsequent transfer, each holder of such a Note acknowledges the restrictions on the transfer of such Note set forth in the Securities Legend and agrees that it will transfer such a Note only as provided herein.

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

        SECTION 2.10. PAYMENT OF PRINCIPAL AND INTEREST.

                (a) The LIBOR Rate Notes shall accrue interest as provided in the forms of the Class A-1L Notes, the Class A-2L Notes and the Class A-3L Notes set forth in Exhibits B-1, B-2 and B-3, respectively, hereto. The Auction Rate Notes shall accrue interest as provided in Appendix A hereto and as provided in the forms of the Class A-4AR-1 Notes, the Class A-4AR-2 Notes, the Class B-1 Notes and the Class B-2 Notes set forth in Exhibits B-4, B-5, B-6 and B-7 hereto. Such interest shall be payable with respect to each Class of Notes on its applicable Distribution Date as specified in Section 5.07 hereof, subject to
        Section 4.01 hereof. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to Section 2.09 hereof, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on the applicable Distribution Date or on the Note Final Maturity Date for such Note which shall be payable as provided below. The amount of interest distributable to Noteholders of the LIBOR Rate Notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the Interest Accrual Period to the principal amount of $1,000, multiplying that product by the actual number of days in the Interest Accrual Period divided by 360, and rounding the resulting percentage figure to the fifth decimal point. The amount of interest distributable to Noteholders of the Auction Rate Notes will be calculated as set forth in Appendix A hereto. The terms of and definitions related to the Auction Rate Notes are found in Article I hereof and Appendix A hereto.

                (b) The principal of each Note shall be payable in installments on each applicable Distribution Date as provided in Section 5.07 hereof. Notwithstanding the foregoing, the entire unpaid principal amount of each Class of Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such Class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Trustee or the Registered Owners of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in
        Section 6.02 hereof. The Trustee shall notify the Person in whose name a
        Note is registered on or prior to the close of business on the Record Date preceding the applicable Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

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

        SECTION 2.11. REDEMPTION OF THE NOTES.

                (a) OPTIONAL REDEMPTION OF AUCTION RATE NOTES. Each Class of the Auction Rate Notes is subject to redemption at the option of the Issuer, from any source of funds (other than from a sale of a Pro rata Portion of the Financed Eligible Loans pursuant to Section 2.04 of Appendix A hereto), in whole or in part, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

                (b) OPTIONAL REDEMPTION OF AUCTION RATE NOTES FROM THE SALE OF FINANCED ELIGIBLE LOANS. Subject to the provisions of subsection (g) of this Section, upon a sale of a Pro rata Portion of the Financed Eligible Loans as provided in Section 2.04 of Appendix A hereto, each Class of the Auction Rate Notes is subject to redemption, in whole only, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes from the proceeds of such sale of a Pro rata Portion of the Financed Eligible Loans, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

                (c) MANDATORY REDEMPTION OF AUCTION RATE NOTES. Each Class of the Auction Rate Notes is subject to mandatory redemption, in whole or in part, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes and for which notice can be given pursuant to subsection (e) of this Section, each at a redemption price equal to the principal balance being redeemed plus accrued interest, if any (but not including any Carry-Over Amounts, if any, except to the extent such Carry-Over Amounts is payable on such Auction Rate Distribution Date pursuant to Section 5.04 hereof), to such Auction Rate Distribution Date from amounts transferred to the Retirement Account of the Debt Service Fund representing Principal Distribution Amount or representing amounts transferred from the Collection Fund pursuant to Section 5.04(c)(xiv) hereof.

                (d) OPTIONAL REDEMPTION FROM SALE OF FINANCED ELIGIBLE LOANS. The Notes shall be subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 hereof on any Quarterly Distribution Date.

                (e) NOTICE OF REDEMPTION AND PURCHASE. Notice of redemption with respect to a Class of the Auction Rate Notes shall be given by the Trustee by first class mail, postage prepaid, mailed no later than 10 days prior to the Redemption Date to the Registered Owners of the Auction Rate Notes to be redeemed at the address of such Registered Owner appearing in the note register; but neither failure to give such notice nor any defect in any notice so given shall affect the validity of the proceedings for redemption of any Auction Rate Note not affected by such failure or defect. So long as any such Class of the Auction Rate Notes are maintained in book-entry form, the Trustee shall treat the Clearing Agency as the sole Registered Owner of such Class of the Auction Rate Notes. All notices of redemption shall state (i) the Redemption Date, (ii) the redemption price, (iii) the name (including

        Class designation), the Note Final Maturity Date and CUSIP number of each of the Auction Rate Notes to be redeemed, (iv) the principal amount of Auction Rate Notes of such Class to be redeemed, and, if less than all Outstanding Auction Rate Notes of a Class are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Auction Rate Notes to be redeemed, (v) that, on the Redemption Date, the redemption price on each such Auction Rate Note will become due and payable and that interest on each such Auction Rate Note shall cease to accrue on and after such date and (vi) the place or places where such Auction Rate Notes are to be surrendered for payment of the redemption price thereof. Within 60 days after any Redemption Date, a second notice of redemption shall be given by the Trustee, in the manner described above, to the Registered Owner of an Auction Rate Note that was not presented for redemption within 30 days after the Redemption Date. Following provision of notice, the redemption price will become due and payable on the Redemption Date, and interest shall cease to accrue on the Auction Rate Notes to be redeemed. Upon surrender of any such Auction Rate Note for redemption in accordance with such notice, such Auction Rate Note shall be paid at the redemption price. If any Auction Rate Note called for redemption shall not be so paid upon surrender thereof for redemption, the redemption price and, to the extent lawful, interest thereon shall, until paid, bear interest from the Redemption Date at the interest rate borne by the Auction Rate Note on the Redemption Date.

               Any Auction Rate Note which is to be redeemed only in part shall be surrendered to the Trustee (with, if the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner thereof or his, her or its attorney duly authorized in writing) and an Authorized Representative shall execute and the Trustee shall authenticate and deliver to the Registered Owner of such Auction Rate Note, without service charge (such charge to be paid by the Issuer), a new Auction Rate Note or Auction Rate Notes of any Authorized Denomination or Authorized Denominations, in aggregate outstanding principal balance equal to the unredeemed portion of the principal of the Auction Rate Note so surrendered. Any Auction Rate Note with respect to which a partial distribution of principal is made shall remain Outstanding in the then current outstanding principal balance. The Trustee shall retain a record of the outstanding principal balance of each Auction Rate Note any portion of the principal of which has been distributed.

               Not less than two Business Days prior to each Quarterly Distribution Date on which principal reduction payments will be made on a Class of the LIBOR Rate Notes or on which a Class of the LIBOR Rate Notes is to be redeemed, the Trustee shall cause notice of any reduction or redemption to be given by mailing a copy of the notice by first class mail to the Administrator and Registered Owners of the Class of the LIBOR Rate Notes designated for reduction or redemption, in whole or in part, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of such LIBOR Rate Notes.

                (f) SELECTION OF NOTES FOR REDEMPTION. If less than all of the Outstanding Notes of a Class of the Auction Rate Notes are to be redeemed pursuant to this Section, the particular Auction Rate Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Auction Rate Notes in an Authorized Denomination.

                (g) RESTRICTIONS ON THE REDEMPTION OF CLASS B NOTES. Class B Notes may not be redeemed pursuant to subsection (b) hereof until all of the Class A Notes are no longer Outstanding hereunder; provided, however, Class B Notes may be redeemed at any time when any Class A Notes are Outstanding hereunder if the following conditions have been met:

                        (i) the Parity Ratio is at least equal to 101% or such
                other percentage for which a Rating Confirmation has been received by the Issuer and the Trustee, after giving effect to the proposed redemption of the Class B Notes; and

                        (ii) the Senior Parity Ratio is at least equal to 104%
                or such other percentage for which a Rating Confirmation has been received by the Issuer and the Trustee, after giving effect to the proposed redemption of the Class B Notes.

        SECTION 2.12. BOOK-ENTRY NOTES

                (a) Subject to paragraph (d) of this Section, the Registered Owner of all Notes shall be a Clearing Agency, and the Notes shall be registered in the name of the nominee for such Clearing Agency.

                (b) The Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Notes for each Class thereof in the aggregate Outstanding Amount of such Class. Upon initial issuance, the ownership of each such Note shall be registered in the registration books kept by the Trustee in the name of the nominee of the applicable Clearing Agency. The Trustee and the Issuer may treat the applicable Clearing Agency, or its nominee, as the sole and exclusive owner of such Class of the Notes registered in its name for the purposes of (i) payment of the principal or redemption price of and interest on such Class of the Notes; (ii) selecting such Class of the Notes or portions thereof to be redeemed; (iii) giving any notice permitted or required to be given to Noteholders under this Indenture; (iv) registering the transfer of such Class of the Notes; and (v) obtaining any consent or other action to be taken by Noteholders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in paragraph
        (d) of this Section). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Clearing Agency Participant, any Beneficial Owner of such Class of the Notes or any other Person claiming a Beneficial Ownership Interest in such Class of the Notes under or through a Clearing Agency or any Clearing Agency Participant thereof, or any other Person which is not shown on the registration books as being a Noteholder, with respect to the accuracy of any records maintained by a

        Clearing Agency or any Clearing Agency Participant thereof, the payment to a Clearing Agency of any amount in respect of the principal or redemption price of or interest on such Class of the Notes; any notice which is permitted or required to be given to Noteholders under this Indenture; the selection by a Clearing Agency or any Clearing Agency Participant thereof of any Person to receive payment in the event of a partial redemption of such Class of the Notes; or any consent given or other action taken by a Clearing Agency as a Noteholder. The Trustee shall pay all principal and redemption price of and interest on such Class of the Notes only to or upon the order of the applicable Clearing Agency, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to the principal, purchase price or redemption price of and interest on such Class of the Notes to the extent of the sum or sums so paid. Except as provided in paragraph (d) of this Section, no Person other than a Clearing Agency shall receive an authenticated Note of such Class evidencing the obligation of the Issuer to make payments of principal or redemption price and interest pursuant to this Indenture. Upon delivery by a Clearing Agency to the Trustee of written notice to the effect that such Clearing Agency has determined to substitute a new nominee in place of the preceding nominee, the Notes will be transferable to such new nominee in accordance with paragraph (g) of this Section.

                (c) The Notes may be offered and/or sold only to Qualified Institutional Buyers in reliance on Rule 144A or, with respect to the LIBOR Rate Notes, to a Non-U.S. Person outside the United States of America in reliance on Regulation S, as applicable. Except as otherwise provided in this Section, Notes of each Class sold to Qualified Institutional Buyers in reliance on Rule 144A will be represented by interests in a Rule 144A global registered note certificate (a "Rule 144A Certificate") and Notes of each Class sold to Non-U.S. Person outside the United States of America in reliance on Regulation S will be represented by a Regulation S global registered note certificate (a "Regulation S Certificate") for each Note Final Maturity Date. The Rule 144A Certificates will be deposited on the Date of Issuance with the Trustee, as custodian for DTC (the "DTC Custodian") and registered in the name of Cede & Co. as initial nominee for DTC. The aggregate principal amount of the Rule 144A Certificate representing a Class of the Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided. The Regulation S Certificates will be deposited on the Date of Issuance with the DTC Custodian and registered in the name of Cede & Co. as initial nominee for DTC for the accounts of Euroclear, and Clearstream. The aggregate principal amount of the Regulation S Certificate representing a Class of the LIBOR Rate Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided. At all times, there will be only one Rule 144A Certificate and one Regulation S Certificate for each Class of the LIBOR Rate Notes, and one Rule 144A Certificate for each Class of the Auction Rate Notes. At all times, the entire Outstanding Amount of each Class of the LIBOR Rate Notes will be allocated among the corresponding Rule 144A Certificate and Regulation S Certificate. At all times, the entire Outstanding Amount of each class of the Auction Rate Notes will be allocated to the corresponding Rule 144A Certificate. Any Notes sold to Qualified Institutional Buyers who are U.S. Persons and are not affiliates of the Issuer pursuant to Rule 144A will be issued as Rule 144A Certificates. Any LIBOR Rate Notes sold to Non-U.S. Persons pursuant to Regulation S will be issued as Regulation S Certificates.

                (d) A Clearing Agency may determine to discontinue providing its services with respect to a Class of the Notes at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Issuer may determine that a Clearing Agency is incapable of discharging its responsibilities and may so advise such Clearing Agency. In either such event, the Issuer shall use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Clearing Agency), the Issuer and the Trustee shall be obligated to deliver Individual Notes representing such Class of the Notes in accordance with paragraph (g) of this Section. In the event Individual Notes representing a Class of the Notes are issued, the provisions of this Indenture shall apply to such Individual Notes in all respects, including, among other things, the transfer and exchange of such Class of the Notes and the method of payment of principal or redemption price of and interest on such Class of the Notes. Whenever a Clearing Agency requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with such Clearing Agency in taking appropriate action after reasonable notice (i) to make available one or more separate Individual Notes representing such Class of the Notes to any Clearing Agency Participant having such Class of the Notes credited to its account with the Clearing Agency, or (ii) to arrange for another securities depository to maintain custody of the Individual Notes representing such Class of the Notes.

                (e) Notwithstanding any other provision of this Indenture to the contrary, so long as any Note is registered in the name of the nominee of a Clearing Agency, all payments with respect to the principal or redemption price of and interest on such Note and all notices with respect to such Note shall be made and given, respectively, to such Clearing Agency as provided in its letter of representations or other such instruction letter.

                (f) In connection with any notice or other communication to be provided to Noteholders pursuant to this Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Noteholders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the applicable Clearing Agency notice of such record date not less than 15 calendar days in advance of such record date (or such longer time as may be required by such Clearing Agency) to the extent possible. Such notice to such Clearing Agency shall be given only when such Clearing Agency is the sole Noteholder.

                (g) In the event that any transfer or exchange of Notes is permitted under paragraph (b) or (d) of this Section, such transfer or exchange shall be accomplished upon receipt by the Trustee from the Noteholder thereof of the Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event Individual Notes representing a Class of the Notes are issued to Noteholders other than the nominee of the applicable Clearing Agency, or another securities depository as Noteholder of all the Notes of such Class, the provisions of this Indenture shall also apply to, among other things, the printing of such Individual Notes and the methods of payment of principal or redemption price of and interest on such Individual Notes representing such Class of the Notes.

        SECTION 2.13. NOTICES TO CLEARING AGENCY. Whenever a notice or other communication is required under this Indenture to be given to Noteholders, unless and until Definitive Notes shall have been issued to Noteholders pursuant to Section 2.09 hereof, the Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

        SECTION 2.14. TRANSFER RESTRICTIONS.

                (a) Each person who is or who becomes a Beneficial Owner of a Note shall be deemed by the acceptance or acquisition of such Beneficial Ownership Interest to have agreed to be bound by the provisions of this Section. No Beneficial Ownership Interest in a Note may be transferred, unless the proposed transferee shall have delivered to the Issuer and the Trustee any of (i) evidence satisfactory to them that such Note has been registered under the Securities Act and has been registered or qualified under all applicable state securities laws to the reasonable satisfaction of the Issuer; (ii) an express agreement substantially in the form of the Investment Letter attached as Exhibit E hereto for Qualified Institutional Buyers by the proposed transferee to be bound by and to abide by the provisions of this Section and the restrictions noted in such Investment Letter; provided that compliance with the provisions of this clause (ii) shall be deemed to have been satisfied if the proposed transferee is listed in the latest available S&P Rule 144A list of Qualified Institutional Buyers or other industry recognized subscriber services listing Qualified Institutional Buyers or (iii) evidence that such Note has been sold outside the United States to persons (other than U.S. Persons) in offshore transactions pursuant to the requirements of Regulation S.

                (b) The Issuer will, upon the request of any Beneficial Owner of any Note, which Beneficial Owner is a Qualified Institutional Buyer, provide such Beneficial Owner, and any Qualified Institutional Buyer designated by such Beneficial Owner, such financial and other information as such Beneficial Owner may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such time as the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                (c) Notwithstanding any provision to the contrary herein, so long as a Global Certificate is held by or on behalf of DTC, transfers of a Global Certificate, in whole or in part, shall only be made in accordance with Section 2.12(c) and this subsection (c).

                        (i) GLOBAL CERTIFICATES. Subject to paragraphs (ii),
                (iii) and (iv) of this subsection (c), transfers of a Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                        (ii) RULE 144A CERTIFICATE TO REGULATION S CERTIFICATE.
                If a holder of a Beneficial Ownership Interest in a Rule 144A Certificate representing a Class of the Notes wishes at any time to exchange its interest in such Rule 144A Certificate for an interest in the corresponding Regulation S Certificate, or to transfer its interest in such Rule 144A Certificate to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Certificate, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream or DTC, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent Beneficial Ownership Interest in the Regulation S Certificate. Upon receipt by the Trustee, as note registrar, of:

                                (A) instructions given in accordance with
                        Euroclear, Clearstream or DTC's procedures, as the case may be, from a Clearing Agency Participant to instruct DTC to cause to be credited a Beneficial Ownership Interest in the Regulation S Certificate in an amount equal to the Beneficial Ownership Interest in the Rule 144A Certificate to be exchanged or transferred; and

                                (B) a written order given in accordance with
                        DTC's procedures containing information regarding the participant account of DTC and the Euroclear and Clearstream account to be credited with such increase;

                then the Trustee, as note registrar, will instruct DTC to (1) reduce the principal amount of the Rule 144A Certificate and increase the principal amount of the Regulation S Certificate by the aggregate principal amount of the Beneficial Ownership Interest in the Rule 144A Certificate to be exchanged or transferred, and (2) credit or cause to be credited to the account of the Person specified in such instructions a Beneficial Ownership Interest in the Regulation S Certificate equal to the reduction in the principal amount of the Rule 144A Certificate.

                        (iii) REGULATION S CERTIFICATE TO RULE 144A CERTIFICATE.
                If a holder of a Beneficial Ownership Interest in a Regulation S Certificate representing a Class of the LIBOR Rate Notes wishes at any time to exchange its interest in such Regulation S Certificate for an interest in a Rule 144A Certificate or to transfer its interest in such Regulation S Certificate to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Certificate, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream or DTC, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent Beneficial Ownership Interest in the Rule 144A Certificate. Upon receipt by the Trustee, as note registrar, of:

                                (A) instructions given in accordance with DTC's
                        procedure from a Clearing Agency Participant to instruct Euroclear or Clearstream to cause to be credited a Beneficial Ownership Interest in the Rule 144A Certificate equal to the Beneficial Ownership Interest in the Regulation S Certificate to be exchanged or transferred; and

                                (B) a written order given in accordance with
                        DTC's procedures containing information regarding the participant account with DTC to be credited with such increase,

                then Euroclear or Clearstream or the Trustee, as note registrar, as the case may be, will instruct DTC to (1) reduce the Regulation S Certificate and increase the principal amount of the Rule 144A Certificate by the aggregate principal amount of the Beneficial Ownership Interest in the Regulation S Certificate to be transferred or exchanged, and (2) credit or cause to be credited to the account of the Person specified in such instructions a Beneficial Ownership Interest in the Rule 144A Certificate equal to the reduction in the principal amount of the Regulation S Certificate.

                        (iv) CERTIFICATED SECURITIES. In the event that a Global
                Certificate is exchanged for a Class of the Notes in definitive registered form without interest coupons, pursuant to Section 2.12(g) hereof, the Notes of such Class may be exchanged for one another only in accordance with such procedures and restrictions as are substantially consistent as determined by the Issuer and the Trustee to insure that such transfers comply with Rule 144A, or, with respect to the a Class of the LIBOR Rate Notes denominated in U.S. Dollars, are to Non-U.S. Persons and non-U.S. residents (as determined for purposes of the Investment Company Act), comply with Regulation S, as the case may be.

                        (v) TRANSFER OF INTERESTS IN THE GLOBAL CERTIFICATE.
                Notwithstanding anything herein to the contrary, transfers of interests in a Global Certificate may be made (A) by book-entry transfer of Beneficial Ownership Interests within the relevant Clearing Agency; or (B)(1) in the case of transfers of interests in a Rule 144A Certificate, in accordance with paragraph (ii) of this subsection (c) or (2) in the case of transfers of interest in a Regulation S Certificate, in accordance with paragraph
                (iii) of this subsection (c); provided that in the case of any such transfer of interests pursuant to clause (A) or (B) above, such transfer is made in accordance with paragraph (vi) of this subsection (c).

                        (vi) RESTRICTIONS ON TRANSFERS.

                                (A) Transfers of interests in a Regulation S
                        Certificate to a U.S. Person or a U.S. resident (as determined for purposes of the Investment Company Act) shall be made by delivery of an interest in a Rule 144A Certificate and shall be limited to transfers made pursuant to the provisions of paragraph (iii) of this subsection (c). Beneficial Ownership Interests in a Regulation S Certificate may only be held through a Foreign Clearing System.

                                (B) Any transfer of an interest in a Rule 144A
                        Certificate to a U.S. Person or a U.S. resident (as determined for purposes of the Investment Company Act) that is not a Qualified Institutional Buyer shall be null and void and shall not be given effect for any purpose hereunder, and the Trustee shall hold any funds conveyed by the intended transferee of such interest in such Rule 144A Certificate in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Trustee at its address listed in
                        Section 9.01 hereof.

                (d) Each Noteholder, by its purchase of a Note, whether upon original issuance or subsequent transfer, is deemed to have represented and agreed that:

                        (i) (in connection with the purchase of the Notes, (1)
                none of the Issuer, the Trustee, the initial purchasers or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Beneficial Owner; (2) such Beneficial Owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Trustee or the initial purchasers or any of their respective affiliates other than any statements in the Offering Memorandum relating to the Notes (the "Offering Memorandum"), and such Beneficial Owner has read and understands the Offering Memorandum; (3) such Beneficial Owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decision (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Trustee, or the initial purchasers or any of their respective affiliates; and (4)(A) the Noteholder is a Qualified Institutional Buyer as defined in Rule 144A under the Securities Act, is aware (and if it is acquiring the notes for the account of one or more Qualified Institutional Buyers, each Beneficial Owner of the Notes is aware) that the Issuer and the initial purchasers are relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A, that it is acquiring the Notes for its own account or for the account of one or more Qualified Institutional Buyers for whom it is authorized to act, in either case for investment purposes and not for distribution in violation of the Securities Act, that it is able to bear the economic risk of an investment in the Notes and that the Noteholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Notes, or (B) the Noteholder is a person that is not a U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Notes in an offshore transaction pursuant to the safe harbor from the registration requirements of the Securities Act provided by either Rule 903 or Rule 904 of Regulation S;

                        (ii) the Noteholder understands that the Notes are being
                offered only in a transaction that does not require registration under the Securities Act and, if such Noteholder decides to resell or otherwise transfer such Notes, then it agrees that it will resell or transfer such Notes only (1) so long as such notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional

                Buyer acquiring the Notes for its own account or as a fiduciary or agent for others (which others must also be Qualified Institutional Buyers) to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A, or (2) to a purchaser who is not a U.S. Person (as defined in Regulation
                S) outside the United States of America, acquiring the Notes pursuant to the safe harbor from registration under the Securities Act in accordance with Rule 903 or Rule 904 of Regulation S and, in each case, in accordance with any applicable United States state securities laws or other applicable securities laws of the relevant jurisdiction;

                        (iii) unless the Securities Legend has been removed from
                the Notes, such Noteholder shall notify each transferee of the Notes of the deemed representations set out above and that such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing;

                        (iv) the acquisition or purchase by an employee benefit
                plan or other retirement arrangement ("Plan") of a Note will not constitute or otherwise result in: (1) in the case of a Plan subject to Section 406 of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (2) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law;

                        (v) it is aware that, except as otherwise provided in
                this Indenture, any of the Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Certificates and that Beneficial Ownership Interests therein may be held only through DTC for the respective accounts of participants in those Clearing Systems;

                        (vi) the Noteholder understands that each certificate
                representing an interest in the Notes will bear the Securities Legend, unless determined otherwise in accordance with applicable law:

                        (vii) by virtue of its acceptance of such Note or
                Beneficial Ownership Interest therein to indemnify the Administrator, the Master Servicer, the Trustee, the Eligible Lender Trustee and the Issuer against any and all liability that may result if any transfer of such Note is not made in a manner consistent with the Securities Legend.

                                  ARTICLE III

                 PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;
                             AND DERIVATIVE PRODUCTS

        SECTION 3.01. PARITY AND PRIORITY OF LIEN. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners of any and all of the Obligations, all of which, shall be of equal rank without preference, priority or distinction of any of the Obligations over any other thereof, except as expressly provided in this Indenture with respect to certain payment and other priorities.

        SECTION 3.02. OTHER OBLIGATIONS. The Available Funds and other moneys, Financed Eligible Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, of equal rank with or subordinate to the respective pledges created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Eligible Loan is found to have been subject to a lien at the time such Financed Eligible Loan was acquired, the Issuer shall cause such lien to be released, shall purchase such Financed Eligible Loan from the Trust Estate for a purchase price equal to its principal amount plus any unamortized premium, if any, and interest accrued thereon or shall replace such Financed Eligible Loan with another Eligible Loan with substantially identical characteristics which replacement Eligible Loan shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien or charge on the Financed Eligible Loans which would be on a parity with, subordinate to, or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Eligible Loans; provided, however, that nothing in this Section shall require the Issuer to pay, discharge or make provision for any such lien, charge, claim or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Trustee, the same will endanger the security for the Obligations; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Class A Obligations and the Class B Notes) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

        SECTION 3.03. DERIVATIVE PRODUCTS; COUNTERPARTY PAYMENTS; ISSUER DERIVATIVE PAYMENTS. The Issuer hereby authorizes and directs the Trustee to acknowledge and agree to any Derivative Product hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, payments to a Counterparty and (b) the Trustee may receive, from time to time, Counterparty Payments for the account of the Issuer. No Derivative Product shall be entered into subsequent to the Date of Issuance unless the Trustee shall have received a Rating Confirmation from each Rating Agency that such Derivative Product will not adversely affect the Rating on any of the Notes.

                                   ARTICLE IV

                       PROVISIONS APPLICABLE TO THE NOTES;
                              DUTIES OF THE ISSUER

        SECTION 4.01. PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants that it will promptly pay, but solely from the Trust Estate, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture at the places, on the dates and in the manner specified herein and in said Obligations according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and equally secured, except as specifically provided in this Indenture with respect to certain payment and other priorities, by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Registered Owners or any Counterparty have any right to possession or control of any Financed Eligible Loans, which shall be held only by the Trustee or its agent or bailee.

        SECTION 4.02. COVENANTS AS TO ADDITIONAL CONVEYANCES. At any and all times, the
Issuer will duly execute, acknowledge and deliver, or will cause to be done, executed and delivered, all and every such further acts, conveyances, transfers and assurances in law as the Trustee shall reasonably require for the better conveying, transferring and pledging and confirming unto the Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

        SECTION 4.03. FURTHER COVENANTS OF THE ISSUER.

                (a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of the State and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder.

                (b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant and condition on its part to be kept, observed and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, including but not limited to the Basic Documents to which it is a party, the Guarantee Agreements and the Certificate of Insurance, and will punctually perform all duties required by the Trust Agreement and the laws of the State.

                (c) The Issuer shall be operated on the basis of its Fiscal
        Year.

                (d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true and proper entries will be made of all dealings, business and affairs of the Issuer which relate to the Notes and any Derivative Product.

                (e) The Issuer, upon written request of the Trustee, will permit at all reasonable times the Trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the Financed Eligible Loans, and will furnish the Trustee such other information as it may reasonably request. The Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of 66-2/3% in collective aggregate principal amount of the Notes at the time Outstanding, and unless such Registered Owners shall have offered the Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

                (f) The Issuer shall cause an annual audit to be made by an independent auditing firm of national reputation and file one copy thereof with the Trustee and each Rating Agency within 150 days of the close of each Fiscal Year. The Trustee shall be under no obligation to review or otherwise analyze such audit.

                (g) The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to the Master Servicing Agreement, a Subservicing Agreement or a Custodian Agreement.

                (h) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Eligible Loans and the proceeds and collections therefrom, and neither the Trustee nor any Registered Owner shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit and the Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Trustee shall have and retain possession or control of the Financed Eligible Loans pursuant to Section 5.02 hereof (which Financed Eligible Loans may be held by the Trustee's agent or bailee) so long as such loans are subject to the lien of this Indenture.

                (i) The Issuer shall notify the Trustee and each Rating Agency in writing prior to entering into any Derivative Product.

        SECTION 4.04. ENFORCEMENT OF MASTER SERVICING AGREEMENT AND SUBSERVICING AGREEMENTS. The Issuer shall comply with, shall require the Master Servicer to comply with and shall cause the Master Servicer to require the Subservicers to comply with the following whether or not the Issuer is otherwise in default under this Indenture:

                (a) cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of the Master Servicing Agreement and all Subservicing Agreements, including the prompt payment of all amounts due the Issuer thereunder, including, without limitation, all principal and interest payments, and Guarantee payments which relate to any Financed Eligible Loans and cause the Master Servicer and each Subservicer to specify whether payments received by it represent principal or interest;

                (b) not permit the release of the obligations of the Master Servicer and any Subservicer under the Master Servicing Agreement and any Subservicing Agreement except in conjunction with amendments or modifications permitted by paragraph (h) below;

                (c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Trustee and the Registered Owners under or with respect to the Master Servicing Agreement and each Subservicing Agreement;

                (d) at its own expense, the Issuer shall duly and punctually perform and observe each of its obligations to the Master Servicer or a Subservicer under the Master Servicing Agreement or its related Subservicing Agreement in accordance with the terms thereof;

                (e) the Issuer agrees to give the Trustee and each Rating Agency prompt written notice of each default on the part of the Master Servicer or a Subservicer of its obligations under the Master Servicing Agreement or its related Subservicing Agreement coming to the Issuer's attention;

                (f) the Issuer shall not waive any default by the Master Servicer or a Subservicer under the Master Servicing Agreement or its related Subservicing Agreement without the written consent of the Trustee and the giving of written notice to each Rating Agency;

                (g) the Issuer shall cause the Master Servicer and each Subservicer to deliver to the Trustee and the Issuer, on or before March 30 of each year, beginning with March 30, 2008, a certificate stating that (i) a review of the activities of the Master Servicer and each Subservicer during the preceding calendar year and of its performance under the Master Servicing Agreement and its related Subservicing Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer and such Subservicer has fulfilled all its obligations under the Master Servicing Agreement and its related Subservicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and stature thereof. The Issuer shall send copies of such annual certificate of the Master Servicer and each Subservicer to each Rating Agency; and

                (h) not consent or agree to or permit any amendment or modification of the Master Servicing Agreement or any Subservicing Agreement which will in any manner materially adversely affect the rights or security of the Registered Owners. The Issuer and the Trustee shall be entitled to receive and rely upon an opinion of counsel that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners.

        SECTION 4.05. PROCEDURES FOR TRANSFER OF FUNDS. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

        SECTION 4.06. ADDITIONAL COVENANTS WITH RESPECT TO THE HIGHER EDUCATION ACT. The Issuer covenants that it will cause the Trustee to be, or replace the Trustee with, an Eligible Lender under the Higher Education Act, that it will acquire or cause to be acquired Eligible Loans originated and held only by an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Guaranteed Eligible Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to the Master Servicer, a Subservicer or a Guaranty Agency. The Registered Owners of the Notes shall not in any circumstances be deemed to be the owner or holder of Guaranteed Eligible Loans.

        The Issuer, or the Administrator on behalf of the Issuer, shall be responsible for each of the following actions with respect to the Higher Education Act:

                (a) the Issuer, or the Administrator on behalf of the Issuer, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations, under the Certificates of Insurance, including but not limited to the payment of all of the fees owed with respect the Financed Eligible Loans, and the Issuer, or the Administrator on behalf of the Issuer, shall be responsible for dealing with the Guaranty Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans;

                (b) the Issuer, or the Administrator on behalf of the Issuer, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

                (c) the Issuer, or the Administrator on behalf of the Issuer, shall cause the Financed Eligible Loans to be serviced by entering into the Master Servicing Agreement or other agreement with the Master Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans;

                (d) the Issuer, or the Administrator on behalf of the Issuer, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings thereunder with respect to the Financed Eligible Loans;

                (e) the Issuer, or the Administrator on behalf of the Issuer, shall cause all Available Funds, including the benefits of the Guarantee Agreements, the Interest Benefit Payments and the Special Allowance Payments, to flow to the Trustee. The Trustee shall have no liability for actions taken at the direction of the Issuer or the Administrator, except for negligence or willful misconduct in the performance of its express duties hereunder. The Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans; and

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                (f) the Issuer, or the Administrator on behalf of the Issuer, shall cause each Financed Eligible Loan evidenced by a Master Promissory
        Note in the form mandated by Section 432(m)(1) of the Higher Education Act to be acquired pursuant to a Student Loan Purchase Agreement with the Seller containing language similar to the following:

                      "The Seller hereby represents and warrants that the Seller is transferring all of its right title and interest in the MPN Loan to the Trustee, that it has not assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that the Seller has reacquired) to any person other than the Trustee, and that no prior holder of the MPN Loan has assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any Person other than a predecessor in title to the Seller. The Seller hereby covenants that the Seller shall not attempt to transfer to any other Person any interest in any MPN Loan assigned hereunder. The Seller hereby authorizes the Trustee to file a UCC-1 financing statement identifying the Seller as debtor and the Trustee as secured party and describing the MPN Loan sold pursuant to this Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Trustee's interest in the MPN Loans and shall not be deemed to contradict the express intent of the Seller and the Trustee that the transfer of MPN Loans under this Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt."

        The Trustee shall not be deemed to be the designated agent for the purposes of this Section unless it has agreed in writing to be such agent.

        SECTION 4.07. FINANCED ELIGIBLE LOANS; COLLECTIONS THEREOF; ASSIGNMENT THEREOF. The Issuer, through the Master Servicer and one or more Subservicers, shall diligently collect all principal and interest payments on all Financed Eligible Loans, and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans; provided, however, the Issuer may offer interest rate reductions with respect to the Financed Eligible Loans which result in rates of interest not less than those shown in the cash flow analyses provided to each Rating Agency on the Date of Issuance, and provided further that such rates of interest may be further reduced if a Rating Confirmation is obtained, based on new cash flow analyses containing such assumptions as the Issuer shall reasonably determine. The Issuer shall cause the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations) by the Master Servicer or the appropriate Subservicer. The Issuer will comply with the Higher Education Act and Regulations which apply to the Program and to such Financed Eligible Loans.

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        SECTION 4.08. APPOINTMENT OF AGENTS, DIRECTION TO TRUSTEE, ETC. The
Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No member of the board of directors or officer of the Administrator, either singly or collectively, shall be personally liable for any act or omission not willfully fraudulent or mala fide. The Issuer hereby directs the Trustee to enter into this Indenture, the Administration Agreement, the Custodian Agreements, the Auction Agent Agreement and the Investment Agreements. The Issuer hereby directs the Eligible Lender Trustee to enter into this Indenture, the Guarantee Agreements, the Custodian Agreements and the Eligible Lender Trust Agreement.

        SECTION 4.09. CAPACITY TO SUE. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

        SECTION 4.10. CONTINUED EXISTENCE; SUCCESSOR TO ISSUER. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust, except as otherwise permitted by this Section. Except as otherwise permitted herein, the Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Eligible Loans if such sale, transfer or disposition will discharge this Indenture in accordance with Article X hereof); (b) consolidate with or merge into another entity; or (c) permit one or more other entities to consolidate with or merge into it. The preceding restrictions in clauses (a),
(b) and (c) above shall not apply to a transaction if the transferee or the surviving or resulting entity, if other than the Issuer, by proper written instrument for the benefit of the Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Indenture.

        If a transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section.

        SECTION 4.11. AMENDMENT OF STUDENT LOAN PURCHASE AGREEMENTS. The Issuer shall notify the Trustee in writing of any proposed amendments to any existing Student Loan Purchase Agreement. No such amendment shall become effective unless and until the Trustee consents thereto in writing. The consent of the Trustee shall not be unreasonably withheld and shall not be withheld if the Trustee receives an opinion of counsel acceptable to it that such an amendment is required by the Higher Education Act and is not materially prejudicial to the Registered Owners.

        SECTION 4.12. REPRESENTATIONS; NEGATIVE COVENANTS.

                (a) The Issuer hereby makes the following representations and warranties to the Trustee on which the Trustee relies in authenticating the Notes and on which the Registered Owners have relied in purchasing the Notes. Such representations and warranties shall survive the transfer and assignment of the Trust Estate to the Trustee.

                        (i) ORGANIZATION AND GOOD STANDING. The Issuer is duly
                organized and validly existing under the laws of the State, and has the power to own its assets and to transact the business in which it presently engages.

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

                        (ii) DUE QUALIFICATION. The Issuer is duly qualified to
                do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer's business and operations or in which the actions as required by this Indenture require or will require such qualification.

                        (iii) AUTHORIZATION. The Issuer has the power, authority
                and legal right to create and issue the Notes, to execute, deliver and perform this Indenture and to grant the Trust Estate to the Trustee and the creation and issuance of the Notes, execution, delivery and performance of this Indenture and grant of the Trust Estate to the Trustee have been duly authorized by the Issuer by all necessary statutory trust action.

                        (iv) BINDING OBLIGATION. This Indenture, assuming due
                authorization, execution and delivery by the Trustee, the Notes in the hands of the Registered Owners thereof and the Issuer Derivative Payments constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

                        (v) NO VIOLATION. The consummation of the transactions
                contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

                        (vi) NO PROCEEDINGS. There are no proceedings,
                injunctions, writs, restraining orders or investigations to which the Issuer or any of its affiliates is a party pending, or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Indenture.

                        (vii) APPROVALS. All approvals, authorizations,
                consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture have been taken or obtained on or prior to the Date of Issuance.

                        (viii) PLACE OF BUSINESS. The Issuer's place of business
                and chief executive office is located in Wilmington, Delaware and the Issuer has had no other chief executive office.

                        (ix) TAX AND ACCOUNTING TREATMENT. The Issuer intends to
                treat the transactions contemplated by the Student Loan Purchase Agreements as an absolute transfer rather than as a pledge of the Financed Eligible Loans from the Seller for federal income tax and financial accounting purposes and the Issuer (through the Eligible Lender Trustee) will be treated as the owner of the Financed Eligible Loans for all purposes. The Issuer further intends to treat the Notes as its indebtedness for federal income tax and financial accounting purposes.

                        (x) TAXES. The Issuer has filed (or caused to be filed)
                all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity's properties or assets for which there is not an adequate reserve reflected in such entity's current financial statements.

                        (xi) LEGAL NAME. The legal name of the Issuer is "Nelnet
                Student Loan Trust 2007-2" and has not changed since its inception. The Issuer has no trade names, fictitious names, assumed names or "dba's" under which it conducts its business and has made no filing in respect of any such name.

                        (xii) BUSINESS PURPOSE. The Issuer has acquired the
                Financed Eligible Loans conveyed to it under a Student Loan Purchase Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other Person. The Issuer has no subsidiaries, has adopted and operated consistently with all requirements for statutory trusts under the laws of the State with respect to its operations and has engaged in no other activities other than those specified in this Indenture and the Student Loan Purchase Agreements and in accordance with the transactions contemplated herein and therein.

                        (xiii) COMPLIANCE WITH LAWS. The Issuer is in compliance
                with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

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

                        (xiv) VALID BUSINESS REASONS; NO FRAUDULENT TRANSFERS.
                The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Trustee without any intent to hinder, delay or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

                        (xv) NO MANAGEMENT OF AFFAIRS OF SELLER. The Issuer is
                not and will not be involved in the day-to-day management of the Seller, the Administrator, the Depositor or any affiliate.

                        (xvi) NO TRANSFERS WITH SELLER OR AFFILIATES. Other than
                the acquisition of assets and the transfer of any Notes pursuant to this Indenture, the Issuer does not engage in and will not engage in any transactions with the Seller and affiliates, except as provided herein with respect to the Administration Agreement and the Master Servicing Agreement or the payment of distributions to the Depositor.

                        (xvii) ABILITY TO PERFORM. There has been no material
                impairment in the ability of the Issuer to perform its obligations under this Indenture.

                        (xviii) FINANCIAL CONDITION. No material adverse change
                has occurred in the Issuer's financial status since the date of its formation.

                        (xix) EVENT OF DEFAULT. No Event of Default has occurred
                and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

                        (xx) ACQUISITION OF FINANCED ELIGIBLE LOANS LEGAL. The
                Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Eligible Loans from the Seller.

                        (xxi) NO MATERIAL MISSTATEMENTS OR OMISSIONS. No
                information, certificate of an officer, statement furnished in writing or report delivered to the Trustee, the Master Servicer, a Subservicer or any Registered Owner by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

                        (xxii) NOT AN INVESTMENT COMPANY. The Issuer is not an
                "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of the Investment Company Act.

                (b) The Issuer will not:

                        (i) sell, transfer, exchange or otherwise dispose of any
                portion of the Trust Estate except as expressly permitted by this Indenture;

                        (ii) claim any credit on, or make any deduction from,
                the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                        (iii) except as otherwise provided herein, dissolve or
                liquidate in whole or in part, except with the prior written consent of the Trustee, and to the extent Notes remain Outstanding, approval of the Registered Owners and a Rating Confirmation;

                        (iv) permit the validity or effectiveness of this
                Indenture, any Supplement or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

                        (v) except as otherwise provided herein, permit any
                lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

                        (vi) permit the lien of this Indenture not to constitute
                a valid first priority, perfected security interest in the Trust Estate;

                        (vii) incur or assume any indebtedness or guarantee any
                indebtedness of any Person whether secured by any Financed Eligible Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

                        (viii) operate such that it would be consolidated with
                the Depositor or any other affiliate and its separate existence disregarded in any federal or state proceeding;

                        (ix) act as agent of the Seller or, except as provided
                in its Student Loan Purchase Agreement, allow the Seller to act as its agent;

                        (x) allow the Seller or the Depositor or any other
                affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses; or

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

                        (xi) consent to the appointment of a conservator or
                receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer; or the Issuer shall not consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                (c) The Issuer makes the following representations and warranties as to the Trust Estate which is granted to the Trustee hereunder on such date, on which the Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Trustee pursuant to this Indenture:

                        (i) FINANCED ELIGIBLE LOANS. Each Financed Eligible Loan
                acquired by the Issuer shall constitute an Eligible Loan and shall satisfy any representations and warranties made with respect thereto in an applicable Student Loan Purchase Agreement.

                        (ii) GRANT. It is the intention of the Issuer that the
                transfer herein contemplated constitutes a grant of the Financed Eligible Loans to the Trustee.

                        (iii) ALL FILINGS MADE. All filings (including, without
                limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership and security interest in the Trust Estate, including the Financed Eligible Loans, have been made no later than the Date of Issuance and copies of the file-stamped financing statements shall be delivered to the Trustee within five Business Days of receipt by the Issuer or its agent from the appropriate secretary of state. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the Financed Eligible Loans (other than the security interest created in favor of the Trustee) to be created.

                        (iv) TRANSFER NOT SUBJECT TO BULK TRANSFER ACT. Each
                grant of the Financed Eligible Loans by the Issuer pursuant to this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

                        (v) NO TRANSFER TAXES DUE. Each grant of the Financed
                Eligible Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Seller to any federal, state or local government.

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        SECTION 4.13. ADDITIONAL COVENANTS. So long as any of the Notes are
Outstanding:

                (a) The Issuer shall not engage in any business or activity other than in connection with the transactions contemplated by the Basic Documents.

                (b) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

                (c) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                (d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

                (e) The Issuer shall not form, or cause to be formed, any subsidiaries.

                (f) The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                (g) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to applicable law) inside or outside the State at such place or places as may be designated from time to time by the provisions of the Trust Agreement.

                (h) All actions of the Issuer shall be taken by an Authorized Representative.

                (i) The Issuer shall not amend, alter, change or repeal any provision contained in this Section without (i) the prior written consent of the Trustee and (ii) a Rating Confirmation from each Rating Agency rating any Notes Outstanding (a copy of which shall be provided to the Trustee) that such amendment, alteration, change or repeal will have no adverse effect on the rating assigned to the Notes.

                (j) The Issuer shall not amend its Certificate of Trust or its Trust Agreement without first obtaining the prior written consent of each Rating Agency.

                (k) All audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer's assets.

                (l) The Issuer will strictly observe legal formalities in its dealings with the Seller, the Depositor or any affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Seller, the Depositor or any other affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Seller, the Depositor or any other affiliate has independent access. None of the Issuer's funds will at any time be pooled with any funds of the Seller, the Depositor or any other affiliate.

                (m) The Issuer will maintain an arm's length relationship with the Seller (and any Affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in this Indenture, the Student Loan Purchase Agreements, the Master Servicing Agreement or a Subservicing Agreement, the Issuer will not hold itself out to be responsible for the debts of the Seller, the Depositor or the decisions or actions respecting the daily business and affairs of the Seller or the Depositor.

        SECTION 4.14. PROVIDING OF NOTICE. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or the Student Loan Purchase Agreements, or of any failure on the part of the Seller to observe or perform in any material respect any covenant, representation or warranty of the Seller set forth in its Student Loan Purchase Agreement, shall promptly notify the Trustee, the Master Servicer, the appropriate Subservicer and each Rating Agency of such failure.

        SECTION 4.15. CERTAIN REPORTS. Not later than the Determination Date preceding each Monthly Distribution Date, the Administrator will prepare and provide a certificate in the form of Exhibit C hereto (the "Administrator's Monthly Distribution Date Certificate") to the Trustee. The Trustee shall provide a copy of any Administrator's Monthly Distribution Date Certificate to any Noteholder who requests such in writing. The Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section, with no further duty to know, determine or examine such reports.

        SECTION 4.16. STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from an Authorized Representative including (a) a current list of the Authorized Representatives, and (b) a statement indicating whether or not to the knowledge of the signers thereof the Issuer is in compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        SECTION 4.17. REPRESENTATIONS OF THE ISSUER REGARDING THE TRUSTEE'S SECURITY INTEREST. The Issuer hereby represents and warrants for the benefit of the Trustee and the Registered Owners as follows:

                (a) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code in effect in the States of Colorado, Delaware, Nebraska and Utah) in the Financed Eligible Loans in favor of the Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from Issuer.

                (b) Pursuant to the Higher Education Act, a security interest in student loans is perfected in the same manner as "accounts" within the meaning of the applicable UCC, which applicable UCCs are the UCC as in effect in the States of Delaware and Utah for the purposes of perfecting a security interest in the Financed Eligible Loans.

                (c) The Issuer (or the Eligible Lender Trustee on behalf of the Issuer) owns and has good and marketable title to the Financed Eligible Loans free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person, other that those granted pursuant to this Indenture.

                (d) For sale of loan participations, swaps and other "payment intangibles" (within the meaning of the applicable UCC), the Issuer has received all consents and approvals required by the terms of the Financed Eligible Loans to the sale of the Financed Eligible Loans hereunder to the Trustee.

                (e) The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Eligible Loans granted to the Trustee hereunder.

                (f) The Issuer has received a written acknowledgment from the Master Servicer and each Subservicer (as custodian for the Trustee) that the Master Servicer or such Subservicer is holding executed copies of the promissory notes and master promissory notes that constitute or evidence the Financed Eligible Loans for which it is acting as Master Servicer or Subservicer, and that the Master Servicer or such Subservicer is holding such solely on behalf and for the benefit of the Trustee.

                (g) Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Eligible Loans. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Eligible Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

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        SECTION 4.18. FURTHER COVENANTS OF THE ISSUER REGARDING THE TRUSTEE'S
SECURITY INTEREST. The Issuer hereby covenants for the benefit of the Trustee and the Registered Owners as follows:

                (a) The representations and warranties set forth in Section 4.17 hereof shall survive the termination of this Indenture.

                (b) The Trustee shall not waive any of the representations and warranties set forth in Section 4.17 hereof.

                (c) The Issuer shall take all steps necessary, and shall cause the Master Servicer and each Subservicer, if any, to take all steps necessary and appropriate, to maintain the perfection and priority of the Trustee's security interest in the Financed Eligible Loans.

        SECTION 4.19. BORROWER INCENTIVE PROGRAMS. The Issuer presently offers borrower incentive programs on the Financed Eligible Loans. If any such incentive programs, or any other borrower incentive programs offered by the Issuer in the future which are not required by the Higher Education Act, are in effect for any Financed Eligible Loans on any Quarterly Distribution Date on which the Parity Ratio falls below the Initial Parity Ratio, the Issuer shall either (i) contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such Financed Eligible Loans in the absence of the borrower incentive programs since the preceding Quarterly Distribution Date or (ii) notify the Master Servicer to instruct the Subservicers to notify the borrowers that the borrower incentive programs for those Financed Eligible Loans have been terminated. If the Master Servicer or a Subservicer is notified to provide notice of the termination of the borrower incentive programs for the Financed Eligible Loans being serviced by such Master Servicer or the Subservicer, such Master Servicer or Subservicer may choose to contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such Financed Eligible Loans in the absence of the borrower incentive programs on the Financed Eligible Loans being serviced by such Master Servicer or Subservicer in lieu of providing notice of the termination of the borrower incentive programs for those Financed Eligible Loans. The Issuer shall notify the Rating Agencies if the Issuer, the Master Servicer or a Subservicer contributes any additional amounts pursuant to this Section or if any of the borrower incentive programs are terminated.

        SECTION 4.20. STATEMENTS TO NOTEHOLDERS. Two days preceding a Quarterly Distribution Date, the Issuer shall cause the Administrator to provide to the Trustee (with a copy to the Rating Agencies) solely for the purpose of having the Trustee to forward on such Quarterly Distribution Date to Registered Owners setting forth the information substantially in the form of Exhibit D hereto, with such additional information as the Administrator shall determine.

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                                   ARTICLE V

                                      FUNDS

        SECTION 5.01. CREATION AND CONTINUATION OF FUNDS AND ACCOUNTS. There are hereby created and established the following Funds to be held and maintained by the Trustee for the benefit of the Registered Owners:

                (a) Acquisition Fund, including a Prefunding Account and a Costs of Issuance Account therein;

                (b) Administration Fund;

                (c) Capitalized Interest Fund;

                (d) Collection Fund;

                (e) a Debt Service Fund, including an Interest Account, a Principal Account and a Retirement Account;

                (f) Department Rebate Fund; and

                (g) Reserve Fund

        The Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Notes issued hereunder to create further Accounts or Subaccounts in any of the various Funds and Accounts established hereunder which are deemed necessary or desirable.

        SECTION 5.02. ACQUISITION FUND. There shall be deposited into the Acquisition Fund moneys from proceeds of the Notes in an amount equal to $1,427,728,013. There shall be deposited into the Costs of Issuance Account of the Acquisition Fund from the proceeds of the Notes deposited to the Acquisition Fund, an amount equal to $1,000,000. There shall be deposited into the Prefunding Account of the Acquisition Fund any amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof. Financed Eligible Loans shall be held by the Trustee or its agent or bailee (including the Master Servicer or a Subservicer) and shall be pledged to the Trust Estate and held as a part of the Acquisition Fund. Any amounts remaining in the Acquisition Fund after the purchase of the initial portfolio of Eligible Loans on the Date of Issuance, and not on deposit in the Costs of Issuance Account, shall be deposited to the Prefunding Account of the Acquisition Fund on the first Monthly Distribution Date thereafter.

        Moneys on deposit in the Costs of Issuance Account of the Acquisition Fund shall be used upon Issuer Order, to pay costs of issuance of the Notes, including the costs related to the purchase of one or more Derivative Products, if any. Moneys on deposit in the Acquisition Fund, including the Prefunding Account of the Acquisition Fund, including, without limitation, amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof, shall be used upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to acquire Eligible Loans and to fund "add-on consolidation loans" that are Eligible Loans, (A) at a price not to exceed purchase price set forth in the cash flow analyses provided to each Rating Agency for the Eligible Loans purchased on the Date of Issuance and (B) at a price not in excess of 100% of the outstanding principal balance of such Eligible Loans, plus accrued interest, for any Eligible Loans purchased thereafter. Any such Issuer Order or Eligible Loan Acquisition Certificate shall state that such proposed use of moneys in the Acquisition Fund is in compliance with the provisions of this Indenture.

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        In addition, on each Monthly Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Section 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, and Subservicer or any Guaranty Agency as described in clause (a)(i) and (iii) of the definition of Available Funds) and 5.04(c)(i) through (iv) hereof, then the Administrator shall instruct the Trustee in writing to withdraw from the Acquisition Fund (first from the Prefunding Account and second from the Costs of Issuance Account therein) on such Monthly Distribution Date an amount of money (but not Eligible Loans) equal to such deficiency and to deposit such amount in the Collection Fund to the extent moneys are not available to make such transfers from the Capitalized Interest Fund pursuant to Section 5.03 hereof. Notwithstanding the foregoing, if any amounts transferred to the Prefunding Account from the Capitalized Interest Fund on a Quarterly Distribution Date remain in the Prefunding Account on the succeeding Quarterly Distribution Date, then the Trustee shall, without direction from or notice to the Issuer, transfer all such remaining moneys or funds to the Collection Fund.

        While the Issuer will be the beneficial owner of the Financed Eligible Loans, it is understood and agreed that the Eligible Lender Trustee will be the legal owner thereof and the Trustee will have a security interest in the Financed Eligible Loans for and on behalf of the Registered Owners. In the case of a single Financed Eligible Loan evidenced by a separate note, each such note will be held in the name of the Trustee for the account of the Issuer, for the benefit of the Registered Owners. In the case of a Financed Eligible Loan evidenced by a Master Promissory Note, the Issuer shall cause the holder of the original Master Promissory Note to indicate by book-entry on its books and records that the Issuer is the beneficial owner of the Financed Eligible Loan and that the Eligible Lender Trustee is the legal owner thereof and the Trustee has a security interest in the Financed Eligible Loan for the benefit of the Registered Owners.

        Except (i) as provided in Sections 5.08, 10.03 and 10.04 hereof and
Section 2.04 of Appendix A hereto, (ii) for consolidation or serialization purposes, (iii) for transfers to a Guaranty Agency, (iv) for transfers to the Master Servicer or a Subservicer pursuant to its repurchase obligation under the applicable Master Servicing Agreement or Subservicing Agreement, (v) for transfers to a Seller pursuant to its repurchase obligation under its Student Loan Purchase Agreement, (vi) when the Issuer does not have sufficient moneys in the Collection Fund to fund any required "add-on consolidation loan" (in which case the Issuer may sell the Financed Eligible Loan to which such required "add-on consolidation loan" relates), or (vii) as set forth in the following sentence, Financed Eligible Loans shall not be sold, transferred or otherwise disposed of by the Issuer through the Trustee free from the lien of this Indenture while any of the Class A Notes are Outstanding. If necessary for administrative purposes, the Issuer may sell Financed Eligible Loans through the Trustee free from the lien of this Indenture, so long as the sale price for any Financed Eligible Loan is not less than the Purchase Amount of such Financed Eligible Loan and the collective aggregate principal balance of all such sales does not exceed $10,000,000, and the Issuer hereby certifies the same to the Trustee, upon which the Trustee may conclusively rely. The Issuer hereby certifies, upon which the Trustee may conclusively rely, that any Financed Eligible Loan sold pursuant to this Indenture shall not be sold for a price less than the Purchase Amount of such Financed Eligible Loan. The Issuer shall provide notice to Moody's if the principal amount of Financed Eligible Loans sold pursuant to this Indenture exceeds 10% of the Initial Pool Balance.

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        SECTION 5.03. CAPITALIZED INTEREST FUND. There shall be deposited into the Capitalized Interest Fund moneys from proceeds of the Notes in an amount equal to $65,000,000.

        On each Monthly Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency as described in clause (a)(i) and (iii) of the definition of Available Funds) and 5.04(c)(i) through (iv) hereof, then the Administrator shall instruct the Trustee in writing to withdraw from the Capitalized Interest Fund on such Monthly Distribution Date, an amount equal to such deficiency and to deposit such amount in the Collection Fund. On the December 2007 Quarterly Distribution Date, the Administrator shall instruct the Trustee to transfer any amounts in excess of $36,000,000 on deposit in the Capitalized Interest Fund to the Prefunding Account of the Acquisition Fund. On the March 2008 Quarterly Distribution Date, the Administrator shall instruct the Trustee to transfer any amounts in excess of $23,000,000 on deposit in the Capitalized Interest Fund to the Prefunding Account of the Acquisition Fund. On the September 2008 Quarterly Distribution Date, the Administrator shall instruct the Trustee to transfer any amounts in excess of $10,000,000 on deposit in the Capitalized Interest Fund to the Prefunding Account of the Acquisition Fund. On the March 2009 Quarterly Distribution Date, the Administrator shall instruct the Trustee to transfer all remaining amounts on deposit in the Capitalized Interest Fund to the Prefunding Account of the Acquisition Fund.

        SECTION 5.04. COLLECTION FUND.

                (a) DEPOSITS TO COLLECTION FUND. There shall be deposited to the Collection Fund (i) all Available Funds, and all other moneys and investments derived from assets on deposit in and transfers from the Capitalized Interest Fund (as described in Section 5.03 hereof), the Acquisition Fund (as described in Section 5.02 hereof), the Reserve Fund (as described in Section 5.05 hereof) and the Department Rebate Fund (as described in Section 5.08 hereof), (ii) all Counterparty Payments, (iii) amounts deposited pursuant to Sections 10.03 and 10.04 hereof and (iv) any other amounts deposited thereto upon receipt of deposit instructions from the Issuer or the Administrator as applicable. Moneys on deposit in the Collection Fund shall be used to make the payments described in this Section and, to the extent moneys are not available in the Prefunding Account of the Acquisition Fund pursuant to Section 5.02 hereof, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to fund "add-on consolidation loans" that are Eligible Loans at a price not in excess of 100% of the outstanding principal balance of such Eligible Loans. The Trustee may conclusively rely on all written instructions of the Administrator described in this Indenture with no further duty to examine or determine the information contained in any Administrator's Monthly Distribution Date Certificate or Issuer Order.

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                (b) PAYMENTS ON DATES OTHER THAN MONTHLY DISTRIBUTION DATES. In
        accordance with Section 5.08 hereof, the Administrator shall instruct the Trustee in writing on a monthly basis not later than the 10th calendar day of each month to withdraw from the Collection Fund and deposit to the Department Rebate Fund the amount necessary to bring the balance of the Department Rebate Fund to the Department Rebate Interest Amount for such date, and the Trustee shall comply with such instructions. Upon written direction from the Administrator to the Trustee, moneys in the Collection Fund shall be used on any date to pay, when due, fees and expenses insofar as the same relate to Financed Eligible Loans and other fees and expenses with respect to the Trust Estate the payment of which is not otherwise provided for in subsection
        (c) of this Section, including without limitation amounts described in clause (a)(i), (ii) and (iii) of the definition of Available Funds.

                (c) PAYMENTS ON MONTHLY DISTRIBUTION DATES. The Administrator shall instruct the Trustee in writing no later than the Determination Date preceding each Monthly Distribution Date (based on the information contained in a certificate of the Administrator (in the form set forth as Exhibit C hereto) and the related Servicer's Report, if applicable) to make the following deposits and distributions from the Available Funds in the Collection Fund received during the immediately preceding Collection Period or remaining in the Collection Fund from a prior Monthly Distribution Date (including any amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof, the Acquisition Fund pursuant to Section 5.02 hereof and the Reserve Fund pursuant to Section 5.05(b) and (c) hereof) to the Persons or to the account specified below on such Monthly Distribution Date, in the following order of priority, and the Trustee shall comply with such instructions, provided, however, that if the Available Funds received during the immediately preceding Collection Period or remaining in the Collection Fund from a prior Monthly Distribution Date are not sufficient to make the payments or deposits required pursuant to clauses
        (i) through (iv) of this subsection (c), then, after any required transfers from the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund, any other Available Funds on deposit in the Collection Fund, which the Administrator would have deemed Available Funds for the current Collection Period, may be used to make the payments or deposits required pursuant to clauses (i) through (iv) of this subsection (c):

                        (i) to the credit of the Administration Fund to the
                extent and in the manner provided in Section 5.06 hereof, an amount sufficient to pay to the Master Servicer, the Trustee, the Delaware Trustee, the Broker-Dealers and the Auction Agent, pro rata, based on amounts owed to each such party, without preference or priority of any kind, the Servicing Fee, the Trustee Fee, the Delaware Trustee Fee, the Broker-Dealer Fees and the Auction Agent Fee, respectively, due and payable prior to the next succeeding Monthly Distribution Date, in each case, together with such fees remaining unpaid from prior Monthly Distribution Dates;

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                        (ii) to pay the Administrator, the Administration Fee
                due and payable on the Monthly Distribution Date and all unpaid Administration Fees from prior Monthly Distribution Dates;

                        (iii) to the credit of the Interest Account to the
                extent and in the manner provided in Section 5.07(a) hereof to provide for the payment of interest on the Class A Notes or the payment of any Issuer Derivative Payments (excluding Termination Payments other than Priority Termination Payments) payable therefrom, pro-rata, based on amounts owed to each such party, without preference or priority of any kind payable therefrom;

                        (iv) to the credit of the Interest Account to the extent
                and in the manner provided in Section 5.07(a) hereof to provide for the payment of interest on the Class B Notes;

                        (v) to the Depositor, an amount equal to the unpaid
                interest accrued on the Financed Eligible Loans subsequent to the Cutoff Date but prior to the Date of Issuance, until such amount has been paid in full;

                        (vi) if such Monthly Distribution Date is a Quarterly
                Distribution Date, to the credit of the Retirement Account for payment to the Class A Noteholders, the Class A Principal Distribution Amount;

                        (vii) if such Monthly Distribution Date is a Quarterly
                Distribution Date, on and after the Stepdown Date, and provided that no Trigger Event is in effect on such Monthly Distribution Date, to the credit of the Retirement Account for payment to the Class B Noteholders, the Class B Principal Distribution Amount;

                        (viii) if such Monthly Distribution Date is a Quarterly
                Distribution Date, to the credit of the Reserve Fund, the amount, if any, necessary to reinstate the balance of the Reserve Fund up to the Specified Reserve Fund Balance;

                        (ix) if such Monthly Distribution Date is a Quarterly
                Distribution Date, to pay to the Master Servicer, the aggregate unpaid amount of any Carryover Servicing Fees, if any;

                        (x) if such Monthly Distribution Date is a Quarterly
                Distribution Date, to the credit of the Interest Account to the extent and in the manner provided in Section 5.07(a) for the payment of any Carry-Over Amount (and interest thereon) with respect to the Class A Notes;

                        (xi) if such Monthly Distribution Date is a Quarterly
                Distribution Date, to the credit of the Interest Account to the extent and in the manner provided in Section 5.07(a) for the payment of Carry-Over Amounts (and interest thereon) with respect to the Class B Notes;

                        (xii) if such Monthly Distribution Date is a Quarterly
                Distribution Date, to pay to the Counterparties, pro rata, without preference or priority of any kind, any accrued and unpaid Termination Payments due to each such Counterparty under the applicable Derivative Product;

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                        (xiii) if such Monthly Distribution Date is a Quarterly
                Distribution Date, in the event the Financed Eligible Loans are not sold pursuant to Sections 10.03 or 10.04 hereof, to the credit of the Retirement Account as additional Principal Distribution Amount to pay as an accelerated payment of principal balance of the Notes then Outstanding, to the Noteholders in the same order and priority as is set forth in Sections 5.07(b) hereof until the principal amount of the Notes is paid in full; and

                        (xiv) subject to the remaining provisions of this
                Section, if such Monthly Distribution Date is a Quarterly Distribution Date, any remaining Available Funds, at the option of the Issuer, will be (A) deposited to the Debt Service Fund and used to redeem Class-B Notes pursuant to Section 2.11(a) hereof if the Senior Parity Ratio will be at least 103% after the redemption of such Class B Notes or (B) released to the Issuer.

               Amounts remaining in the Collection Fund on a Monthly Distribution Date that is not also a Quarterly Distribution Date after making the payments and deposits required by clauses (i) thorough (vi) of this subsection (c) shall remain in the Collection Fund and be included in the Available Revenues for the next Monthly Distribution Date.

               Amounts properly distributed to the Issuer pursuant to clause (v) or (xiv) of this subsection (c) shall be deemed released from the Trust Estate and the security interest therein granted to the Trustee, and the Issuer shall in no event thereafter be required to refund any such distributed amounts.

               The amounts to be transferred to the Administration Fund pursuant to clause (i) of this subsection (c) shall be estimated by the Administrator based upon the Broker-Dealer Fees and Auction Agent Fees set forth in the existing Broker-Dealer Agreements and the Auction Agent Agreement.

               Subject to the provisions of Sections 7.05 and 7.07 hereof, the Issuer hereby certifies that the amounts paid to the Trustee, the Auction Agent, the Broker-Dealers and the Delaware Trustee (but not the Master Servicer) pursuant to clause (i) of this subsection (c) and the Administration Fee pursuant to clause (ii) of this subsection (c), shall not in any one Fiscal Year exceed the amount or percentage designated therefore in the cash flows provided to each Rating Agency on the Date of Issuance, unless the Issuer, after furnishing each Rating Agency with revised cash flows, shall have received a Rating Confirmation.

        SECTION 5.05. RESERVE FUND.

                (a) On the Date of Issuance, the Trustee shall deposit $3,671,987 into the Reserve Fund. Thereafter, the Trustee shall transfer to the Reserve Fund from the Collection Fund all amounts designated for transfer thereto pursuant to Section 5.04(c)(viii) hereof.

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                (b) On each Monthly Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency as described in clause (a)(i) and (iii) of the definition of Available Funds) and 5.04(c)(i) through (iv) hereof, then the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Monthly Distribution Date, as the case may be, an amount equal to such deficiency and to deposit such amount in the Collection Fund to the extent moneys are not available to make such transfers from the Capitalized Interest Fund pursuant to Section 5.03 hereof or from the Acquisition Fund pursuant to Section 5.02 hereof. Additionally, if on the Note Final Maturity Date for a Class of Notes, and after giving effect to the distribution of the Available Funds on such Note Final Maturity Date, the principal amount of such Class of Notes will not be reduced to zero, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Note Final Maturity Date an amount equal to the amount needed to reduce the principal amount of such Class of Notes to zero and to deposit such amount in the Principal Account of the Debt Service Fund for application to payment of the Outstanding Amount of such Class of Notes.

                (c) After giving effect to subsection (b) of this Section, if the amount on deposit in the Reserve Fund on any Quarterly Distribution Date is greater than the Specified Reserve Fund Balance for such Quarterly Distribution Date, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Quarterly Distribution Date an amount equal to such excess and to deposit such amount in the Collection Fund.

                (d) On the final Distribution Date upon termination of the trust and following the payment in full of the Outstanding Amount of the Notes and of all other amounts (other than unpaid Issuer Derivative Payments and Carryover Servicing Fees) owing or to be distributed hereunder to Noteholders, the Trustee, the Master Servicer, the Administrator, the Auction Agent, the Broker-Dealers, the Delaware Trustee or the Counterparties (excluding Termination Payments other than Priority Termination Payments), to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Fund shall be used first to pay any unpaid Issuer Derivative Payments and second to pay any Carryover Servicing Fees. Any amount remaining on deposit in the Reserve Fund after such payments have been made shall be released to the Issuer. The Issuer shall in no event be required to refund any amounts properly distributed pursuant to this subsection (d).

                (e) Anything in this Section to the contrary notwithstanding, if the market value of securities and cash in the Reserve Fund is on any Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, and to pay any unpaid Issuer Derivative Payments and Carryover Servicing Fees, such amount will be so applied on such Distribution Date and the Administrator shall instruct the Trustee in writing to make such payments.

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        SECTION 5.06. ADMINISTRATION FUND. The Trustee shall credit to the
Administration Fund all amounts transferred thereto from the Collection Fund as provided in Section 5.04(c)(i) hereof. Amounts in the Administration Fund shall be used for the payment of Servicing Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees and Auction Agent Fees as provided in this Section.

        On each Monthly Distribution Date, the Trustee shall transfer and credit to the Administration Fund moneys available hereunder for transfer thereto in such amounts and at such times as an Authorized Officer of the Issuer shall direct by the Administrator's Monthly Distribution Date Certificate or an Issuer Order, for the payment of Servicing Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees and Auction Agent Fees due prior to the next succeeding Monthly Distribution Date.

        Amounts in the Administration Fund may be paid out for Servicing Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees and Auction Agent Fees at any time as set forth in the Administrator's Monthly Distribution Date Certificate or upon receipt of an Issuer Order and shall be paid in the full amount designated therein. Upon receipt by the Trustee of the Administrator's Monthly Distribution Date Certificate or an Issuer Orders directing the payment of Servicing Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees and Auction Agent Fees to designated payees in designated amounts for stated services or, in the case of reimbursement of the Issuer for its payment of such Servicing Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees or Auction Agent Fees (to the extent permitted in this Section), to the Issuer, and in each case certifying that such payment is authorized by this Indenture, be used for and applied only to pay Servicing Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees and Auction Agent Fees or to reimburse another fund, account or other source of the Issuer for the previous payment of Servicing Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees or Auction Agent Fees. Payments from the Administration Fund for such purposes shall be made by check or wire transfer by the Trustee in accordance with such the Administrator's Monthly Distribution Date Certificates or Issuer Orders. Amounts in the Administration Fund in excess of amounts needed to pay Servicing Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees and Auction Agent Fees may, upon Issuer Order, be transferred to the Collection Fund.

        SECTION 5.07. DEBT SERVICE FUND. The Debt Service Fund shall be used only for the payment of principal, premium, if any, and interest on the Notes, Issuer Derivative Payments and Carry-Over Amounts (including any accrued interest thereon).

                (a) INTEREST ACCOUNT. With respect to each class of Notes on which interest is paid at least monthly, the Trustee shall deposit to the credit of the Interest Account an amount equal to the Interest Distribution Amount that will become payable on such Class of the Notes prior to the next succeeding Monthly Distribution Date. With respect to each class of Notes on which interest is paid at intervals less frequently than monthly, the Trustee shall make equal monthly deposits to the credit of the Interest Account on each Monthly Distribution Date preceding the Distribution Date (and, if applicable, on such Distribution Date if such Distribution Date is also a Monthly Distribution Date) for such Class of the Notes, to aggregate the full amount of the Interest Distribution Amount due on the next Distribution Date for such Class of the Notes. For purposes of making the deposits required by this subsection (a), with respect to a Class of the Notes,


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        for any Interest Accrual Period for which the actual interest rate with respect to such Class of Notes is not known on the Monthly Distribution Date, such Class of Notes shall be assumed to bear interest at the rate determined by the Administrator on behalf of the Issuer. Amounts transferred to the Interest Account of the Debt Service Fund for the payment of interest on the Class A Notes shall be allocated among each Class of the Class A Notes on the pro-rata bases based upon the amounts required to be transferred for such Class pursuant to this subsection
        (a), and amounts transferred to the Interest Account of the Debt Service Fund for the payment of interest on the Class B Notes shall be allocated among each Class of the Class B Notes on the pro-rata bases based upon the amounts required to be transferred for such Class pursuant to this subsection (a).

               With respect to each Derivative Product under which Issuer Derivative Payments are paid at least monthly, the Trustee shall deposit to the credit of the Interest Account an amount equal to the Issuer Derivative Payments that will become payable under such Derivative Product prior to the next succeeding Monthly Distribution Date. With respect to each Derivative Product under which Issuer Derivative Payments are paid less frequently than monthly, the Trustee shall make equal monthly deposits to the credit of the Interest Account on each Monthly Distribution Date preceding the payment date (and, if applicable, on such payment date if such payment date is also a Monthly Distribution Date) on which such Issuer Derivative Payments are due, to aggregate the full amount of such Issuer Derivative Payments on such payment date. For purposes of making the deposits required by this subsection (a), with respect to any Derivative Product for which any such payment amount cannot be determined on the Monthly Distribution Date, the Trustee will make such deposit based upon the payment amount determined by Administrator on behalf of the Issuer. Amounts transferred to the Interest Account of the Debt Service Fund for the payment of Issuer Derivative Payments shall be allocated among each Counterparty on the pro-rata bases based upon the amounts required to be transferred for such Derivative Product pursuant to this subsection (a).

               In making the deposits required to be deposited and credited to the Interest Account, all other deposits and credits otherwise made or required to be made to the Interest Account shall, to the extent available for such purpose, be taken into consideration and allowed for.

               On each Quarterly Distribution Date, if any Carry-Over Amount (including any accrued interest thereon) will be due and payable with respect to a Class of the Auction Rate Notes during the next month, the Trustee shall transfer to the Interest Account (to the extent amounts are available therefore in the Collection Fund after taking into account all prior applications of moneys in the Collection Fund on such Quarterly Distribution Date in accordance with Section 5.04 hereof) an amount equal to such Carry-Over Amount (including any accrued interest thereon) so due and payable. Amounts transferred to the Interest Account of the Debt Service Fund for the payment of Carry-Over Amount (including any accrued interest thereon) on the Class A Notes shall be allocated among each Class of the Class A Notes on the pro-rata bases based upon the Carry-Over Amount (including any accrued interest thereon) required to be transferred for such Class pursuant to this subsection (a), and amounts transferred to the Interest Account of the Debt Service Fund for the payment of Carry-Over Amount (including any accrued interest thereon) on the Class B Notes shall be allocated among each Class of the Class B Notes on the pro-rata bases based upon the Carry-Over Amount (including any accrued interest thereon) required to be transferred for such Class pursuant to this subsection (a).

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               The moneys in the Interest Account required for the payment of interest on the Notes of any Class, any Issuer Derivative Payments or any Carry-Over Amount (including any accrued interest thereon) shall be applied by the Trustee to the payment of such interest or amounts when due without further authorization or direction, except that the Issuer shall provide written direction as to any Issuer Derivative Payments. Any amounts allocated to a Class of the Notes shall be paid to the applicable Noteholders on the next Distribution Date for such Class.

                (b) PRINCIPAL ACCOUNT. The moneys in the Principal Account required for the payment of the principal of a Class of the Notes at its Note Final Maturity Date shall be applied by the Trustee to such payment when due without further authorization or direction. Amounts transferred to the Principal Account of the Debt Service Fund for the payment of principal on the Class A Notes shall be allocated among each Class of the Class A Notes on the pro-rata bases based upon the amounts required to be transferred for such Class pursuant to this subsection (b), and amounts transferred to the Principal Account of the Debt Service Fund for the payment of principal on the Class B Notes shall be allocated among each Class of the Class B Notes on the pro-rata bases based upon the amounts required to be transferred for such Class pursuant to this subsection (b).

               All Notes retired by prepayment, purchase or payment at a Note Final Maturity Date pursuant to this subsection (b) shall be canceled and shall not be reissued. The accrued interest to be paid on the prepayment, purchase or payment at a Note Final Maturity Date of such Notes shall be paid from the Interest Account.

                (c) RETIREMENT ACCOUNT. The Trustee shall deposit to the credit of the Retirement Account (i) any amounts transferred thereto from the Collection Fund to provide for the redemption of, or the distribution of principal with respect to, a Class of the Notes and (ii) that portion of the proceeds of the sale of Financed Eligible Loans, if any, to be used to pay the principal or redemption price of a Class of the Notes on a date other than the Note Final Maturity Date. All redemptions of, and distributions of principal with respect to, Notes (other than at a Note Final Maturity Date) shall be made with moneys deposited to the credit of the Retirement Account.

               In the event that a Class of the Notes is to be prepaid from the Retirement Account on a date other than a regularly scheduled Distribution Date for such Class, accrued interest on such Class of the Notes shall be paid from the Interest Account.

               Any Class A Principal Distribution Amount deposited to the Retirement Account shall be used to redeem or make distributions of principal on the Class A Notes in the following order of priority:

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                        (i) to the Class A-1L Notes until paid in full, and then

                        (ii) to the Class A-2L Notes until paid in full, and
                then

                        (iii) to the Class A-3L Notes until paid in full, and
                then

                        (iv) pro rata, based upon the Outstanding Amounts of
                each Class, to the Class A-4AR-1 Notes and the Class A-4AR-2 Notes until paid in full

               Any Class B Principal Distribution Amount deposited to the Retirement Account shall be used to redeem or make distributions of principal on the Class B Notes, pro rata, based upon the Outstanding Amounts of each Class, to the Class B-1 Notes and the Class B-2 Notes until paid in full.

               The moneys in the Retirement Account required for the payment of the redemption price of a Class of the Notes to be redeemed, or required distributions of principal with respect to a Class of the Notes, shall be applied by the Trustee to such payment when due without further authorization or direction. Any Class A Principal Distribution Amount allocated to a Class of the LIBOR Rate Notes shall be paid to the applicable Noteholders on the Quarterly Distribution Date such Class A Principal Distribution Amount is deposited to the Retirement Account. Any Class A Principal Distribution Amount allocated to a Class of the Auction Rate Notes shall be paid to the applicable Noteholders in lots of $50,000 on the next Auction Rate Distribution Date for such Class for which notice of redemption can be provided pursuant to Section 2.11(e) hereof. Amounts in excess of lots of $50,000 allocated to the Class A-4AR-1 Notes, the Class A-4AR-2 Notes, the Class B-1 Notes or the Class B-2 Notes shall be retained in the Retirement Account of the Debt Service Fund and used to redeem such Class on a later Auction Rate Distribution Date.

        SECTION 5.08. DEPARTMENT REBATE FUND. On or before the 10th calendar day of each month (or, if such date is not a Business Day, the next Business Day), the Trustee shall deposit into the Department Rebate Fund from the Collection Fund pursuant to Section 5.04(b) hereof the amount necessary to bring the balance of the Department Rebate Fund to the Department Rebate Interest Amount for such date. Upon written instructions from the Administrator to the Trustee, the Trustee shall (i) pay to the Department an amount equal to the Department Rebate Interest Amount due on a Department Rebate Payment Date, FIRST, from amounts on deposit in the Department Rebate Fund and, SECOND, from the Collection Fund pursuant to Section 5.04(b) hereof or (ii) if the Department has deducted the Department Rebate Interest Amount from Interest Benefit Payments or Special Allowance Payments due to the Issuer, transfer the amounts on deposit in the Department Rebate Fund to the Collection Fund.

        SECTION 5.09. INVESTMENT OF FUNDS HELD BY TRUSTEE. The Trustee shall invest money held for the credit of any Fund, Account or Subaccount held by the Trustee hereunder as directed in writing (or orally, confirmed in writing) by an Authorized Representative, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Fund, Account or Subaccount will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Trustee shall invest amounts held hereunder in those Investment Securities described in clause


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(k) of the definition of the Investment Securities. All such investments shall be held by (or by any custodian on behalf of) the Trustee for the benefit of the Issuer; provided that on the day upon which such interest is paid, all interest and other investment income collected (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Fund. The Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Representative shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any Investment Securities and the Trustee shall not take such discretionary acts without such written direction.

        The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Fund, Account or Subaccount or combination thereof, and the Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing (or orally, confirmed in writing) from an Authorized Representative, the Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Trustee shall advise the Issuer in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than the par value thereof, plus accrued but unpaid interest at the time thereof.

        Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. The Trustee and its affiliates may act as principal or agent in the acquisition or disposition of any Investment Securities.

        Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Funds held by it, fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner.

        The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

        SECTION 5.10. RELEASE.

                (a) The Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of this Indenture to the extent the terms hereof permit the sale, disposition or transfer of such Financed Eligible Loans.

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                (b) Subject to the payment of its fees and expenses pursuant to
        Sections 7.05 and 7.07 hereof, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                (c) The Trustee shall, at such time as there are no Notes Outstanding and all sums due the Trustee pursuant to Sections 7.05 and
        7.07 hereof and all amounts payable to the Master Servicer, each Subservicer, the Administrator, the Auction Agent, the Broker-Dealers, the Delaware Trustee and the Counterparties have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Funds and Accounts.

                (d) Subject to the provisions of this Indenture, the Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order.

                (e) Each Registered Owner, by the acceptance of a Note, acknowledges that from time to time the Trustee shall release the lien of this Indenture on any Financed Eligible Loan to be sold or transferred pursuant to Section 5.02 hereof, and each Registered Owner, by the acceptance of a Note, consents to any such release.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

        SECTION 6.01. EVENTS OF DEFAULT DEFINED. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, "Events of Default":

                (a) default in the due and punctual payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) days; provided, however, that a default in the due and punctual payment of any interest on any Class B Note shall not be an Event of Default if any Class A Notes are Outstanding;

                (b) default in the due and punctual payment of the principal of any Note when the same becomes due and payable on the related Note Final Maturity Date; provided, however, that a default in the due and punctual payment of principal on any Class B Note shall not be an Event of Default if any Class A Notes are Outstanding;

                (c) default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer to be kept, observed and performed contained in this Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Trustee to the Issuer; and

                (d) the occurrence of an Event of Bankruptcy.

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        Any notice herein provided to be given to the Issuer with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified, addressed to such Person at the post office address as shown in Section 9.01 hereof or such other address as may hereafter be given as the principal office of the Issuer in writing to the Trustee by an Authorized Representative. The Trustee may give any such notice in its discretion and shall give such notice if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations at the time Outstanding.

        SECTION 6.02. REMEDY ON DEFAULT; POSSESSION OF TRUST ESTATE. Subject to Sections 6.08, 7.05 and 7.07 hereof, upon the happening and continuance of any Event of Default, the Trustee or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Available Funds of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Trustee shall apply the rest and residue of the money received by the Trustee as follows:

               FIRST, to the Trustee and the Delaware Trustee, any Trustee Fee and any Delaware Trustee Fee, respectively due and owing;

               SECOND, to the Master Servicer, the Auction Agent and the Broker-Dealers, pro rata, without preference or priority of any kind, according to the amounts due and payable to each such party, any Servicing Fees, Auction Agent Fee and Broker-Dealer Fees, respectively, due to each such party and remaining unpaid;

               THIRD, pro rata, based on amounts due and owing, to (i) the Counterparties, pro rata, without preference or priority of any kind, in proportion to their respective entitlements under the applicable Derivative Products (excluding all Termination Payments other than Priority Termination Payments) and (ii) to the Class A Noteholders of each Class for amounts due and unpaid on each such Class of Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on each such Class of Class A Notes for such interest;

               FOURTH, to the Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal;

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               FIFTH, to the Class B Noteholders for amounts due and unpaid on the Class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for such interest;

               SIXTH, to the Class B Noteholders for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal;

               SEVENTH, to the Class A Noteholders, all Carry-Over Amounts (and any accrued interest thereon) then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for such Carry-Over Amounts;

               EIGHTH, to the Class B Noteholders, all Carry-Over Amounts (and any accrued interest thereon) then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for such Carry-Over Amounts;

               NINTH, to the Counterparties, in proportion to the respective entitlements under the applicable Derivative Product, ratably, without preference or priority of any kind, for any Termination Payments due and any other unpaid Issuer Derivative Payments;

               TENTH, to the Master Servicer, for any unpaid Carryover Servicing Fees; and

               ELEVENTH, to the Issuer, for distribution in accordance with the terms of the Administration Agreement and the Trust Agreement.

        The Trustee may fix a record date and payment date for any payment to Registered Owners pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Registered Owner and the Issuer a notice that states the record date, the payment date and the amount to be paid.

        SECTION 6.03. REMEDIES ON DEFAULT; ADVICE OF COUNSEL. Upon the happening of any Event of Default, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

        SECTION 6.04. REMEDIES ON DEFAULT; SALE OF TRUST ESTATE. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Trustee may make and deliver to the purchaser or


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purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Trustee, proper for the purpose which may be designated in such request. In addition, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners of the Obligations in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding.

        Notwithstanding the foregoing, the Trustee is prohibited from selling the Financed Eligible Loans following an Event of Default, other than a default in the payment of any principal or interest on any Note, unless:

                (a) The Registered Owners of all of the Highest Priority Obligations at the time Outstanding consent to such a sale;

                (b) The proceeds of such a sale will be sufficient to discharge all the Outstanding Obligations pursuant to Article X hereof at the date of such a sale; or

                (c) The Issuer, or the Administrator on behalf of the Issuer, determines that the collections on the Financed Eligible Loans would not be sufficient on an ongoing basis to make all payments on such Obligations as such payments would have become due if such Obligations had not been declared due and payable, and the Trustee obtains the consent of the Registered Owners of at least 66-2/3% of the aggregate principal amount of the Highest Priority Obligations at the time Outstanding.

Such a sale shall also require the consent of all the Registered Owners of the Class B Notes unless the proceeds of such a sale would be sufficient to discharge the Class B Notes pursuant to Article X hereof at the date of such a sale.

        SECTION 6.05. APPOINTMENT OF RECEIVER. In case an Event of Default occurs, and if all of the Outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Trustee or of the Registered Owners under this Indenture or otherwise, then as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

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        SECTION 6.06. RESTORATION OF POSITION. In case the Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Trustee and the Registered Owners shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies and powers of the Trustee and of the Registered Owners shall continue as though no such proceeding had been taken.

        SECTION 6.07. APPLICATION OF SALE PROCEEDS. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Trustee and not otherwise appropriated, shall be applied by the Trustee as set forth in
Section 6.02 hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

        SECTION 6.08. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing, then and in every such case the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations may declare all the Outstanding Obligations to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by the Registered Owners), and upon any such declaration the unpaid principal amount of such Outstanding Obligations, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 6.04 hereof.

        At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Registered Owners of Obligations representing a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                        (i) all payments of principal of and interest on all
                Obligations and all other amounts that would then be due hereunder or upon such Obligations if the Event of Default giving rise to such acceleration had not occurred; and

                        (ii) all sums paid or advanced by the Trustee hereunder
                and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Master Servicer, any Subservicer, the Delaware Trustee, the Auction Agent and the Broker-Dealers and their agents and counsel; and

                (b) all Events of Default, other than the nonpayment of the principal of the Obligations that has become due solely by such acceleration, have been cured or waived as provided in Section 6.14 hereof.

        No such rescission shall affect any subsequent default or impair any right consequent thereto.

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        SECTION 6.09. REMEDIES NOT EXCLUSIVE. The remedies herein conferred upon or reserved to the Trustee or the Registered Owners of Obligations are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Trustee or to the Registered Owners of Obligations, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Trustee or of any Registered Owner of Obligations to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

        SECTION 6.10. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Issuer covenants that if:

                (a) default is made in the payment of any installment of interest, if any, on any Notes when such interest becomes due and payable and such default continues for a period of five (5) days; or

                (b) default is made in the payment of the principal of (or premium, if any, on) any Notes at their Note Final Maturity Date,

then the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Registered Owners, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee and its agents and counsel.

        If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may upon receiving indemnification satisfactory to the Trustee institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes of such Class and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

        If an Event of Default with respect to Notes occurs and is continuing, the Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Registered Owners of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        SECTION 6.11. DIRECTION OF TRUSTEE. Upon the happening of any Event of Default, the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the


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

Trustee to direct and control the Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners shall not be entitled to cause the Trustee to take any proceedings which in the Trustee's opinion would be unjustly prejudicial to non-assenting Registered Owners of Obligations, but the Trustee shall be entitled to assume that the action requested by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding will not be prejudicial to any non-assenting Registered Owners unless the Registered Owners of more than 50% of the collective aggregate principal amount of the non-assenting Registered Owners of such Obligations, in writing, show the Trustee how they will be prejudiced. Provided, however, that anything in this Indenture to the contrary notwithstanding, the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of all other Obligations then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section shall be expressly subject to the provisions of Sections 7.01(c),
7.05 and 7.07 hereof.

        SECTION 6.12. RIGHT TO ENFORCE IN TRUSTEE. No Registered Owner of any Obligation shall have any right as such Registered Owner to institute any suit, action or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Trustee, unless and until such Registered Owner shall have previously given to the Trustee written notice of a default hereunder, and of the continuance thereof, and also unless the Registered Owners of the requisite principal amount of the Obligations then Outstanding shall have made written request upon the Trustee and the Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Trustee to take any such action hereunder, and the Trustee for 30 days after receipt of such notification, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding.

        SECTION 6.13. PHYSICAL POSSESSION OF OBLIGATIONS NOT REQUIRED. In any suit or action by the Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or any supplement hereto, the Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

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        SECTION 6.14. WAIVERS OF EVENTS OF DEFAULT. The Trustee may in its
discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Registered Owners of at least a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Obligations at the date of maturity thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and all expenses of the Trustee, in connection with such default shall have been paid or provided for; or (b) any default in the payment of amounts set forth in Sections 7.05 and 7.07 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Registered Owners of Obligations shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon. The Trustee shall give written notice to each Rating Agency of any waiver of an Event of Default pursuant to this Section.

                                  ARTICLE VII

                                   THE TRUSTEE

        SECTION 7.01. ACCEPTANCE OF TRUST. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

                (a) Except during the continuance of an Event of Default,

                        (i) the Trustee undertakes to perform such duties and
                only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on its part, the
                Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture and whether or not they contain the statements required under this Indenture.

                (b) In case an Event of Default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

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

                (c) Before taking any action hereunder requested by Registered Owners, the Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability.

        SECTION 7.02. RECITALS OF OTHERS. The recitals, statements and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Trustee shall incur no responsibility in respect of such matters.

        SECTION 7.03. AS TO FILING OF INDENTURE. The Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) to do any act which may be suitable to be done for the better maintenance of the lien or security hereof (other than the filing of any continuation (but not initial) statements), or (e) to give notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to the Trust Estate and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners in respect of such property or pledged to the Trust Estate. The Trustee agrees to prepare, request that the Issuer execute (if such execution is necessary for any such filing) and file in a timely manner (if received from the Issuer in a timely manner) with any necessary execution by the Issuer, the continuation statements referred to herein; provided, that the Trustee shall have no responsibility for the sufficiency, adequacy or priority of any initial filing and in the absence of written notice to the contrary by the Issuer or other Authorized Representative, may rely and shall be protected in relying on all information and exhibits in such initial filings for the purposes of any continuation statements.

        SECTION 7.04. TRUSTEE MAY ACT THROUGH AGENTS. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents or employees, and it shall not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in its appointment. All reasonable costs incurred by the Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

        SECTION 7.05. INDEMNIFICATION OF TRUSTEE. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Sections 6.02 and 6.08 hereof, for each of which no additional security or indemnity may be required, the Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in
Section 7.01(c) hereof. The Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer hereunder and may conclusively assume that there has been no such default or


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Event of Default (other than an Event of Default described in Section 6.01(a) or
(b) hereof) unless and until a corporate trust officer shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by (a) the Registered Owners of the required percentages in principal amount of the Obligations then Outstanding hereinabove specified or (b) an Authorized Representative. However, the Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Trustee, without assurance of reimbursement or indemnity, and in such case the Trustee shall be reimbursed or indemnified by the Registered Owners requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys' fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Trustee. In furtherance and not in limitation of this Section, the Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any Issuer Orders, instructions or other directions upon which the Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the Registered Owners, as appropriate, shall fail to make such reimbursement or indemnification, the Trustee may reimburse itself from any money in its possession under the provisions of this Indenture, subject only to the prior lien of the Notes for the payment of the principal thereof, premium, if any, and interest thereon from the Collection Fund. None of the provisions contained in this Indenture or any other agreement to which it is a party shall require the Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Registered
Owners shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder arising from the Trust Estate. The Issuer agrees to indemnify and hold harmless the Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the Notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

        SECTION 7.06. TRUSTEE'S RIGHT TO RELIANCE. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer, the Administrator, the Master Servicer or a Subservicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with experts and with counsel (who may but need not be counsel for the Issuer, the Trustee, or for a Registered Owner), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

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

        Whenever in the administration hereof the Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Representative or an authorized officer of the Administrator, the Master Servicer or a Subservicer.

        The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Trustee shall be liable for its negligence or willful misconduct in taking such action.

        The Trustee is authorized to enter into agreements with other Persons, in its capacity as Trustee, in order to carry out or implement the terms and provisions of this Indenture. The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Indenture or any other transaction document or at the direction of the Registered Owners evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other transaction document.

        SECTION 7.07. COMPENSATION OF TRUSTEE. Except as otherwise expressly provided herein, all advances, counsel fees (including without limitation allocated fees of in-house counsel) and other expenses reasonably made or incurred by the Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. The Trustee shall not materially increase the Trustee Fee without giving the Issuer and each Rating Agency at least 90 days' written notice prior to the beginning of a Fiscal Year. If not paid by the Issuer, the Trustee shall have a lien against all money held pursuant to this Indenture, subject only to the prior lien of the Obligations against the money and investments in the Collection Fund for the payment of the principal thereof, premium, if any, and interest thereon, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Trustee).

        SECTION 7.08. RESIGNATION OF TRUSTEE. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Trustee shall have been appointed pursuant to Section 7.10 hereof (and is qualified to be the Trustee under the requirements of Section 7.10 hereof).


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If no successor Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is the longer, the Trustee may (a) appoint a temporary successor Trustee having the qualifications provided in Section 7.10 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.10 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint a Trustee having the qualifications provided in Section 7.10 hereof. In no event may the resignation of the Trustee be effective until a qualified successor Trustee shall have been selected and appointed. In the event a temporary successor Trustee is appointed pursuant to clause (a) above, the Issuer may remove such temporary successor Trustee and appoint a successor thereto pursuant to Section 7.10 hereof.

        SECTION 7.09. REMOVAL OF TRUSTEE. The Trustee or any successor Trustee may be removed (a) at any time by the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, (b) by the Issuer for cause or upon the sale or other disposition of the Trustee or its corporate trust functions or (c) by the Issuer without cause so long as no Event of Default exists or has existed within the last 30 days, upon payment to the Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the Delaware Trustee and the other with the Trustee so removed.

        In the event a Trustee (or successor Trustee) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Trustee removed have appointed a successor Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Trustee has accepted appointment as such.

        SECTION 7.10. SUCCESSOR TRUSTEE. In case at any time the Trustee or any successor Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Trustee or of any successor Trustee or of its officers shall be taken over by any public officer or officers, a successor Trustee may be appointed by the Issuer by an instrument in writing duly authorized by the Issuer. In the case of any such appointment by the Issuer of a successor to the Trustee, the Issuer shall forthwith cause notice thereof to be mailed to the Registered Owners of the Notes at the address of each Registered Owner appearing on the note registration books maintained by the Trustee, as registrar.

        Every successor Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Issuer shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the Financed Eligible Loans originated under the Higher Education Act.

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

        SECTION 7.11. MANNER OF VESTING TITLE IN TRUSTEE. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties and obligations of its predecessors in trust hereunder (except that the predecessor Trustee shall continue to have the benefits to indemnification hereunder together with the successor Trustee), with like effect as if originally named as Trustee herein; but the Trustee ceasing to act shall nevertheless, on the written request of an Authorized Representative, or an authorized officer of the successor Trustee, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title and interest of the Trustee which it succeeds, in and to the Trust Estate and such rights, powers, trusts, duties and obligations, and the Trustee ceasing to act also, upon like request, pay over, assign and deliver to the successor Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estate, properties, rights, powers and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

        In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the Trustee or of any successor to the Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in this Indenture.

        SECTION 7.12. ADDITIONAL COVENANTS BY THE TRUSTEE TO CONFORM TO THE HIGHER EDUCATION ACT. The Trustee covenants that it will at all times be an Eligible Lender under the Higher Education Act so long as such designation is necessary, as determined by the Issuer, to maintain the guarantees and federal benefits under the Higher Education Act with respect to the Financed Eligible Loans, that it will acquire Eligible Loans originated under the Higher Education Act in its capacity as an Eligible Lender and that it will not knowingly dispose of or deliver any Financed Eligible Loans originated under the Higher Education Act or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Financed Eligible Loans; provided, however, that nothing above shall prevent the Trustee from delivering the Eligible Loans to the Master Servicer, a Subservicer or a Guaranty Agency.

        SECTION 7.13. RIGHT OF INSPECTION. A Registered Owner shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Trustee to examine at the principal office of the Trustee a copy of any report or instrument theretofore filed with the Trustee relating to the condition of the Trust Estate.

        SECTION 7.14. LIMITATION WITH RESPECT TO EXAMINATION OF REPORTS. Except as provided in this Indenture, the Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

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        SECTION 7.15. SERVICING AGREEMENTS. The Trustee acknowledges the receipt of copies of the Master Servicing Agreement and Subservicing Agreements described in Section 4.04 hereof.

        SECTION 7.16. ADDITIONAL COVENANTS OF TRUSTEE. The Trustee, by the execution hereof, covenants, represents and agrees that:

                (a) it will not exercise any of the rights, duties or privileges under this Indenture in such manner as would cause the Eligible Loans held or acquired under the terms hereof to be transferred, assigned or pledged as security to any person or entity other than as permitted by this Indenture; and

                (b) it will comply with the Higher Education Act and the Regulations and will, upon written notice from an Authorized Representative, the Secretary or a Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 8.01 hereof) if the Higher Education Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture.

        SECTION 7.17. NOTICES TO RATING AGENCIES. It shall be the duty of the Issuer to notify each Rating Agency then rating any of the Notes of (a) any amendment, change, expiration, extension or renewal of this Indenture, (b) prepayment or defeasance of all the Notes, (c) any change in the Trustee, (d) any other information reasonably required to be reported to each Rating Agency under any Supplemental Indenture or (e) any amendment to or transfer of an Investment Agreement; provided, however, the provisions of this Section do not apply when such documents have been previously supplied to such Rating Agency, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section shall be sent in writing at the following addresses:

        Via electronic delivery to Servicer_reports@sandp.com
                                   --------------------------
        For any information not available in electronic format:
        Standard & Poor's Ratings Services
        a Division of the McGraw-Hill Companies, Inc.
        55 Water Street, 41st Floor
        New York, New York  10041-0003
        Attention:  ABS Surveillance Group

        Via electronic delivery to surveillance-abs-consumer@fitchratings.com
                                   ------------------------------------------
        For any information not available in electronic format:
        Fitch, Inc.
        One State Street Plaza
        New York, New York  10004
        Attention:  ABS Surveillance

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

        Via electronic delivery to servicerreports@moodys.com
                                   --------------------------
        For any information not available in electronic format:
        Moody's Investors Service
        ABS/RMBS Monitoring Department
        7 World Trade Center, 25th Floor
        250 Greenwich Street
        New York, New York 10007
        Attention:  ABS Monitoring Group

        The Trustee also acknowledges that each Rating Agency's periodic review for maintenance of a Rating on any Class of Notes may involve discussions and/or meetings with representatives of the Trustee at mutually agreeable times and places.

        SECTION 7.18. MERGER OF THE TRUSTEE. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper of any further act on the part of any other parties hereto.

        SECTION 7.19. RECEIPT OF FUNDS FROM MASTER SERVICER OR A SUBSERVICER. The Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the Administrator, the depository bank of any funds of the Issuer, or the Master Servicer or a Subservicer while such Master Servicer or Subservicer is acting as bailee or agent of the Trustee with respect to the Eligible Loans for actions taken in compliance with any instruction or direction given to the Trustee, or for the application of funds or moneys by the Master Servicer or a Subservicer until such time as funds are received by the Trustee.

        SECTION 7.20. SPECIAL CIRCUMSTANCES LEADING TO RESIGNATION OF TRUSTEE. Because the Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise which will cause the Trustee to resign from its position as trustee for one or more of the Obligations. In the event that the Trustee makes a determination that it should so resign, due to the occurrence of an Event of Default or potential default hereunder, or otherwise, the Issuer may permit such resignation as to one or more of the Obligations or request the Trustee's resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

        SECTION 7.21. SURVIVAL OF TRUSTEE'S RIGHTS TO RECEIVE COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION. The Trustee's rights to receive compensation, reimbursement and indemnification of money due and owing hereunder at the time of the Trustee's resignation or removal shall survive the Trustee's resignation or removal.

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        SECTION 7.22. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING
INTERESTS. There shall at all times be a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Trustee.

        SECTION 7.23. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes of any Class shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

                (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Registered Owner of Notes to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Trustee any amount due to it for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Registered Owner of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Registered Owner thereof, or to authorize the Trustee to vote in respect of the claim of any Registered Owner of a Note in any such proceeding.

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        In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Registered Owners of the Notes, and it shall not be necessary to make any Registered Owners of the Notes parties to any such proceedings.

        SECTION 7.24. NO PETITION. The Trustee will not at any time institute against the Issuer any bankruptcy proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Issuer under this Indenture.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

        SECTION 8.01. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. The Issuer and the Trustee may, without the consent of or notice to any of the Registered Owners of any Obligations enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

                (a) to cure any ambiguity or formal defect or omission in this Indenture;

                (b) to grant to or confer upon the Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Trustee;

                (c) to subject to this Indenture additional revenues, properties or collateral;

                (d) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

                (e) to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder, or any additional or substitute Guaranty Agency, Master Servicer or Subservicer;

                (f) to add such provisions to or to amend such provisions of this Indenture as may be necessary or desirable to assure implementation of the Program in conformance with the Higher Education Act if along with such Supplemental Indenture there is filed an opinion of counsel to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Obligations;

                (g) to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Trustee are not to the prejudice of the Registered Owner of any of the Obligations;

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                (h) to make any changes necessary to comply with or obtain more favorable treatment under any current or future law, rule or regulation, including but not limited to the Higher Education Act, the Regulations or the Code and the regulations promulgated thereunder;

                (i) to make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to a Derivative Product, and to modify this Indenture with respect to any particular Derivative Product;

                (j) to create any additional Funds or Accounts or Subaccounts under this Indenture deemed by the Trustee to be necessary or desirable;

                (k) to make any other change with a Rating Confirmation; or

                (l) to make any other change which, in the judgment of the Trustee is not to the material prejudice of the Registered Owners of any Obligations;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

        SECTION 8.02. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section shall permit, or be construed as permitting (a) without the consent of the Registered Owners of all then Outstanding Obligations, (i) an extension of the maturity date of the principal of or the interest on any Obligation, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to such Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding hereunder except as otherwise provided herein; or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

        If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of an Obligation at the address shown on the registration books or listed in any Derivative Product.


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Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Registered Owners. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations Outstanding at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no Registered Owner of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

        SECTION 8.03. RIGHTS OF TRUSTEE. If, in the opinion of the Trustee, any Supplemental Indenture provided for in this Article adversely affects the rights, duties or immunities of the Trustee under this Indenture or otherwise, the Trustee may, in its discretion, decline to execute such Supplemental Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of its Counsel as conclusive evidence that any such Supplemental Indenture conforms to the requirements of this Indenture.

        SECTION 8.04. CONSENT OF AUCTION AGENTS. So long as any Auction Agency Agreement is in effect, (a) no Supplemental Indenture which materially adversely affects the rights, duties or immunities of the Auction Agent created by this Indenture or the Auction Agency Agreement shall become effective unless and until delivery to the Trustee of a written consent of the Auction Agent to such Supplemental Indenture; and (b) the Trustee shall promptly furnish to the Auction Agent a copy of each Supplemental Indenture.

        SECTION 8.05. CONSENT OF BROKER-DEALERS. So long as any Broker-Dealer Agreement is in effect, (a) no Supplemental Indenture which materially adversely affects the rights, duties or immunities of the Broker-Dealer created by this Indenture or the Broker-Dealer Agreement shall become effective unless and until delivery to the Trustee of a written consent of the Broker-Dealer to such Supplemental Indenture; and (b) the Trustee shall promptly furnish to the Broker-Dealer a copy of each Supplemental Indenture.

        SECTION 8.06. ADDITIONAL LIMITATION ON MODIFICATION OF INDENTURE. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of the Indenture which permits the transfer of all or part of the Financed Eligible Loans originated under the Higher Education Act or granting of a security interest therein to any Person other than an Eligible Lender, the Master Servicer or a Subservicer, unless the Higher Education Act or Regulations are hereafter modified so as to permit the same. The Trustee may request an opinion of counsel to the effect that an amendment or supplement to this Indenture was adopted in conformance with this Indenture.

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                                   ARTICLE IX

                               GENERAL PROVISIONS

        SECTION 9.01. NOTICES. Any notice, request or other instrument required by this Indenture to be signed or executed by the Registered Owners of Obligations may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Registered Owners of Obligations in person or by agent appointed in writing. As a condition for acting thereunder the Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of said Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

        The amount of Notes held by any person executing such instrument as a Registered Owner of Notes and the fact, amount and numbers of the Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker or other depository in a form approved by the Trustee, showing that at the date therein mentioned such person had on deposit with such depository the Notes described in such certificate; provided, however, that at all times the Trustee may require the actual deposit of such Note or Notes with the Trustee.

        All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy, electronic communication, facsimile or similar writing) at the following addresses, and each address shall constitute each party's respective "Principal Office" for purposes of this Indenture:

        If intended for the Issuer:

               Nelnet Student Loan Trust 2007-2
               c/o M&T Trust Company of Delaware, Delaware Trustee 1220 North Market Street, Suite 202
               Mail Code: MD1-WD22
               Wilmington, DE 19801
               Attention:  Rita Marie Ritrovato
               Telephone:  (302) 255-4966
               Facsimile:  (302) 661-2266
               Email:  rritrovato@mtb.com

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

               With a copy to the Administrator:

               National Education Loan Network, Inc.
               121 South 13th Street, Suite 201
               Lincoln, NE  68505
               Attention:  Carol Aversman
               Telephone:  (402) 458-2305
               Facsimile:  (402) 458-2399

        If intended for the Trustee or the Eligible Lender Trustee:

               Zions First National Bank
               717 Seventeenth Street, Suite 301
               Denver, CO  80202
               Attention: Corporate Trust Department
               Telephone:  (720) 947-7475
               Facsimile:  (720) 947-7480

        Any party may change the address to which subsequent notices to such party are to be sent, or of its Principal Office, by notice to the others, delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by facsimile or registered first-class mail, postage prepaid.

        SECTION 9.02. COVENANTS BIND ISSUER. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Owners from time to time of the Obligations.

        No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Eligible Loans or extension of time for payment.

        SECTION 9.03. LIEN CREATED. This Indenture shall operate effectually as
(a) a grant of a lien on and security interest in, and (b) an assignment of, the Trust Estate.

        SECTION 9.04. SEVERABILITY OF LIEN. If the lien of this Indenture shall be or shall ever become ineffectual, invalid or unenforceable against any part of the Trust Estate, which is not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

        SECTION 9.05. CONSENT OF REGISTERED OWNERS BINDS SUCCESSORS. Any request or consent of the Registered Owner of any Obligations given for any of the purposes of this Indenture shall bind all future Registered Owners of the same Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Trustee in pursuance of such request or consent.

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        SECTION 9.06. NONLIABILITY OF PERSONS; NO GENERAL OBLIGATION. It is
hereby expressly made a condition of this Indenture that any agreements, covenants or representations herein contained or contained in the Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the organizers, officers, employees, agents or trustees or the Administrator of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

        SECTION 9.07. NONPRESENTMENT OF NOTES OR INTEREST CHECKS. Should any of the Notes or interest checks not be presented for payment when due, the Trustee shall retain from any money transferred to it for the purpose of paying the Notes or interest checks so due, for the benefit of the Registered Owners thereof, a sum of money sufficient to pay such Notes or interest checks when the same are presented by the Registered Owners thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Registered Owners of such Notes or interest checks and all rights of such Registered Owners against the Issuer under the Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Registered Owners shall thereafter be against such deposit. If any Note or interest check shall not be presented for payment within the period of two years following its payment or prepayment date, the Trustee shall return to the Issuer the money theretofore held by it for payment of such Note or interest check, and such Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Trustee's responsibility for any such money shall cease upon remittance thereof to the Issuer.

        SECTION 9.08. SECURITY AGREEMENT. This Indenture constitutes a Financing Statement and a Security Agreement under the Delaware Uniform Commercial Code and the Utah Uniform Commercial Code.

        SECTION 9.09. LAWS GOVERNING. It is the intent of the parties hereto that this Indenture shall in all respects be governed by the laws of the State of New York.

        SECTION 9.10. SEVERABILITY. If any covenant, agreement, waiver, or part thereof in this Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

        SECTION 9.11. EXHIBITS. The terms of the Schedules and Exhibits, if any, attached to this Indenture are incorporated herein in all particulars.

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        SECTION 9.12. NON-BUSINESS DAYS. Except as may otherwise be provided herein, if the date for making payment of any amount hereunder or on any Note, or if the date for taking any action hereunder, is not a Business Day, then such payment can be made without accruing further interest or action can be taken on the next succeeding Business Day, with the same force and effect as if such payment were made when due or action taken on such required date.

        SECTION 9.13. PARTIES INTERESTED HEREIN. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Trustee, the Delaware Trustee, the Auction Agent, any Broker-Dealer, and the Registered Owners of the Obligations, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Trustee, the paying agent, if any, and the Registered Owners of the Obligations.

        SECTION 9.14. OBLIGATIONS ARE LIMITED OBLIGATIONS. The Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

        SECTION 9.15. LIMITATIONS ON COUNTERPARTY RIGHTS. No Counterparty which shall be in default under any Derivative Product with the Issuer shall have any of the rights granted to a Counterparty or as the Registered Owner of an Obligation hereunder. A Counterparty which is in default under any Derivative Product shall however, continue to maintain all obligations undertaken by it under the terms of its Derivative Product. No Counterparty shall have any consent or voting rights under this Indenture, or any rights to instruct the Trustee to take, or refrain from taking, any action hereunder except upon satisfaction of a Rating Confirmation.

        SECTION 9.16. AGGREGATE PRINCIPAL AMOUNT OF OBLIGATIONS. Whenever in this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Notes and the Derivative Value of any Derivative Product.

        SECTION 9.17. FINANCED ELIGIBLE LOANS. The Issuer expects to acquire Eligible Loans and to transfer Eligible Loans to the Trustee, in accordance with this Indenture, which Eligible Loans, upon becoming subject to the lien of this Indenture, constitute Financed Eligible Loans, as defined herein. If for any reason a Financed Eligible Loan does not constitute an Eligible Loan, or ceases to constitute an Eligible Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Eligible Loan.

        SECTION 9.18. CONCERNING THE DELAWARE TRUSTEE. It is expressly understood and agreed by the parties to this Indenture and the Registered Owners that (a) this Indenture is executed and delivered by the Delaware Trustee not in its individual or personal capacity but solely in its capacity as Delaware Trustee under the Trust Agreement on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it as Delaware Trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to the Delaware Trustee thereunder; (b) the representations, warranties, covenants, undertakings, agreements and obligations by the Delaware Trustee are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by M&T Trust Company of Delaware, but are made and intended for the purpose of only binding the Trust Estate, as defined in the Trust Agreement, and the Issuer; (c) nothing contained herein shall be construed as creating any liability on M&T Trust Company of Delaware, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall M&T Trust Company of Delaware, be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Delaware Trustee or Issuer hereunder.

                                   ARTICLE X

                        PAYMENT AND CANCELLATION OF NOTES
                          AND SATISFACTION OF INDENTURE

        SECTION 10.01. TRUST IRREVOCABLE. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) and all Issuer Derivative Payments are fully paid or provision made for its payment as provided in this Article.

        SECTION 10.02. SATISFACTION OF INDENTURE.

                (a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners of the Notes, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture; and (ii) to each Counterparty, all Issuer Derivative Payments then due, then the pledge of the Trust Estate, and all covenants, agreements and other obligations of the Issuer to the Registered Owners of Notes shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, the Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the Registered Owners of any Outstanding Notes the principal of and interest on such Notes and to each Counterparty all Issuer Derivative Payments then due, at the times and in the manner stipulated in this Indenture and in the respective Derivative Product, such Notes and each Counterparty shall cease to be entitled to any lien, benefit or security under this Indenture, and all covenants, agreements and obligations of the Issuer to the Registered Owners thereof and each Counterparty shall thereupon cease, terminate and become void and be discharged and satisfied.

                (b) Notes or interest installments shall be deemed to have been paid within the meaning of Section 10.02(a) hereof if money for the payment thereof has been set aside and is being held in trust by the Trustee at the Note Final Maturity Date or earlier prepayment date thereof. Any Outstanding Note shall, prior to the Note Final Maturity


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

        Date or earlier prepayment thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 10.02(a) hereof if
        (i) such Note is to be prepaid on any date prior to its Note Final Maturity Date and (ii) the Issuer shall have given notice of prepayment as provided herein on said date, there shall have been deposited with the Trustee either money (fully insured by the Federal Deposit Insurance Corporation or fully collateralized by Governmental Obligations) in an amount which shall be sufficient, or Governmental Obligations (including any Governmental Obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) the principal of and the interest on which when due will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of and interest to become due on such Note on and prior to the prepayment date or Note Final Maturity Date thereof, as the case may be. Notwithstanding anything herein to the contrary, however, no such deposit shall have the effect specified in this subsection (b) if made during the existence of an Event of Default, unless made with respect to all of the Notes then Outstanding. Neither Governmental Obligations nor money deposited with the Trustee pursuant to this subsection (b) nor principal or interest payments on any such Governmental Obligations shall be withdrawn or used for any purpose other than, and shall be held irrevocably in trust in an escrow account for, the payment of the principal of and interest on such Notes. Any cash received from such principal of and interest on such Governmental Obligations deposited with the Trustee, if not needed for such purpose, shall, to the extent practicable, be reinvested in Governmental Obligations maturing at times and in amounts sufficient to pay when due the principal of and interest on such Notes on and prior to such prepayment date or Note Final Maturity Date thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Issuer, as received by the Trustee, free and clear of any trust, lien or pledge. Any payment for Governmental Obligations purchased for the purpose of reinvesting cash as aforesaid shall be made only against delivery of such Governmental Obligations. For the purposes of this Section, "Governmental Obligations" shall mean and include only non-callable direct obligations of the Department of the Treasury of the United States of America or portions thereof (including interest or principal portions thereof), and such Governmental Obligations shall be of such amounts, maturities and interest payment dates and bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom, be sufficient to make the payments required herein, and which obligations have been deposited in an escrow account which is irrevocably pledged as security for the Notes. Such term shall not include mutual funds and unit investment trusts.

                (c) Any Issuer Derivative Payments are deemed to have been paid and the applicable Derivative Product terminated when payment of all Issuer Derivative Payments due and payable to each Counterparty under its respective Derivative Product have been made or duly provided for to the satisfaction of each Counterparty and the respective Derivative Product has been terminated.

                (d) In no event shall the Trustee deliver over to the Issuer any Financed Eligible Loans originated under the Higher Education Act unless the Issuer is an Eligible Lender, if the Higher Education Act or Regulations then in effect require the owner or holder of such Financed Eligible Loans to be an Eligible Lender.

                (e) The provisions of this Section are applicable to the Notes and the Issuer Derivative Payments.

        SECTION 10.03. OPTIONAL PURCHASE OF ALL FINANCED ELIGIBLE LOANS. The Administrator shall certify to and notify the Depositor, or any assignee of its rights hereunder, and the Trustee in writing, within 15 days after the last Business Day of each Collection Period in which the then outstanding Pool Balance is 12% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance. The Depositor or its assignee shall have the option to purchase all of the Financed Eligible Loans on the earlier of (a) the September 2021 Quarterly Distribution Date and
(b) the date that is the tenth (10th) Business Day preceding the Quarterly Distribution Date next succeeding the last day of the Collection Period on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (each, an "Optional Purchase Date"). To exercise the option described in this Section, the Depositor or its assignee shall deposit in the Collection Fund on the Optional Purchase Date, an amount equal to the aggregate Purchase Amount for the Financed Eligible Loans and the related rights with respect thereto, plus the appraised value of any such other property held in the Trust Estate other than the Funds and Accounts, such value to be determined by an appraiser mutually agreed upon by the Depositor or its assignee and the Trustee; provided, however, that the Depositor or its assignee may not effect such purchase if such aggregate Purchase Amount and the appraised value of such other property do not equal or exceed the Minimum Purchase Amount, less any amounts on deposit in the Funds and Accounts.

        SECTION 10.04. AUCTION OF FINANCED ELIGIBLE LOANS. If the Depositor, or any assignee of its rights under Section 10.03 hereof, does not exercise its option to purchase Financed Eligible Loans pursuant to Section 10.03 hereof, the Trustee (or its designated agent) shall, promptly after the Business Day next succeeding the Optional Purchase Date, offer for sale Financed Eligible Loans in an amount sufficient to redeem all Notes Outstanding on such Quarterly Distribution Date, and any such sale shall be consummated on or before such Quarterly Distribution Date (the "Trust Auction Date"). Nelnet, Inc. or its Affiliates and unrelated third parties may bid to purchase the Financed Eligible Loans. The Trustee shall provide written notice to the Depositor of any such offer for sale at least three Business Days in advance of the Trust Auction Date. If at least two independent bids are received, the Trustee (or its designated agent) shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of the remaining bids if it is equal to or in excess of both (i) the Minimum Purchase Amount, less any amounts on deposit in the Funds and Accounts and (ii) the fair market value of such Financed Eligible Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the amounts described in the preceding sentences, the Trustee shall not consummate such sale. The Trustee may consult, and, at the direction of the Depositor, shall consult, with a financial advisor, including an initial purchaser of the Notes or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered. The proceeds of any such sale shall be deposited to the Collection Fund and applied to the redemption of all Notes Outstanding in accordance with Section 2.11(d) hereof. Unless requested by the Administrator, if the sale is not completed, the Trustee may, but will not be obligated to, solicit bids for sale of the Financed Eligible Loans with respect to future Quarterly Distribution Dates upon terms similar to those described above. The Trustee shall be obligated to make such solicitations, however, if requested to do so by the Administrator. Notice of the prepayment of any Obligations resulting from a purchase of the Financed Eligible Loans on the Optional Purchase Date or the auction of the Financed Eligible Loans on the Trust Auction Date, shall be given by the Trustee to the Registered Owners by first-class mail within five Business Days of such Optional Purchase Date or Trust Auction Date.

        SECTION 10.05. CANCELLATION OF PAID NOTES. Any Notes which have been paid or purchased by the Issuer, mutilated Notes replaced by new Notes, and any temporary Note for which definitive Notes have been delivered shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be cancelled by the Trustee and, except for temporary Notes, returned to the Issuer.


                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its organizational name and behalf by its Delaware Trustee, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Indenture to be executed in its organizational name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Indenture to be dated as of the date herein above first shown.

                                   NELNET STUDENT LOAN TRUST 2007-2,
                                   a Delaware statutory trust

                                   By:   M&T TRUST COMPANY OF DELAWARE, not in
                                         its individual capacity or personal
                                         capacity but solely in its capacity as
                                         Delaware Trustee



                                   By       /s/ RITA MARIE RITROVATA
                                      ------------------------------------------
                                   Name         RITA MARIE RITROVATA
                                        ----------------------------------------
                                   Title        ASSISTANT VICE PRESIDENT
                                         ---------------------------------------


                                   ZIONS FIRST NATIONAL BANK, as Trustee



                                   By       /s/ DAVID W BATA
                                      ------------------------------------------
                                       David W. Bata, Vice President


                                   Acknowledged and accepted as to clause "C" of the Granting Clauses as of the day and year first written above:



                                   ZIONS FIRST NATIONAL BANK, as Eligible Lender Trustee



                                   By      /s/ DAVID W BATA
                                      ------------------------------------------
                                       David W. Bata, Vice President

                                   APPENDIX A

                         CERTAIN TERMS AND PROVISIONS OF
                             THE AUCTION RATE NOTES


                                    ARTICLE I

                                   DEFINITIONS

        Except as provided below in this Section, all terms which are defined in
Article I of the Indenture shall have the same meanings, respectively, in this Appendix A as such terms are given in Article I of the Indenture. In addition, the following terms shall have the following respective meanings:

        "ALL HOLD RATE" means, on any date of determination, the interest rate per annum equal to 90% of the Applicable LIBOR Rate, rounded to the nearest one-thousandth of one percent; provided that in no event shall the All Hold Rate be more than the Interest Rate Limitation or less than zero.

        "APPLICABLE LIBOR RATE" means, with respect to the Auction Rate Notes
(a) for Auction Periods of 28 days or less, One-Month LIBOR; (b) for Auction Periods of more than 28 days but less than 91 days, Three-Month LIBOR; (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR; and (d) for Auction Periods of more than 180 days, One-Year LIBOR. As used in this definition and otherwise herein, the terms "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR" mean the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Telerate Page 3750 as of approximately 11:00 a.m., London time, on the Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Auction Period will be determined at approximately 11:00 a.m., London time, on such Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Auction Agent or the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Auction

                                  Appendix A-1

Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such Interest Rate Determination Date by three major banks in New York, New York selected by the Auction Agent or the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable Auction Period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the immediately preceding Auction Period.

        "AUCTION" means the implementation of the Auction Procedures on an Auction Date.

        "AUCTION AGENT" means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

        "AUCTION AGENT AGREEMENT" means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

        "AUCTION AGENT FEE" has the meaning set forth in the Auction Agent Agreement.

        "AUCTION DATE" means, initially, November 8, 2007 with respect to the Class A-4AR-1 Notes, November 6, 2007 with respect to the Class A-4AR-2 Notes, September 27, 2007 with respect to the Class B-1 Notes and September 25, 2007 with respect to the Class B-2 Notes; and thereafter, the Business Day immediately preceding the first day of each Auction Period for such Class, other than:

               (a) each Auction Period commencing after the ownership of the applicable Auction Rate Notes is no longer maintained in Book-Entry Form by the Clearing Agency;

               (b) each Auction Period commencing after and during the continuance of a Payment Default; or

               (c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

        Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Appendix A.

        "AUCTION NOTE INTEREST RATE" means each variable rate of interest per annum borne by a Class of the Auction Rate Notes for each related Auction Period and determined in accordance with the provisions of Sections 2.01 and 2.02 of this Appendix A.

                                  Appendix A-2

        "AUCTION PERIOD" means the Interest Accrual Period applicable to the Auction Rate Notes during which time the interest rate is determined pursuant to
Section 2.02(a) of this Appendix A, which Auction Period (after the Initial Period for such Class) initially shall consist generally of 28 days for the Class A-4AR-1 Notes, 28 days for the Class A-4AR-1 Notes, 28 days for the Class B-1 Notes and 28 days for the Class B-2 Notes, as the same may be adjusted pursuant to Sections 2.01 and 2.02(g) of this Appendix A.

        "AUCTION PERIOD ADJUSTMENT" means an adjustment to the Auction Period as provided in Section 2.02(g) of this Appendix A.

        "AUCTION PROCEDURES" means the procedures set forth in Section 2.02(a) of this Appendix A by which the Auction Rate is determined.

        "AUCTION RATE" means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 2.02(a)(iii)(B) of this Appendix A.

        "AUCTION RATE NOTES" shall mean, collectively, the Class A-4AR-1 Notes, the Class A-4AR-2 Notes, the Class B-1 Notes and the Class B-2 Notes.

        "AUCTION RATE DISTRIBUTION DATE" means, for each Class of the Auction Rate Notes, the Business Day immediately following the expiration of the Initial Period for such Class of the Auction Rate Note and each related Auction Period thereafter; provided, however, if the duration of such Auction Period exceeds 90 days, then such Class of the Auction Rate Notes shall have interest payment dates on (a) each Quarterly Distribution Date occurring during such Auction Period, and (b) the first Business Day immediately following the end of such Auction Period.

        "AVAILABLE AUCTION RATE NOTES" has the meaning set forth in Section 2.02(a)(iii)(A)(1) of this Appendix A.

        "BID" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "BID AUCTION RATE" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "BIDDER" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Clearing Agency or its nominee as registered owner, with the securities "immobilized" to the custody of the Clearing Agency, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "BROKER-DEALER" means, initially, Banc of America Securities LLC, Citigroup Capital Markets Inc., J.P. Morgan Securities Inc., SunTrust Robinson Humphrey, Inc. and Nelnet Capital, LLC, with respect to the Class A-4AR-1 Notes, the Class A-4AR-2 Notes, the Class B-1 Notes and the Class B-2 Notes, or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that
(a) is a Clearing Agency Participant (or an affiliate of a Clearing Agency Participant), (b) has been appointed as such by the Issuer pursuant to Section 2.02(f) of this Appendix A, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

                                  Appendix A-3

        "BROKER-DEALER AGREEMENT" means, collectively or individually as the context may require, each agreement between the Auction Agent and a Broker-Dealer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreements, each dated as of August 1, 2007, among the Issuer, the Initial Auction Agent and the respective initial Broker-Dealers.

        "BROKER-DEALER FEE" has the meaning set forth in the Auction Agent Agreement.

        "BROKER-DEALER FEE RATE" has the meaning set forth in the Auction Agent Agreement.

        "BUSINESS DAY" means any day other than a Saturday, Sunday, holiday or other day on which the New York Stock Exchange or banks located in New York, New York, or in the city in which the principal office of the Trustee or the Auction Agent is located, are authorized or permitted by law or executive order to close; provided that with respect to Auction Dates such term shall exclude April 14 and 15 and December 30 and 31 and such other dates as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the Issuer.

        "CARRY-OVER AMOUNT" means the excess, if any, of (a) the amount of interest on an Auction Rate Note that would have accrued with respect to the related Interest Accrual Period at the least of the applicable Auction Rate and the components included in the Maximum Rate (other than the Net Loan Rate) over
(b) the amount of interest on such Auction Rate Note actually accrued with respect to such Auction Rate Note with respect to such Interest Accrual Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Interest Accrual Periods; provided that any reference to "principal" or "interest" in the Indenture and in this Appendix A and the Auction Rate Notes shall not include within the meanings of such words any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

        "ELIGIBLE CARRY-OVER MAKE-UP AMOUNT" means, with respect to each Interest Accrual Period relating to an Auction Rate Note as to which, as of the first day of such Interest Accrual Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Auction Rate Note in respect to such Interest Accrual Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Auction Rate; and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Accrual Period together with interest accrued and unpaid thereon through the end of such Interest Accrual Period.

        "EXISTING OWNER" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction; and
(b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.
                                  Appendix A-4

        "EXISTING OWNER REGISTRY" means the registry of Persons who are owners of the Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

        "HOLD ORDER" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "INITIAL AUCTION AGENT" means Deutsche Bank Trust Company Americas, a New York banking corporation, its successors and assigns.

        "INITIAL AUCTION AGENT AGREEMENT" means, collectively, the Auction Agent Agreement dated as of August 1, 2007, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

        "INITIAL PERIOD" means, as to Auction Rate Notes, the period commencing on the Date of Issuance and continuing through the day immediately preceding the Initial Rate Adjustment Date for such Auction Rate Notes.

        "INITIAL RATE" means for each Class of the Auction Rate Notes, the per annum rate set forth below:

             CLASS             INITIAL AUCTION RATE

         Class A-4AR-1                 5.75%
         Class A-4AR-2                 5.75%
           Class B-1                   6.25%
           Class B-2                   6.25%

        "INITIAL RATE ADJUSTMENT DATE" means, for each Class of the Auction Rate Notes, the date set forth below (or if such date is not a Business Day, the following Business Day):

                              INITIAL INTEREST RATE
            CLASS                ADJUSTMENT DATE

        Class A-4AR-1        November 9, 2007
        Class A-4AR-2        November 7, 2007
          Class B-1          September 28, 2007
          Class B-2          September 26, 2007

        "INTEREST ACCRUAL PERIOD" means, with respect to a Class of the Auction Rate Notes, the Initial Period for such Class and each period commencing on an Auction Rate Distribution Date for such Class and ending on the day before (a) the next Auction Rate Distribution Date for such Class or (b) its Note Final Maturity Date, as applicable.

                                  Appendix A-5

        "INTEREST RATE ADJUSTMENT DATE" means the date on which an Auction Note Interest Rate is effective, and means, with respect to a Class of the Auction Rate Notes, the date of commencement of each Auction Period for such Class.

        "INTEREST RATE DETERMINATION DATE" means, with respect to a Class of the Auction Rate Notes, the Auction Date for such Class, or if no Auction Date is applicable, the Business Day immediately preceding the date of commencement of an Auction Period for such Class.

        "INTEREST RATE LIMITATION" means, on any date of determination, the lesser of (a) the highest rate the Issuer may legally pay from time to time or
(b) 17%.

        "MAXIMUM RATE" on any date of determination means the lesser of:

               (a) the Applicable LIBOR Rate plus 1.25%;

               (b) the Interest Rate Limitation; and

               (c) the Net Loan Rate.

        "NELNET ELIGIBLE PURCHASER" means Nelnet, Inc. or any of its affiliates; provided that any such affiliate has at no time owned an interest in any of the Financed Eligible Loans.

        "NET LOAN RATE" means, with respect to any Interest Accrual Period applicable to a Class of the Auction Rate Notes, the weighted average return on the Financed Eligible Loans, including all revenues derived from such Financed Eligible Loans, less all program expenses expressed as a percentage of the average outstanding principal balance of such Financed Eligible Loans, which percentage shall be calculated by the Issuer on a quarterly basis, in arrears and provided to the Trustee and the Auction Agent. In making the determination of the Net Loan Rate, the Issuer shall take into account any Counterparty Payments received and/or any Issuer Derivative Payments made.

        "NON-PAYMENT RATE" means One-Month LIBOR plus 1.50%.

        "ORDER" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "PAYMENT DEFAULT" means, with respect to the Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on a Class of the Auction Rate Notes, or (b) a default in the due and punctual payment of any interest on and principal of a Class of the Auction Rate Notes at their maturity.

        "POTENTIAL OWNER" means any Person (including an Existing Owner that is
(a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

        "REGULAR RECORD DATE" means the Business Day next preceding the applicable Auction Date.

                                  Appendix A-6

        "SELL ORDER" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "SUBMISSION DEADLINE" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

        "SUBMITTED BID" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "SUBMITTED HOLD ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "SUBMITTED ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "SUBMITTED SELL ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "SUBSTITUTE AUCTION AGENT" means the Person with whom the Issuer and the Trustee enter into a Substitute Auction Agent Agreement.

        "SUBSTITUTE AUCTION AGENT AGREEMENT" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Appendix A agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under this Appendix A.

        "SUFFICIENT BIDS" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

                                   ARTICLE II

                               TERMS AND ISSUANCE

        SECTION 2.01. AUCTION RATE AND CARRY-OVER AMOUNTS. During its Initial Period, a Class of the Auction Rate Notes shall bear interest at its Initial Rate. Thereafter, and except with respect to an Auction Period Adjustment, (a) the Class A-4AR-1 Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period, (b) the Class A-4AR-2 Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period, (c) the Class B-1 Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period and (d) the Class B-2 Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period, each as determined pursuant to this Section 2.01 and Section 2.02 of this Appendix A.

        For each Class of the Auction Rate Notes during its Initial Period and each Auction Period thereafter, interest at the applicable Auction Rate Notes Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

                                  Appendix A-7

        The Auction Note Interest Rate to be borne by a Class of the Auction Rate Notes after its Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Each such Auction Period after the Initial Period for the Class A-4AR-1 Notes shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the Thursday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Class A-4AR-1 Notes, such Auction Period shall commence on the Initial Rate Adjustment Date for the Class A-4AR-1 Notes. Each such Auction Period after the Initial Period for the Class A-4AR-2 Notes shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the Tuesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Class A-4AR-2 Notes, such Auction Period shall commence on the Initial Rate Adjustment Date for the Class A-4AR-2 Notes. Each such Auction Period after the Initial Period for the Class B-1 Notes shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the Thursday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Class B-1 Notes, such Auction Period shall commence on the Initial Rate Adjustment Date for the Class B-1 Notes. Each such Auction Period after the Initial Period for the Class B-2 Notes shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the Tuesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Class B-2 Notes, such Auction Period shall commence on the Initial Rate Adjustment Date for the Class B-2 Notes. The Auction Note Interest Rate for a Class of the Auction Rate Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.02(a) of this Appendix A. By way of example, if an Interest Period ordinarily would end on a Friday, but the following Monday is not a Business Day, the Interest Period will end on that Monday and the new Interest Period will begin on Tuesday.

        Notwithstanding the foregoing, unless otherwise specified in an Issuer Order, if an Auction is scheduled to occur for the next Auction Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, and the applicable Auction Note Interest Rate in effect for the next Auction Period for such Class will be the Auction Note Interest Rate in effect for the preceding Auction Period for such Class and such Auction Period will generally be 28 days in duration for the Class A-4AR-1 Notes, and ending on (and including) the applicable Thursday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day), of the following fourth, 28 days in duration for the Class A-4AR-2 Notes, and ending on (and including) the applicable Tuesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day), of the following fourth, 28 days in duration for the Class B-1 Notes, and ending on (and including) the applicable Thursday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day), of the following fourth and 28 days in duration for the Class B-2 Notes, and ending on (and including) the applicable Tuesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day), of the following fourth. If the preceding Auction Period was other than generally 7 or 28 days in duration, the Auction Note Interest Rate for the deemed Auction will instead be the rate of interest determined by the applicable Broker-Dealer on equivalently rated auction securities with a comparable length of auction period.

                                  Appendix A-8

        Notwithstanding the foregoing:

               (a) if the ownership of a Class of the Auction Rate Note is no longer maintained in Book-Entry Form, the Auction Note Interest Rate on such Class of the Auction Rate Notes for any Interest Accrual Period commencing after the delivery of certificates representing such Class of the Auction Rate Notes pursuant to this Indenture shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period; or

               (b) if a Payment Default shall have occurred, the Auction Note Interest Rate on each Class of the Auction Rate Notes for an Interest Accrual Period commencing on or immediately after such Payment Default, and for each Interest Accrual Period thereafter, to and including the Interest Accrual Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Interest Accrual Period.

        In accordance with Section 2.02(a)(iii)(B) and (C) of this Appendix A, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) for each Class of the Auction Rate Notes and the Maximum Rate when such rate is not the Auction Note Interest Rate applicable to such Class of the Auction Rate Notes. The Trustee shall notify the Registered Owners and the Issuer of each Class of the Auction Rate Notes of the applicable Auction Note Interest Rate applicable to such Class of the Auction Rate Notes for each Auction Period not later than the third Business Day of such Auction Period. Notwithstanding any other provision of the Auction Rate Notes or this Indenture and except for the occurrence of a Payment Default, interest payable on the Auction Rate Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

        If the Auction Rate for a Class of the Auction Rate Notes is greater than the Maximum Rate, then the Auction Note Interest Rate applicable to such Class of the Auction Rate Notes for that Interest Accrual Period will be the Maximum Rate. If the Auction Note Interest Rate applicable to such Class of the Auction Rate Notes for any Interest Accrual Period is the Maximum Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to such Class of the Auction Rate Notes for such Interest Accrual Period. Such Carry-Over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Auction Rate Distribution Date for the Interest Accrual Period with respect to which such Carry-Over Amount was calculated, until paid. Any

                                  Appendix A-9
payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-Over Amount. For purposes of this Indenture and this Appendix A, any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Auction Rate Note by the Trustee during such Interest Accrual Period in sufficient time for the Trustee to give notice to each Registered Owner of such Carry-Over Amount as required in the next succeeding sentence. Not less than four days before the Auction Rate Distribution Date for an Interest Accrual Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Registered Owner, the Auction Agent and the Issuer of the Carry-Over Amount applicable to each Registered Owner's Auction Rate Note, which written notice may accompany the payment of interest by check made to each such Registered Owner on such Auction Rate Distribution Date or otherwise shall be mailed on such Auction Rate Distribution Date by first-class mail, postage prepaid, to each such Registered Owner at such Registered Owner's address as it appears on the registration records maintained by the Registrar. In addition to such Carry-Over Amount, such notice shall state, that, unless and until an Auction Rate Note has been redeemed (other than by optional redemption), after which redemption all accrued Carry-Over Amounts (and all accrued interest thereon) that remain unpaid shall be cancelled and no Carry-Over Amount (and interest accrued thereon) shall be paid with respect to any redeemed Auction Rate Note, (a) the Carry-Over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Trustee on an Auction Rate Note on the earliest of (i) the date of defeasance of the Auction Rate Note, or (ii) the first occurring Auction Rate Distribution Date (or on the date of any optional redemption) if and to the extent that (x) the Eligible Carry-Over Make-Up Amount with respect to such subsequent Interest Accrual Period is greater than zero, and (y) moneys are available pursuant to the terms of the Indenture in an amount sufficient to pay all or a portion of such Carry-Over Amount (and interest accrued thereon); and (b) interest shall accrue on the Carry-Over Amount at a rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled. The Auction Agent shall maintain records of the Carry-Over Amounts, if any, for the Auction Rate Notes for each related Auction Period.

        The Carry-Over Amount (and interest accrued thereon) for a Class of the Auction Rate Notes shall be paid by the Trustee on the earliest of (a) the date of defeasance of any of such Class or (b) the first occurring Auction Rate Distribution Date for such Class if and to the extent that (i) the Eligible Carry -Over Make-Up Amount with respect to such Interest Accrual Period is greater than zero, and (ii) on such Auction Rate Distribution Date there are sufficient moneys in the Collection Fund to pay the Eligible Carry -Over Make-Up Amount for such Class on such Auction Rate Distribution Date pursuant to Section 5.04(c) of the Indenture. Any Carry-Over Amount (and any interest accrued thereon) on any Class of the Auction Rate Note which is due and payable on an Auction Rate Distribution Date, which Class of the Auction Rate Note is to be redeemed (other than by optional redemption) on said Auction Rate Distribution Date, shall be paid to the Registered Owner thereof on said Auction Rate Distribution Date to the extent that moneys are available therefor in accordance with the provisions of this Appendix A; provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not yet due and payable on said Auction Rate Distribution Date shall be cancelled with respect to said Auction Rate Note that is to be redeemed (other than by optional redemption) on said Auction Rate Distribution Date and shall not be paid on any succeeding

                                  Appendix A-10

Auction Rate Distribution Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the earliest of (a) the date of defeasance of any of the Auction Rate Notes or (b) the next occurring Auction Rate Distribution Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Auction Rate Distribution Date on which the Trustee pays only a portion of the Carry-Over Amount (and any interest accrued thereon) on an Auction Rate Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Registered Owner of such Auction Rate Note receiving such partial payment of the Carry-Over Amount remaining unpaid on such Auction Rate Note.

        The Auction Rate Distribution Date or other date on which such Carry-Over Amount (or any interest accrued thereon) for a Class of the Auction Rate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as, and from the same Fund from which, it pays interest on the such Class of the Auction Rate Notes on an Auction Rate Distribution Date. Any payment of Carry-Over Amounts (and interest accrued thereon) on an Auction Rate Note shall reduce the amount of Eligible Carry -Over Make-Up Amount for such Auction Rate Note.

        In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Accrual Period, which Interest Accrual Period shall be an Auction Period, for Auction Rate Notes shall be the Maximum Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions of this Appendix A and written notice of such determination shall be given by such securities dealer to the Trustee.

        SECTION 2.02. AUCTION RATE.

               (a) DETERMINING THE AUCTION RATE. By purchasing Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Rate Notes maintained at all times in Book-Entry Form for the account of its Clearing Agency Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such Clearing Agency Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

                                  Appendix A-11

               So long as the ownership of Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Clearing Agency Participant advises the Auction Agent of such transfer. Auctions shall be conducted separately for each Class of the Auction Rate Notes on each Auction Date for such Class, if there is an Auction Agent on such Auction Date, in the following manner:

                      (i) (A) Prior to the Submission Deadline on each Auction
               Date;

                                    (1) each Existing Owner of Auction Rate
                             Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    owned by such Existing Owner which such
                                    Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

                                            b. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    which such Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

                                            c. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    owned by such Existing Owner which such
                                    Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period; and

                                    (2) one or more Broker-Dealers may contact
                             Potential Owners to determine the principal amount of Auction Rate Notes which each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

                                    The statement of an Existing Owner or a
                             Potential Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Owner and each Potential Owner placing an Order is herein referred to as a "Bidder"; an Order described in clause (1)a is herein referred to as a "Hold Order"; an Order described in clauses (1)b and (2) is herein referred to as a "Bid"; and an Order described in clause (1)c is herein referred to as a "Sell Order."

                                  Appendix A-12

                             (B) (1) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix A, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be less than the rate specified therein; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Appendix A, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified therein; or

                                            c. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Appendix A, if the rate specified therein shall be higher than the applicable Maximum Rate and Sufficient Bids have not been made.

                                    (2) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix A, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Sell Order; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes set forth in Section
                                    2.02(a)(iv)(B)(3) of this Appendix A, if Sufficient Bids have not been made.

                                    (3) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix A, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be higher than the rate specified in such Bid; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes set forth in Section
                                    2.02(a)(iv)(A)(5) of this Appendix A, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified in such Bid.

                                  Appendix A-13

                      (ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                                    (1) the name of the Bidder placing such
                             Order;

                                    (2) the aggregate principal amount of
                             Auction Rate Notes that are the subject of such Order;

                                    (3) to the extent that such Bidder is an
                             Existing Owner:

                                            a. the principal amount of Auction
                                    Rate Notes, if any, subject to any Hold
                                    Order placed by such Existing Owner;

                                            b. the principal amount of Auction
                                    Rate Notes, if any, subject to any Bid
                                    placed by such Existing Owner and the rate specified in such Bid; and

                                            c. the principal amount of Auction
                                    Rate Notes, if any, subject to any Sell
                                    Order placed by such Existing Owner;

                             and

                                    (4) to the extent such Bidder is a Potential
                             Owner, the rate specified in such Potential Owner's Bid.

                             (B) If any rate specified in any Bid contains more
                      than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

                             (C) If an Order or Orders covering all Outstanding
                      Auction Rate Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

                             (D) A Broker-Dealer may submit Orders in Auctions
                      for its own account.

                                  Appendix A-14

                             (E) Neither the Issuer, the Trustee nor the Auction
                      Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

                             (F) If any Existing Owner submits through a
                      Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

                                    (1) All Hold Orders shall be considered
                             valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes owned by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner.

                                    (2) a. Any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Order referred to in clause (1) of this paragraph (F);

                                            b. subject to subclause a. of this
                                    clause (2), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including an amount equal to such excess;

                                            c. subject to subclauses a. and b.
                                    of this clause (2), if more than one Bid with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                                            d. in any such event, the amount of
                                    Outstanding Auction Rate Notes, if any,
                                    subject to Bids not valid under this clause
                                    (2) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

                                  Appendix A-15

                                    (3) All Sell Orders shall be considered
                             valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to Hold Orders referred to in clause (1) of this paragraph (F) and valid Bids referred to in clause
                             (2) of this paragraph (F).

                             (G) If more than one Bid for Auction Rate Notes is
                      submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                             (H) An Existing Owner that offers to purchase
                      additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Owner.

                             (I) Any Bid or Sell Order submitted by an Existing
                      Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

                             (J) Any Bid specifying a rate higher than the
                      applicable Maximum Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner. Any Bid submitted by an Existing Owner or a Potential Owner specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in the ascending order of the respective rates in the Submitted Bids.

                             (K) Any Order submitted in an Auction by a
                      Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

                      (iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                                  Appendix A-16

                                    (1) the excess of the total principal amount
                             of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Auction Rate Notes"), and

                                    (2) from the Submitted Orders whether:

                                            a. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Bids by Potential Owners
                                    specifying one or more rates equal to or lower than the applicable Maximum Rate;

                                    exceeds or is equal to the sum of:

                                            b. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Rate; and

                                            c. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Sell Orders;

                             (in the event such excess or such equality exists, other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as "Sufficient Bids"); and

                                    (3) if Sufficient Bids exist, the Bid
                             Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                                            a. (x) each Submitted Bid from
                                    Existing Owners specifying such lowest rate and (y) all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bids; and

                                            b. (x) each such Submitted Bid from
                                    Potential Owners specifying such lowest rate and (y) all other Submitted Bids from Potential Owners specifying lower rates were accepted;

                                  Appendix A-17
                      the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Rate Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Rate Notes.

                             (B) Promptly after the Auction Agent has made the
                      determinations pursuant to Section 2.02(a)(iii)(A) of this Appendix A, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Note Interest Rate for the next succeeding Interest Accrual Period as follows:

                                    (1) if Sufficient Bids exist, that the
                             Auction Note Interest Rate for the next succeeding Interest Accrual Period shall be equal to the Bid Auction Rate so determined;

                                    (2) if Sufficient Bids do not exist (other
                             than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Note Interest Rate for the next succeeding Interest Accrual Period shall be equal to the applicable Maximum Rate; or

                                    (3) if all Outstanding Auction Rate Notes
                             are subject to Submitted Hold Orders, that the Auction Note Interest Rate for the next succeeding Interest Accrual Period shall be equal to the applicable All Hold Rate.

                             (C) Promptly after the Auction Agent has determined
                      the Auction Note Interest Rate, the Auction Agent shall advise the Trustee of the Auction Note Interest Rate.

                      (iv) Existing Owners shall continue to own the principal
               amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the Maximum Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

                      If the Maximum Rate is less than the Bid Auction Rate, the
               Maximum Rate will be the Auction Note Interest Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

                                  Appendix A-18

                             (A) If Sufficient Bids have been made and the
                      Maximum Rate is equal to or greater than the Bid Auction Rate, and if the Maximum Rate does not apply (in which case the Auction Note Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (D) and (E) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                                    (1) Existing Owners' Submitted Bids
                             specifying any rate that is higher than the Auction
                             Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (2) Existing Owners' Submitted Bids
                             specifying any rate that is lower than the Auction
                             Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (3) Potential Owners' Submitted Bids
                             specifying any rate that is lower than the Auction
                             Note Interest Rate shall be accepted;

                                    (4) Each Existing Owners' Submitted Bid
                             specifying a rate that is equal to the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A; and

                                  Appendix A-19

                                    (5) Each Potential Owner's Submitted Bid
                             specifying a rate that is equal to the Auction Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this
                             Section 2.02(a)(iv)(A) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) and (E) of this Appendix A.

                             (B) If Sufficient Bids have not been made (other
                      than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), subject to the provisions of Section 2.02(a)(iv)(D) and
                      (E) of this Appendix A, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (1) Existing Owners' Submitted Bids
                             specifying any rate that is equal to or lower than the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (2) Potential Owners' Submitted Bids
                             specifying (x) any rate that is equal to or lower than the Auction Note Interest Rate shall be accepted and (y) any rate that is higher than the Auction Note Interest Rate shall be rejected; and

                                    (3) Each Existing Owner's Submitted Bid
                             specifying any rate that is higher than the Auction
                             Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids

                                  Appendix A-20
                             described in clause (2)(x) of this Section
                             2.02(a)(iv)(B) by a fraction, the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

                             (C) If all Auction Rate Notes are subject to
                      Submitted Hold Orders, all Submitted Bids shall be rejected.

                             (D) If, as a result of the procedures described in
                      paragraph (A) or (B) of this Section 2.02(a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

                             (E) If, as a result of the procedures described in
                      paragraph (A) of this Section 2.02(a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Rate Notes for purchase among Potential Owners so that only Auction Rate Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Notes.

                      (v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

                                  Appendix A-21

                      (vi) Notwithstanding anything in this Appendix A to the
               contrary, (A) no Auction for the Auction Rate Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Collection Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the Auction Rate Notes on the Auction Rate Distribution Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Trustee shall promptly notify the Auction Agent of any such occurrence.

               (b) APPLICATION OF INTEREST PAYMENTS FOR THE AUCTION RATE NOTES.

                      (i) The Trustee shall determine not later than 2:00 p.m.,
               New York City time, on the Business Day next succeeding an Auction Rate Distribution Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Attachment A attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Attachment B attached hereto to the Auction Agent by telecopy or similar means.

                      (ii) Not later than 2:00 p.m., New York City time, on each anniversary of the Date of Issuance, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., New York City time, on each Auction Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund, an amount equal to the Broker-Dealer Fee as calculated in the Auction Agent Agreement. The Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Representative, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Collection Fund.

               (c) CALCULATION OF MAXIMUM RATE, ALL HOLD RATE, APPLICABLE LIBOR RATE, AND NON-PAYMENT RATE. The Auction Agent shall calculate the Maximum Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, on each Auction Date for a Class of the Auction Rate Notes and shall notify the Trustee and the Broker-Dealers of the Maximum Rate, Applicable LIBOR Rate and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of a Class of the Auction Rate Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate for each such Interest Accrual Period. If the ownership of a Class of the Auction Rate Notes is no longer maintained in Book-Entry Form by the Clearing Agency, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Accrual Period after the delivery of certificates representing such Class of the Auction Rate Notes pursuant to the Indenture. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date

                                  Appendix A-22
        for (i) each Interest Accrual Period for a Class of the Auction Rate Notes commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Accrual Period for a Class of the Auction Rate Notes commencing less than two Business Days after the cure of any Payment Default. The determination by the Trustee or the Auction Agent, as the case may be, of the Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee of the Maximum Rate, Applicable LIBOR Rate and All Hold Rate. The Trustee shall be allowed to hire such consultants or experts as it deems necessary to make any such calculations required of the Trustee as set forth in this Indenture or the Auction Agent Agreement.

               (d) NOTIFICATION OF RATES, AMOUNTS AND PAYMENT DATES.

                      (i) By 12:00 noon, New York City time, on the Business Day following each Regular Record Date for a Class of the Auction Rate Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Auction Rate Distribution Date to the beneficial owners of such Class of the Auction Rate Notes.

                      (ii) At least four days prior to any Auction Rate
               Distribution Date for a Class of the Auction Rate Notes, the Trustee shall:

                             (A) confirm with the Auction Agent, so long as no
                      Payment Default has occurred and is continuing and the ownership of such Class is maintained in Book-Entry Form by the Clearing Agency, (1) the date of such next Auction Rate Distribution Date for such Class and (2) the amount payable to the Auction Agent on the Auction Date for such Class pursuant to Section 2.02(b)(ii) of this Appendix A;

                             (B) pursuant to Section 2.01 of this Appendix A,
                      advise the Registered Owners of such Class of the Auction Rate Notes of any Carry-Over Amount accruing on such Class of the Auction Rate Notes; and

                             (C) advise the Clearing Agency, so long as the
                      ownership of such Class is maintained in Book-Entry Form by the Clearing Agency, upon request, of the aggregate amount of interest distributable on such next Auction Rate Distribution Date to the beneficial owners of such Class of the Auction Rate Notes.

                             If any day scheduled to be an Auction Rate
                      Distribution Date for a Class of the Auction Rate Notes shall be changed after the Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Trustee shall, not later than 11:15 a.m., New York City time, on the Business Day next preceding the earlier of the new Auction Rate Distribution Date or the old Auction Rate Distribution Date for such Class, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of such Class of the Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency.

                                  Appendix A-23

               (e)    AUCTION AGENT.

                      (i) Deutsche Bank Trust Company Americas is hereby
               appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Deutsche Bank Trust Company Americas, as the Initial Auction Agent. Any Substitute Auction Agent shall be (A) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Issuer in writing and having a combined capital stock or surplus of at least $50,000,000, or (B) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Appendix A by giving at least 90 days' notice to the Trustee, each Broker-Dealer and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Representative or the Registered Owners of 51% of the aggregate principal amount of the Auction Rate Notes then Outstanding, and if by such Registered Owners, by an instrument signed by such Registered Owners or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days' written notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, each Broker-Dealer and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

                      (ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Issuer, shall use its best efforts to appoint a Substitute Auction Agent.

                                  Appendix A-24

                      (iii) The Auction Agent is acting as agent for the Issuer
               in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

               (f) BROKER-DEALERS.

                      (i) The Issuer hereby appoints Banc of America Securities
               LLC, Citigroup Capital Markets Inc., J.P. Morgan Securities Inc., SunTrust Robinson Humphrey, Inc. and Nelnet Capital, LLC as Broker-Dealers for the Class A-4AR-1 Notes, the Class A-4AR-2 Notes, the Class B-1 Notes and the Class B-2 Notes. The Auction Agent will enter into a Broker-Dealer Agreement with each of the initial Broker-Dealers for the Auction Rate Notes. An Authorized Representative may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

                      (ii) Any Broker-Dealer may be removed at any time, at the
               request of an Authorized Representative, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

               (g) CHANGES IN AUCTION PERIOD OR PERIODS AND CERTAIN PERCENTAGES.

                      (i) While any of Class of the Auction Rate Notes are
               Outstanding, the Issuer may, from time to time, change the length of one or more Auction Periods for such Class (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Class of the Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment for a Class of the Auction Rate Notes unless it shall have received the written consent of the applicable Broker-Dealer, which consent shall not be unreasonably withheld, not later than 10 days nor more than 20 days prior to the Auction Date for such Auction Period. The Issuer shall initiate the Auction Period Adjustment for a Class of the Auction Rate Notes by giving written notice by Issuer Order to the Trustee, the Auction Agent, the applicable Broker-Dealer, each Rating Agency and the Clearing Agency in substantially the form of, or containing substantially the information contained in, Attachment C attached hereto at least 10 days prior to the Auction Date for such Auction Period.

                                  Appendix A-25

                      (ii) An Auction Period Adjustment shall take effect only
               if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Attachment D attached hereto, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the applicable Broker-Dealer and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this Section 2.02 and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in clause (A) above is met but the condition referred in clause (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period for such Class of the Auction Rate Notes shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

               In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06 of the Auction Agent Agreement.

               (h) CHANGES IN THE AUCTION DATE. The applicable Broker-Dealers, with the written consent of an Authorized Representative may specify an earlier Auction Date for a Class of the Auction Rate Notes (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Article I of this Appendix A with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on such Class of the Auction Rate Notes. The applicable Broker-Dealers shall deliver a written request for consent to such change in the length of the Auction Date for a Class of the Auction Rate Notes to the Issuer at least 14 days prior to the effective date of such change. If the Issuer shall have delivered such written consent to the applicable Broker-Dealer, such Broker-Dealer shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer, each Rating Agency and the Clearing Agency. Such notice shall be substantially in the form of, or contain substantially the information contained in, Attachment E attached hereto.

               In connection with any change described in this subsection (h), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06 of the Auction Agent Agreement.

        SECTION 2.03. ADDITIONAL PROVISIONS REGARDING THE INTEREST RATES ON THE AUCTION RATE NOTES. The determination of the Auction Note Interest Rate for a Class of the Auction Rate Notes by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Registered Owners of the Class of the Auction Rate Notes to which such Auction Note Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

                                  Appendix A-26

        In no event shall the cumulative amount of interest paid or payable on a Class of the Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on such Class of the Auction Rate Notes under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Notes or related documents) calculated from the Date of Issuance through any subsequent day during the term of such Class of the Auction Rate Notes or otherwise prior to payment in full of such Class of the Auction Rate Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under a Class of the Auction Rate Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with such Class of the Auction Rate Notes, or if the redemption or acceleration of the maturity of such Class of the Auction Rate Notes results in payment to or receipt by the Registered Owner or any former Registered Owner of such Class of the Auction Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of such Class of the Auction Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to such Class of the Auction Rate Notes shall be credited on the principal balance of such Class of the Auction Rate Notes (or, if the Auction Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of such Class of the Auction Rate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under such Class of the Auction Rate Notes and under the related documents.

        SECTION 2.04. PURCHASE OPTION. If no LIBOR Rate Notes are Outstanding, Nelnet, Inc. is hereby granted an option to purchase a Pro rata Portion of Financed Eligible Loans held in the Trust Estate at a purchase price equal to the greater of the Pro rata Minimum Purchase Amount and the fair market value of such Financed Eligible Loans as of the end of the Collection Period immediately preceding the date of sale for the purpose of redeeming all of a Class of the Auction Rate Notes on any Auction Rate Adjustment Date for such Class of the Auction Rate Notes pursuant to Section 2.11(b) of the Indenture (the "Auction Rate Notes Purchase Option"). The Pro rata Minimum Purchase Amount means, with respect to the Auction Rate Notes, that amount, together with an allocable amount on deposit in any Account of the Debt Service Fund corresponding to such Class of the Auction Rate Notes and a Pro rata Portion of the amounts on deposit in the Capitalized Interest Fund and the Reserve Fund (if such amounts can be released from the Reserve Fund), each after the distribution of amounts on deposit in the Collection Fund on the most recent Monthly Distribution Date, which is equal to or in excess of the amount necessary to redeem the Auction Rate Notes proposed to be redeemed pursuant to the redemption provisions of
Section 2.11(b) of the Indenture, to pay all amounts due (including any Issuer Derivative Payments and applicable Termination Payments) on any Derivative Product corresponding to such Class of the Auction Rate Notes and to pay a Pro rata Portion of any Servicing Fees and Carryover Servicing Fees, Administration Fees, Trustee Fees, Delaware Trustee Fees, Broker-Dealer Fees and Auction Agent Fees due and owing to such redemption date. Any portfolio of Financed Eligible Loans sold pursuant to this Section shall have representative characteristics substantially equivalent to the portfolio of all Financed Eligible Loans including, without limitation, such characteristics as average borrower

                                  Appendix A-27
indebtedness, mix of type of loans (Stafford, PLUS, consolidation, subsidized, unsubsidized), delinquency and default rate, loans in claim status, maturity, type of educational institution for which the loan funded costs of attendance (four year, two year, proprietary and nonproprietary), identity of Guaranty Agency, and other similar characteristics which may impact upon the value of such Financed Eligible Loans. The holder of the Auction Rate Notes Purchase Option shall exercise such option by delivering a written notice stating its desire to exercise this option to the Clearing Agency, the Trustee, the Auction Agent, the Broker-Dealers and the Rating Agencies at least fifteen Business Days prior to the Auction Rate Distribution Date for such Class of the Auction Rate Notes that it intends to exercise its Auction Rate Notes Purchase Option and by delivering to the Trustee an amount equal to the purchase price of such Financed Eligible Loans on or before the tenth Business Day prior to the Auction Rate Distribution Date for such Class of the Auction Rate Notes. If the holder of the Auction Rate Notes Purchase Option fails to provide the required purchase price, no Auction Rate Notes of such Class shall be called for redemption pursuant to
Section 2.11(b) of the Indenture. The Trustee may consult, and, at the direction of the Issuer, shall consult, with a financial advisor, including an Initial Purchaser or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered by any Nelnet Eligible Purchaser. From the proceeds of the sale of the Financed Eligible Loans and the amounts on deposit in the Funds and Accounts described in this Section, the Trustee shall deposit amounts sufficient to redeem the related Class or portion thereof of the Auction Rate Notes on the next succeeding Auction Rate Distribution Date pursuant to the optional redemption provisions of Section 2.11(b) of the Indenture and to pay any Issuer Derivative Payments corresponding to such Class of the Auction Rate Notes into the Debt Service Fund and shall deposit the remainder to the Collection Fund. The Trustee shall use such amounts on deposit in the Debt Service Fund to redeem such Class of the Auction Rate Notes on the applicable Auction Rate Distribution Date and to pay any such Issuer Derivative Payments pursuant to the corresponding Derivative Product.

        Nelnet, Inc. may transfer ownership of the Auction Rate Notes Purchase Option described in this Section at any time to any Nelnet Eligible Purchaser.

        SECTION 2.05. AMENDMENTS TO THIS APPENDIX A. The provisions of this Appendix A, including without limitation the definitions of All Hold Rate, Auction Note Interest Rate, Auction Rate Distribution Date, Maximum Rate and Non-Payment Rate, may be amended pursuant to the Indenture by obtaining the consent of the Registered Owners of all affected Outstanding Auction Rate Notes as follows. If on the first Auction Date for each Class of the Auction Rate Notes occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the Registered Owners of the affected Outstanding Auction Rate Notes as required by the Indenture, (i) the Auction
Note Interest Rate which is determined on such date is the Bid Auction Rate or the All Hold Rate for such Class and (ii) there is delivered to the Issuer and the Trustee an Opinion of Counsel to the effect that such amendment shall not adversely affect the validity of such Class of the Auction Rate Notes, the proposed amendment shall be deemed to have been consented to by the Registered Owners of all affected Outstanding Auction Rate Notes of such Class.

                                  Appendix A-28

                                  ATTACHMENT A

                            NOTICE OF PAYMENT DEFAULT


                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                                 [CLASS A-4AR-1]
                                 [CLASS A-4AR-2]
                                   [CLASS B-1]
                                   [CLASS B-2]
                               AUCTION RATE NOTES

        NOTICE IS HEREBY GIVEN that a Payment Default has occurred and is continuing with respect to the Auction Rate Notes identified above. The next Auction for the Auction Rate Notes will not be held. The Auction Rate for the Auction Rate Notes for the next succeeding Interest Period shall be the Non-Payment Rate.

                                          ZIONS FIRST NATIONAL BANK, as Trustee



Dated: _______________________            By
                                             ----------------------------------

                                  ATTACHMENT B

                        NOTICE OF CURE OF PAYMENT DEFAULT


                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                                 [CLASS A-4AR-1]
                                 [CLASS A-4AR-2]
                                   [CLASS B-1]
                                   [CLASS B-2]
                               AUCTION RATE NOTES

        NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Auction Rate Notes identified above has been waived or cured. The next Auction Rate Distribution Date is __________________________ and the Auction Date is
__________________________.

                                         ZIONS FIRST NATIONAL BANK, as Trustee



Dated: _______________________           By
                                            ------------------------------------

                                  ATTACHMENT C

                       NOTICE OF PROPOSED CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS


                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                                 [CLASS A-4AR-1]
                                 [CLASS A-4AR-2]
                                   [CLASS B-1]
                                   [CLASS B-2]
                               AUCTION RATE NOTES

        Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Indenture of Trust, as amended (the "Indenture") as follows:

        1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

        2. The Auction Period Adjustment in Paragraph 1 shall take place only if
(a) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Issuer, as required by the Indenture authorizing the change in length of one or more Auction Periods and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

        3. If the condition referred to in paragraph 2(a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in paragraph 2(a) is met but the condition referred to in
(b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

        4. It is hereby represented, upon advice of the Auction Agent for the [CLASS A-4AR-1 NOTES] [CLASS A-4AR-2 NOTES] [CLASS B-1 NOTES] [CLASS B-2 NOTES] described herein, that there were Sufficient Bids for such [CLASS A-4AR-1 NOTES] [CLASS A-4AR-2 NOTES] [CLASS B-1 NOTES] [CLASS B-2 NOTES] at the Auction immediately preceding the date of this Notice.

        5. Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the [CLASS A-4AR-1 NOTES] [CLASS A-4AR-2 NOTES] [CLASS B-1 NOTES] [CLASS B-2 NOTES].

        6. The Issuer hereby certifies the instructions set forth in this Notice are in accordance with the terms and provisions of the Indenture, the Auction Agent Agreement and the Broker-Dealer Agreement.

                                         NELNET STUDENT LOAN TRUST 2007-2



Dated:                                   By
       -----------------------------        ------------------------------------

                                  ATTACHMENT D

                      NOTICE ESTABLISHING CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS


                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                                 [CLASS A-4AR-1]
                                 [CLASS A-4AR-2]
                                   [CLASS B-1]
                                   [CLASS B-2]
                               AUCTION RATE NOTES

        Notice is hereby given that the Issuer hereby establishes new lengths for one or more Auction Periods pursuant to the Indenture of Trust, as amended:

        1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

        2. For the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be _______________, or the next succeeding Business Day if such date is not a Business Day.

        3. For Auction Periods occurring after the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be [_______________(date) and every ______________(number) ______________(day of week) thereafter] [every ______________(number) ______________(day of week)
after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in the Indenture of Trust.

        4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture of Trust and our prior notice dated _______________ regarding the proposed change.

        5. Terms not defined in this Notice shall have the meanings set forth in the Indenture of Trust relating to the [CLASS A-4AR-1 NOTES] [CLASS A-4AR-2 NOTES] [CLASS B-1 NOTES] [CLASS B-2 NOTES].

        6. The Issuer hereby certifies the instructions set forth in this Notice are in accordance with the terms and provisions of the Indenture, the Auction Agent Agreement and the Broker-Dealer Agreement.

                                      NELNET STUDENT LOAN TRUST 2007-2



Dated:                                By
       ---------------------------       ---------------------------------------

                                  ATTACHMENT E

                        NOTICE OF CHANGE IN AUCTION DATE


                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                                 [CLASS A-4AR-1]
                                 [CLASS A-4AR-2]
                                   [CLASS B-1]
                                   [CLASS B-2]
                               AUCTION RATE NOTES

        Notice is hereby given by [______________], as Broker-Dealer for the Auction Rate Notes, that with respect to the Auction Rate Notes, the Auction Date is hereby changed as follows:

        1. With respect to [CLASS A-4AR-1 NOTES] [CLASS A-4AR-2 NOTES] [CLASS B-1 NOTES] [CLASS B-2 NOTES], the definition of "Auction Date" shall be deemed amended by substituting "_______________(number) Business Day" in the second line thereof and by substituting "_______________(number) Business Days" for "two Business Days" in subsection (d) thereof.

        2. This change shall take effect on _______________ which shall be the Auction Date for the Auction Period commencing on _______________.

        3. The Auction Date for the [CLASS A-4AR-1 NOTES] [CLASS A-4AR-2 NOTES] [CLASS B-1 NOTES] [CLASS B-2 NOTES] shall be subject to further change hereafter as provided in the Indenture of Trust.

        4. Terms not defined in this Notice shall have the meaning set forth in the Indenture of Trust, as amended, relating to the [CLASS A-4AR-1 NOTES] [CLASS A-4AR-2 NOTES] [CLASS B-1 NOTES] [CLASS B-2 NOTES].

        5. The Broker-Dealer hereby certifies the instructions set forth in this Notice are in accordance with the terms and provisions of the Indenture, the Auction Agent Agreement and the Broker-Dealer Agreement.

                                    [BROKER-DEALER], as Broker-Dealer



Dated:                              By
       ------------------------        -----------------------------------------

                                    EXHIBIT A

                      ELIGIBLE LOAN ACQUISITION CERTIFICATE


        This Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust, dated as of August 1, 2007, as amended (the "Indenture"), between Nelnet Student Loan Trust 2007-2 (the "Issuer") and Zions First National Bank, as trustee and as eligible lender trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Trustee, you are hereby authorized and requested to disburse to _________________ (the "Seller") the sum of $__________ for the acquisition of Eligible Loans and the sum of $____________ to fund "Add-On Consolidation Loans". With respect to the Eligible Loans so to be acquired, the Issuer hereby certifies as follows:

        1. The Eligible Loans to be acquired are those specified in Schedule A attached hereto (the "Acquired Eligible Loans"). The remaining unpaid principal amount of each Acquired Eligible Loan is as shown on such Schedule A.

        2. The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 5.02 of the Indenture, plus accrued interest.

        3. Each Acquired Eligible Loan is an Eligible Loan authorized so to be acquired by the Indenture.

        4. The following items have been received and are being retained, on your behalf, by the Issuer, the Master Servicer or a Subservicer:

               (a) a copy of the Student Loan Purchase Agreement(s) between the Issuer and the Eligible Lender with respect to the Acquired Eligible Loans (original copy maintained on file with the Issuer on behalf of the Trustee);

               (b) with respect to each Insured Loan included among the Acquired Eligible Loans, the Certificate of Insurance relating thereto;

               (c) with respect to each Guaranteed Loan included among the Acquired Eligible Loans, a certified copy of the Guarantee Agreement relating thereto;

               (d) an opinion of counsel to the Issuer specifying each action necessary to perfect a security interest in all Eligible Loans to be acquired by the Issuer pursuant to the Student Loan Purchase Agreements in favor of the Trustee in the manner provided for by the provisions of 20 U.S.C. ss. 1087-2(d)(3) or 20 U.S.C. ss. 1082(m)(1)(D)(iv), as
        applicable, (you are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you); and

               (e) instruments duly assigning the Acquired Eligible Loans to the Trustee.

        5. The Issuer is not, on the date hereof, in default under the Indenture or in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement(s) relating to the Acquired Eligible Loans, and, to the best knowledge of the Issuer, the Eligible Lender is not in default under the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances which would reasonably prevent reliance upon the opinion of counsel referred to in paragraph 4(d) hereof.

        6. All of the conditions specified in the Student Loan Purchase Agreement(s) applicable to the Acquired Eligible Loans and the Indenture for the acquisition of the Acquired Eligible Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive the requirement of receiving an opinion of counsel from the counsel to the Lender.

        7. With respect to all Acquired Eligible Loans which are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Eligible Loans which are Guaranteed, the Guarantee Agreement is in effect with respect thereto.

        8. The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans.

        9. The proposed use of moneys in the Acquisition Fund is in compliance with the provisions of the Indenture.

        10. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

        11. Eligible Loans are being acquired at a price which permits the results of the cash flow analyses provided to the Rating Agencies on the Date of Issuance and as revised/amended to be sustained.

        WITNESS my hand this _____ day of ___________.

                                    NELNET STUDENT LOAN TRUST 2007-2



                                    By
                                       -----------------------------------------
                                    Name
                                         ---------------------------------------
                                    Title
                                          --------------------------------------

                                   EXHIBIT B-1

               FORM OF [REGULATION S] [RULE 144A] CLASS A-1L NOTE


        THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (A) PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (B) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES
ACT) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT; (C) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) PURSUANT TO A VALID REGISTRATION STATEMENT.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                                      B-1-1

                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                            SENIOR CLASS A-1L (LIBOR)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE        MATURITY DATE         CUSIP NO.          ISIN NO.

    August 27, 2007          September 25, 2013

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of August 1, 2007, between the Issuer (by M&T Trust Company of Delaware, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and indenture trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-1L Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-1L Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                                      B-1-2

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                  [Remainder of page intentionally left blank]


                                      B-1-3

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                    NELNET STUDENT LOAN TRUST 2007-2

                                    By:   M&T TRUST COMPANY OF DELAWARE, not in
                                          its individual capacity but solely as
                                          Delaware Trustee under the Trust
                                          Agreement,



                                    By
                                       -----------------------------------------
                                        Authorized Signatory

Date: __________ __, ____



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      ZIONS FIRST NATIONAL BANK, not in its
                                      individual capacity but solely as Trustee,



                                      By
                                         ---------------------------------------
                                          Authorized Signatory

Date: __________ __, ____


                                      B-1-4

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-1L (the "Class A-1L Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-2L, A-3L, A-4AR-1 and A-4AR-2 (together with the Class A-1L Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B-1 and Class B-2 (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments" and are paid on a parity with interest on the Class A Notes.

        The Class A-1L Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-1L Notes shall be payable on each Quarterly Distribution Date in an amount equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each March, June, September and December or, if such day is not a Business Day, the immediately succeeding Business Day, commencing December 26, 2007.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1L Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the September 2021 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.
                                      B-1-5

        Interest on the Class A-1L Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-1L Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-1L Rate. The "Class A-1L Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus 0.18%. The "Class A-1L Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [29/30 * (y-x)] plus 0.18%, as determined by the Administrator.

        where:

        x = Three-Month LIBOR, and

        y = Four-Month LIBOR.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                      B-1-6

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-1-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------

                                  By                                          *
                                     -----------------------------------------
                                  Name
                                       ----------------------------------------
                                  Title
                                        ---------------------------------------


                                  Signature Guaranteed:



                                  By                                          *
                                     -----------------------------------------
                                  *NOTICE: Signature(s) should
                                  be guaranteed by a guarantor
                                  institution participating in the
                                  Securities Transfer Agents
                                  Medallion Program or in such
                                  other guarantee program
                                  acceptable to the Trustee. The
                                  Assignor's signature to this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within note in every
                                  particular without alteration or
                                  any change whatever.

                                     B-1-8

                                   EXHIBIT B-2

               FORM OF [REGULATION S] [RULE 144A] CLASS A-2L NOTE


        THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (A) PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (B) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES
ACT) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT; (C) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) PURSUANT TO A VALID REGISTRATION STATEMENT.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                                      B-2-1

                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                            SENIOR CLASS A-2L (LIBOR)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE        MATURITY DATE            CUSIP NO.          ISIN NO.

    August 27, 2007          September 25, 2018

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of August 1, 2007, between the Issuer (by M&T Trust Company of Delaware, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and indenture trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-2L Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-2L Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                                      B-2-2

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                  [Remainder of page intentionally left blank]

                                      B-2-3

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                     NELNET STUDENT LOAN TRUST 2007-2

                                     By:   M&T TRUST COMPANY OF DELAWARE, not in
                                           its individual capacity but solely as
                                           Delaware Trustee under the Trust
                                           Agreement,



                                     By
                                        ----------------------------------------
                                         Authorized Signatory


Date: __________ __, ____


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      ZIONS FIRST NATIONAL BANK, not in its
                                      individual capacity but solely as Trustee,



                                      By
                                         ---------------------------------------
                                          Authorized Signatory


Date: __________ __, ____

                                      B-2-4

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-2L (the "Class A-2L Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1L, A-3L, A-4AR-1 and A-4AR-2 (together with the Class A-2L Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B-1 and Class B-2 (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments" and are paid on a parity with interest on the Class A Notes.

        The Class A-2L Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-2L Notes shall be payable on each Quarterly Distribution Date in an amount equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each March, June, September and December or, if such day is not a Business Day, the immediately succeeding Business Day, commencing December 26, 2007.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2L Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the September 2021 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-2-5

        Interest on the Class A-2L Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-2L Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-2L Rate. The "Class A-2L Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus 0.25%. The "Class A-2L Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [29/30 * (y-x)] plus 0.25%, as determined by the Administrator.

        where:

        x = Three-Month LIBOR, and

        y = Four-Month LIBOR.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                      B-2-6

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-2-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------

                                  By                                          *
                                     -----------------------------------------
                                  Name
                                       ----------------------------------------
                                  Title
                                        ---------------------------------------


                                  Signature Guaranteed:



                                  By                                          *
                                     -----------------------------------------
                                  *NOTICE: Signature(s) should
                                  be guaranteed by a guarantor
                                  institution participating in the
                                  Securities Transfer Agents
                                  Medallion Program or in such
                                  other guarantee program
                                  acceptable to the Trustee. The
                                  Assignor's signature to this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within note in every
                                  particular without alteration or
                                  any change whatever.

                                     B-2-8

                                   EXHIBIT B-3

               FORM OF [REGULATION S] [RULE 144A] CLASS A-3L NOTE


        THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (A) PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (B) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES
ACT) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT; (C) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) PURSUANT TO A VALID REGISTRATION STATEMENT.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                                      B-6-1

                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                            SENIOR CLASS A-3L (LIBOR)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE         MATURITY DATE            CUSIP NO.          ISIN NO.

    August 27, 2007            March 25, 2026

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of August 1, 2007, between the Issuer (by M&T Trust Company of Delaware, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and indenture trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-3L Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-3L Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                                      B-6-2

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                  [Remainder of page intentionally left blank]


                                      B-6-3

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                     NELNET STUDENT LOAN TRUST 2007-2

                                     By:   M&T TRUST COMPANY OF DELAWARE, not in
                                           its individual capacity but solely as
                                           Delaware Trustee under the Trust
                                           Agreement,



                                     By
                                        ----------------------------------------
                                         Authorized Signatory


Date: __________ __, ____


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      ZIONS FIRST NATIONAL BANK, not in its
                                      individual capacity but solely as Trustee,



                                      By
                                         ---------------------------------------
                                          Authorized Signatory


Date: __________ __, ____


                                      B-6-4

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-3L (the "Class A-3L Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1L, A-2L, A-4AR-1 and A-4AR-2 (together with the Class A-3L Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B-1 and Class B-2 (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments" and are paid on a parity with interest on the Class A Notes.

        The Class A-3L Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-3L Notes shall be payable on each Quarterly Distribution Date in an amount equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each March, June, September and December or, if such day is not a Business Day, the immediately succeeding Business Day, commencing December 26, 2007.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3L Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the September 2021 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-6-5

        Interest on the Class A-3L Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-3L Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-3L Rate. The "Class A-3L Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus 0.25%. The "Class A-3L Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [29/30 * (y-x)] plus 0.35%, as determined by the Administrator.

        where:

        x = Three-Month LIBOR, and

        y = Four-Month LIBOR.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                      B-6-6

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-6-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------

                                  By                                          *
                                     -----------------------------------------
                                  Name
                                       ----------------------------------------
                                  Title
                                        ---------------------------------------


                                  Signature Guaranteed:



                                  By                                          *
                                     -----------------------------------------
                                  *NOTICE: Signature(s) should
                                  be guaranteed by a guarantor
                                  institution participating in the
                                  Securities Transfer Agents
                                  Medallion Program or in such
                                  other guarantee program
                                  acceptable to the Trustee. The
                                  Assignor's signature to this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within note in every
                                  particular without alteration or
                                  any change whatever.

                                     B-6-8

                                   EXHIBIT B-4

                           FORM OF CLASS A-4AR-1 NOTE


        THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (A) PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (B) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (C) PURSUANT TO A VALID REGISTRATION STATEMENT.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY..

                                      B-4-1

                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                         SENIOR CLASS A-4AR-1 (AUCTION)

REGISTERED NO. R-__                                      REGISTERED $__________

   DATE OF ISSUANCE         MATURITY DATE          CUSIP NO.          ISIN NO.

    August 27, 2007         June 25, 2035         64032F AK 0       US64032FAK03

PRINCIPAL SUM:          **DOLLARS**
REGISTERED OWNER:       **CEDE & CO.**

        Nelnet Student Loan Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Auction Rate Distribution Date the principal sum equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Auction Rate Distribution Date, as described in the Indenture of Trust, dated as of August 1, 2007, between the Issuer (by M&T Trust Company of Delaware, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and indenture trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-4AR-1 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-4AR-1 Rate (as defined herein), on each Auction Rate Distribution Date for the Class A-4AR-1 Notes until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Auction Rate Distribution Date or the Date of Issuance in the case of the first Auction Rate Distribution Date (after giving effect to all payments of principal made on the preceding Auction Rate Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue, unless changed as provided in the Indenture in Appendix A thereto, initially during the period commencing on the Date of Issuance through and not including the Initial Rate Adjustment Date for the Class A-4AR-1 Notes, and thereafter, each successive period of generally 28 days, commencing on the first Business Day following the applicable Auction Date, and ending on and including the applicable Auction Date (unless such date is not followed by a Business Day, in which case the next succeeding day that is followed by a Business Day) and, if the Auction Periods are changed as provided in the Indenture, each period commencing on an Auction Rate Distribution Date and ending on but excluding the succeeding Auction Rate Distribution Date (each an "Interest Accrual Period" or "Auction Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                                      B-4-2

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                  [Remainder of page intentionally left blank]

                                      B-4-3

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                     NELNET STUDENT LOAN TRUST 2007-2

                                     By:   M&T TRUST COMPANY OF DELAWARE, not in
                                           its individual capacity but solely as
                                           Delaware Trustee under the Trust
                                           Agreement,



                                     By
                                        ----------------------------------------
                                         Authorized Signatory


Date: __________ __, ____


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      ZIONS FIRST NATIONAL BANK, not in its
                                      individual capacity but solely as Trustee,



                                      By
                                         ---------------------------------------
                                          Authorized Signatory


Date: __________ __, ____

                                      B-4-4

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-4AR-1 (the "Class A-4AR-1 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1L, A-2L, A-3L and A-4AR-2 (together with the Class A-4AR-1 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B-1 and Class B-2 (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments" and are paid on a parity with interest on the Class A Notes.

        The Class A-4AR-1 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-4AR-1 Notes shall be payable on each Auction Rate Distribution Date in an amount equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Auction Rate Distribution Date. "Auction Rate Distribution Date" means for the Class A-4AR-1 Notes, the Business Day immediately following the Initial Period and each related Auction Period thereafter; provided, however, that if the duration of such Auction Period exceeds 90 days, then the Class A-4AR-1 Notes will have Auction Rate Distribution Dates on (i) the twenty fifth (25th) day of each March, June, September and December occurring during such Auction Period (or, if such day is not a Business Day, the immediately succeeding Business Day), and
(ii) the first Business Day immediately following the end of such Auction
Period.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4AR-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the September 2021 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-4-5

        Each Class of the Auction Rate Notes is subject to redemption at the option of the Issuer, from any source of funds (other than from a sale of a Pro rata Portion of the Financed Eligible Loans pursuant to Section 2.04 of Appendix A to the Indenture), in whole or in part, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

        Upon a sale of a Pro rata Portion of the Financed Eligible Loans as provided in Section 2.04 of Appendix A to the Indenture, each Class of the Auction Rate Notes is subject to redemption, in whole only, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes from the proceeds of such sale of a Pro rata Portion of the Financed Eligible Loans, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

        Each Class of the Auction Rate Notes is subject to mandatory redemption, in whole or in part, from amounts on deposit in the Retirement Account of the Debt Service Fund for such purpose, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes and for which notice can be given, each at a redemption price equal to the principal balance being redeemed plus accrued interest, if any (but not including any Carry-Over Amounts, if any, except to the extent such Carry-Over Amounts is payable on such Auction Rate Distribution Date pursuant to Section 5.04 of the Indenture), to such Auction Rate Distribution Date from amounts transferred to the Retirement Account of the Debt Service Fund representing Principal Distribution Amount or representing amounts transferred from the Collection Fund pursuant to Section 5.04(c)(xiv) of the Indenture.

        Interest on the Class A-4AR-1 Notes shall be payable on each Auction Rate Distribution Date on the principal amount outstanding of the Class A-4AR-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-4AR-1 Rate. The "Class A-4AR-1 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the Auction Note Interest Rate for the Class A-4AR-1 Notes for such Interest Accrual Period, and, for the first Interest Accrual Period, the Initial Rate for such Class. The Auction Note Interest Rate is determined for each Interest Accrual Period in accordance with the Auction Procedures described in Appendix A to the Indenture. The Initial Rate for the Class A-4AR-1 Notes is the rate selected by the Initial Purchasers and specified in the Indenture for such Class of Notes. Under certain circumstances, the Class A-4AR-1 Notes may be entitled to payment of certain Carry-Over Amounts for the Class A-4AR-1 Notes, as described in Appendix A to the Indenture. Payment of such Carry-Over Amounts is subordinated to the payment of principal and interest on the Notes, and to payment of other amounts owed by the Issuer, as described in the Indenture.

                                      B-4-6

        Payments of interest on this Note on each Auction Rate Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Auction Rate Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Auction Rate Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Auction Rate Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

                                      B-4-7

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-4-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------

                                  By                                          *
                                     -----------------------------------------
                                  Name
                                       ----------------------------------------
                                  Title
                                        ---------------------------------------


                                  Signature Guaranteed:



                                  By                                          *
                                     -----------------------------------------
                                  *NOTICE: Signature(s) should
                                  be guaranteed by a guarantor
                                  institution participating in the
                                  Securities Transfer Agents
                                  Medallion Program or in such
                                  other guarantee program
                                  acceptable to the Trustee. The
                                  Assignor's signature to this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within note in every
                                  particular without alteration or
                                  any change whatever.

                                     B-4-9

                                   EXHIBIT B-5

                           FORM OF CLASS A-4AR-2 NOTE


        THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (A) PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (B) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (C) PURSUANT TO A VALID REGISTRATION STATEMENT.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY..

                                      B-5-1

                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                         SENIOR CLASS A-4AR-2 (AUCTION)

REGISTERED NO. R-__                                      REGISTERED $__________

   DATE OF ISSUANCE         MATURITY DATE        CUSIP NO.           ISIN NO.

    August 27, 2007         June 25, 2035       64032F AH 7        US64032FAH73

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Auction Rate Distribution Date the principal sum equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Auction Rate Distribution Date, as described in the Indenture of Trust, dated as of August 1, 2007, between the Issuer (by M&T Trust Company of Delaware, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and indenture trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-4AR-2 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-4AR-2 Rate (as defined herein), on each Auction Rate Distribution Date for the Class A-4AR-2 Notes until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Auction Rate Distribution Date or the Date of Issuance in the case of the first Auction Rate Distribution Date (after giving effect to all payments of principal made on the preceding Auction Rate Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue, unless changed as provided in the Indenture in Appendix A thereto, initially during the period commencing on the Date of Issuance through and not including the Initial Rate Adjustment Date for the Class A-4AR-2 Notes, and thereafter, each successive period of generally 28 days, commencing on the first Business Day following the applicable Auction Date, and ending on and including the applicable Auction Date (unless such date is not followed by a Business Day, in which case the next succeeding day that is followed by a Business Day) and, if the Auction Periods are changed as provided in the Indenture, each period commencing on an Auction Rate Distribution Date and ending on but excluding the succeeding Auction Rate Distribution Date (each an "Interest Accrual Period" or "Auction Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                                      B-5-2

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                  [Remainder of page intentionally left blank]


                                      B-5-3

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                    NELNET STUDENT LOAN TRUST 2007-2

                                    By:   M&T TRUST COMPANY OF DELAWARE, not in
                                          its individual capacity but solely as
                                          Delaware Trustee under the Trust
                                          Agreement,



                                    By
                                       -----------------------------------------
                                        Authorized Signatory


Date: __________ __, ____


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      ZIONS FIRST NATIONAL BANK, not in its
                                      individual capacity but solely as Trustee,



                                      By
                                         ---------------------------------------
                                          Authorized Signatory


Date: __________ __, ____


                                      B-5-4

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-4AR-2 (the "Class A-4AR-2 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1L, A-2L, A-3L and A-4AR-1 (together with the Class A-4AR-2 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B-1 and Class B-2 (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments" and are paid on a parity with interest on the Class A Notes.

        The Class A-4AR-2 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-4AR-2 Notes shall be payable on each Auction Rate Distribution Date in an amount equal to the portion of the Class A Principal Distribution Amount allocable to this Note for such Auction Rate Distribution Date. "Auction Rate Distribution Date" means for the Class A-4AR-2 Notes, the Business Day immediately following the Initial Period and each related Auction Period thereafter; provided, however, that if the duration of such Auction Period exceeds 90 days, then the Class A-4AR-2 Notes will have Auction Rate Distribution Dates on (i) the twenty fifth (25th) day of each March, June, September and December occurring during such Auction Period (or, if such day is not a Business Day, the immediately succeeding Business Day), and
(ii) the first Business Day immediately following the end of such Auction
Period.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4AR-2 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the September 2021 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-5-5

        Each Class of the Auction Rate Notes is subject to redemption at the option of the Issuer, from any source of funds (other than from a sale of a Pro rata Portion of the Financed Eligible Loans pursuant to Section 2.04 of Appendix A to the Indenture), in whole or in part, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

        Upon a sale of a Pro rata Portion of the Financed Eligible Loans as provided in Section 2.04 of Appendix A to the Indenture, each Class of the Auction Rate Notes is subject to redemption, in whole only, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes from the proceeds of such sale of a Pro rata Portion of the Financed Eligible Loans, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

        Each Class of the Auction Rate Notes is subject to mandatory redemption, in whole or in part, from amounts on deposit in the Retirement Account of the Debt Service Fund for such purpose, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes and for which notice can be given, each at a redemption price equal to the principal balance being redeemed plus accrued interest, if any (but not including any Carry-Over Amounts, if any, except to the extent such Carry-Over Amounts is payable on such Auction Rate Distribution Date pursuant to Section 5.04 of the Indenture), to such Auction Rate Distribution Date from amounts transferred to the Retirement Account of the Debt Service Fund representing Principal Distribution Amount or representing amounts transferred from the Collection Fund pursuant to Section 5.04(c)(xiv) of the Indenture.

        Interest on the Class A-4AR-2 Notes shall be payable on each Auction Rate Distribution Date on the principal amount outstanding of the Class A-4AR-2 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-4AR-2 Rate. The "Class A-4AR-2 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the Auction Note Interest Rate for the Class A-4AR-2 Notes for such Interest Accrual Period, and, for the first Interest Accrual Period, the Initial Rate for such Class. The Auction Note Interest Rate is determined for each Interest Accrual Period in accordance with the Auction Procedures described in Appendix A to the Indenture. The Initial Rate for the Class A-4AR-2 Notes is the rate selected by the Initial Purchasers and specified in the Indenture for such Class of Notes. Under certain circumstances, the Class A-4AR-2 Notes may be entitled to payment of certain Carry-Over Amounts for the Class A-4AR-2 Notes, as described in Appendix A to the Indenture. Payment of such Carry-Over Amounts is subordinated to the payment of principal and interest on the Notes, and to payment of other amounts owed by the Issuer, as described in the Indenture.

                                      B-5-6

        Payments of interest on this Note on each Auction Rate Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Auction Rate Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Auction Rate Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Auction Rate Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

                                      B-5-7

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-5-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------

                                  By                                          *
                                     -----------------------------------------
                                  Name
                                       ----------------------------------------
                                  Title
                                        ---------------------------------------


                                  Signature Guaranteed:



                                  By                                          *
                                     -----------------------------------------
                                  *NOTICE: Signature(s) should
                                  be guaranteed by a guarantor
                                  institution participating in the
                                  Securities Transfer Agents
                                  Medallion Program or in such
                                  other guarantee program
                                  acceptable to the Trustee. The
                                  Assignor's signature to this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within note in every
                                  particular without alteration or
                                  any change whatever.

                                     B-5-9

                                   EXHIBIT B-6

                             FORM OF CLASS B-1 NOTE


        THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (A) PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (B) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (C) PURSUANT TO A VALID REGISTRATION STATEMENT.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                                      B-6-1

                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                         SUBORDINATE CLASS B-1 (AUCTION)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE         MATURITY DATE           CUSIP NO.         ISIN NO.

    August 27, 2007       September 25, 2035       64032F AL 8      US64032FAL85

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Auction Rate Distribution Date the principal sum equal to the portion of the Class B Principal Distribution Amount allocable to this Note for such Auction Rate Distribution Date, as described in the Indenture of Trust, dated as of August 1, 2007, between the Issuer (by M&T Trust Company of Delaware, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and indenture trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class B-1 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class B-1 Rate (as defined on the reverse hereof), on each Auction Rate Distribution Date for the Class B-1 Notes until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Auction Rate Distribution Date or the Date of Issuance in the case of the first Auction Rate Distribution Date (after giving effect to all payments of principal made on the preceding Auction Rate Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue, unless changed as provided in the Indenture in Appendix A thereto, initially during the period commencing on the Date of Issuance through and not including the Initial Rate Adjustment Date for the Class B-1 Notes, and thereafter, each successive period of generally 28 days, commencing on the first Business Day following the applicable Auction Date, and ending on and including the applicable Auction Date (unless such date is not followed by a Business Day, in which case the next succeeding day that is followed by a Business Day) and, if the Auction Periods are changed as provided in the Indenture, each period commencing on an Auction Rate Distribution Date and ending on but excluding the succeeding Auction Rate Distribution Date (each an "Interest Accrual Period" or "Auction Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                                      B-6-2

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                  [Remainder of page intentionally left blank]


                                      B-6-3

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                    NELNET STUDENT LOAN TRUST 2007-2

                                    By:   M&T TRUST COMPANY OF DELAWARE, not in
                                          its individual capacity but solely as
                                          Delaware Trustee under the Trust
                                          Agreement,



                                    By
                                       -----------------------------------------
                                        Authorized Signatory

Date: __________ __, ____

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      ZIONS FIRST NATIONAL BANK, not in its
                                      individual capacity but solely as Trustee,



                                      By
                                         ---------------------------------------
                                          Authorized Signatory

Date: __________ __, ____

                                      B-6-4

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Subordinate Class B-1 (the "Class B-1 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B-2 (together with the Class B-1 Notes, the "Class B Notes") and the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1L, A-2L, A-3L, A-4AR-1 and A-4AR-2 (collectively, the "Class A Notes" and, together with the Class B Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments" and are paid on a parity with interest on the Class A Notes.

        The Class B-1 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class B-1 Notes shall be payable on each Auction Rate Distribution Date in an amount equal to the portion of the Class B Principal Distribution Amount allocable to this Note for such Auction Rate Distribution Date. "Auction Rate Distribution Date" means for the Class B-1 Notes, the Business Day immediately following the Initial Period and each related Auction Period thereafter; provided, however, that if the duration of such Auction Period exceeds 90 days, then the Class B-1 Notes will have Auction Rate Distribution Dates on (i) the twenty-fifth (25th) day of each March, June, September and December occurring during such Auction Period (or, if such day is not a Business Day, the immediately succeeding Business Day), and (ii) the first Business Day immediately following the end of such Auction Period.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class B-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the September 2021 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-6-5

        Each Class of the Auction Rate Notes is subject to redemption at the option of the Issuer, from any source of funds (other than from a sale of a Pro rata Portion of the Financed Eligible Loans pursuant to Section 2.04 of Appendix A to the Indenture), in whole or in part, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

        Subject to certain limitations set forth in the Indenture, upon a sale of a Pro rata Portion of the Financed Eligible Loans as provided in Section 2.04 of Appendix A to the Indenture, each Class of the Auction Rate Notes is subject to redemption, in whole only, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes from the proceeds of such sale of a Pro rata Portion of the Financed Eligible Loans, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

        Each Class of the Auction Rate Notes is subject to mandatory redemption, in whole or in part, from amounts on deposit in the Retirement Account of the Debt Service Fund for such purpose, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes and for which notice can be given, each at a redemption price equal to the principal balance being redeemed plus accrued interest, if any (but not including any Carry-Over Amounts, if any, except to the extent such Carry-Over Amounts is payable on such Auction Rate Distribution Date pursuant to Section 5.04 of the Indenture), to such Auction Rate Distribution Date from amounts transferred to the Retirement Account of the Debt Service Fund representing Principal Distribution Amount or representing amounts transferred from the Collection Fund pursuant to Section 5.04(c)(xiv) of the Indenture.

        Interest on the Class B-1 Notes shall be payable on each Auction Rate Distribution Date on the principal amount outstanding of the Class B-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class B-1 Rate. The "Class B-1 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the Auction Note Interest Rate for the Class B-1 Notes for such Interest Accrual Period, and, for the first Interest Accrual Period, the Initial Rate for such Class. The Auction
Note Interest Rate is determined for each Interest Accrual Period in accordance with the Auction Procedures described in Appendix A to the Indenture. The Initial Rate for the Class B-1 Notes is the rate selected by the Initial Purchasers and specified in the Indenture for such Class of Notes. Under certain circumstances, the Class B-1 Notes may be entitled to payment of certain Carry-Over Amounts for the Class B Notes, as described in Appendix A to the Indenture. Payment of such Carry-Over Amounts is subordinated to the payment of principal and interest on the Notes, and to payment of other amounts owed by the Issuer, as described in the Indenture.

                                      B-6-6

        Payments of interest on this Note on each Auction Rate Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on an Auction Rate Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Auction Rate Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Auction Rate Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.



        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

                                      B-6-7

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-6-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------

                                  By                                          *
                                     -----------------------------------------
                                  Name
                                       ----------------------------------------
                                  Title
                                        ---------------------------------------


                                  Signature Guaranteed:



                                  By                                          *
                                     -----------------------------------------
                                  *NOTICE: Signature(s) should
                                  be guaranteed by a guarantor
                                  institution participating in the
                                  Securities Transfer Agents
                                  Medallion Program or in such
                                  other guarantee program
                                  acceptable to the Trustee. The
                                  Assignor's signature to this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within note in every
                                  particular without alteration or
                                  any change whatever.

                                     B-6-9

                                   EXHIBIT B-7

                             FORM OF CLASS B-2 NOTE


        THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (A) PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (B) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (C) PURSUANT TO A VALID REGISTRATION STATEMENT.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                                      B-7-1

                        NELNET STUDENT LOAN TRUST 2007-2
                         STUDENT LOAN ASSET-BACKED NOTES
                         SUBORDINATE CLASS B-2 (AUCTION)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE        MATURITY DATE           CUSIP NO.          ISIN NO.

    August 27, 2007      September 25, 2035       64032F AM 6       US64032FAM68

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2007-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Auction Rate Distribution Date the principal sum equal to the portion of the Class B Principal Distribution Amount allocable to this Note for such Auction Rate Distribution Date, as described in the Indenture of Trust, dated as of August 1, 2007, between the Issuer (by M&T Trust Company of Delaware, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and indenture trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class B-2 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class B-2 Rate (as defined on the reverse hereof), on each Auction Rate Distribution Date for the Class B-2 Notes until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Auction Rate Distribution Date or the Date of Issuance in the case of the first Auction Rate Distribution Date (after giving effect to all payments of principal made on the preceding Auction Rate Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue, unless changed as provided in the Indenture in Appendix A thereto, initially during the period commencing on the Date of Issuance through and not including the Initial Rate Adjustment Date for the Class B-2 Notes, and thereafter, each successive period of generally __ days, commencing on the first Business Day following the applicable Auction Date, and ending on and including the applicable Auction Date (unless such date is not followed by a Business Day, in which case the next succeeding day that is followed by a Business Day) and, if the Auction Periods are changed as provided in the Indenture, each period commencing on an Auction Rate Distribution Date and ending on but excluding the succeeding Auction Rate Distribution Date (each an "Interest Accrual Period" or "Auction Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                                      B-7-2

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                  [Remainder of page intentionally left blank]


                                      B-7-3

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                   NELNET STUDENT LOAN TRUST 2007-2

                                   By:   M&T TRUST COMPANY OF DELAWARE, not in
                                         its individual capacity but solely as
                                         Delaware Trustee under the Trust
                                         Agreement,



                                   By
                                      ------------------------------------------
                                       Authorized Signatory

Date: __________ __, ____

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      ZIONS FIRST NATIONAL BANK, not in its
                                      individual capacity but solely as Trustee,



                                      By
                                         ---------------------------------------
                                          Authorized Signatory

Date: __________ __, ____

                                      B-7-4

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Subordinate Class B-2 (the "Class B-2 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B-1 (together with the Class B-2 Notes, the "Class B Notes") and the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1L, A-2L, A-3L, A-4AR-1 and A-4AR-2 (collectively, the "Class A Notes" and, together with the Class B Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments" and are paid on a parity with interest on the Class A Notes.

        The Class B-2 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        The Class B-2 Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class B-2 Notes shall be payable on each Auction Rate Distribution Date in an amount equal to the portion of the Class B Principal Distribution Amount allocable to this Note for such Auction Rate Distribution Date. "Auction Rate Distribution Date" means for the Class B-2 Notes, the Business Day immediately following the Initial Period and each related Auction Period thereafter; provided, however, that if the duration of such Auction Period exceeds 90 days, then the Class B-2 Notes will have Auction Rate Distribution Dates on (i) the twenty-fifth (25th) day of each March, June, September and December occurring during such Auction Period (or, if such day is not a Business Day, the immediately succeeding Business Day), and (ii) the first Business Day immediately following the end of such Auction Period.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class B-2 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.


                                      B-7-5

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the September 2021 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

        Each Class of the Auction Rate Notes is subject to redemption at the option of the Issuer, from any source of funds (other than from a sale of a Pro rata Portion of the Financed Eligible Loans pursuant to Section 2.04 of Appendix A to the Indenture), in whole or in part, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

        Subject to certain limitations set forth in the Indenture, upon a sale of a Pro rata Portion of the Financed Eligible Loans as provided in Section 2.04 of Appendix A to the Indenture, each Class of the Auction Rate Notes is subject to redemption, in whole only, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes from the proceeds of such sale of a Pro rata Portion of the Financed Eligible Loans, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Carry-Over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes to such Auction Rate Distribution Date.

        Each Class of the Auction Rate Notes is subject to mandatory redemption, in whole or in part, from amounts on deposit in the Retirement Account of the Debt Service Fund for such purpose, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes and for which notice can be given, each at a redemption price equal to the principal balance being redeemed plus accrued interest, if any (but not including any Carry-Over Amounts, if any, except to the extent such Carry-Over Amounts is payable on such Auction Rate Distribution Date pursuant to Section 5.04 of the Indenture), to such Auction Rate Distribution Date from amounts transferred to the Retirement Account of the Debt Service Fund representing Principal Distribution Amount or representing amounts transferred from the Collection Fund pursuant to Section 5.04(c)(xiv) of the Indenture.

        Interest on the Class B-2 Notes shall be payable on each Auction Rate Distribution Date on the principal amount outstanding of the Class B-2 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A B-2 Rate. The "Class B-2 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the Auction Note Interest Rate for the Class B-2 Notes for such Interest Accrual Period, and, for the first Interest Accrual Period, the Initial Rate for such Class. The Auction
Note Interest Rate is determined for each Interest Accrual Period in accordance with the Auction Procedures described in Appendix A to the Indenture. The Initial Rate for the Class B-2 Notes is the rate selected by the Initial Purchasers and specified in the Indenture for such Class of Notes. Under certain circumstances, the Class B-2 Notes may be entitled to payment of certain Carry-Over Amounts for the Class B Notes, as described in Appendix A to the Indenture. Payment of such Carry-Over Amounts is subordinated to the payment of principal and interest on the Notes, and to payment of other amounts owed by the Issuer, as described in the Indenture.

                                      B-7-6

        Payments of interest on this Note on each Auction Rate Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on an Auction Rate Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Auction Rate Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Auction Rate Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

                                      B-7-7

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-7-8

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

________________________________________________________________________________


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -----------------------

                                  By                                          *
                                     -----------------------------------------
                                  Name
                                       ----------------------------------------
                                  Title
                                        ---------------------------------------


                                  Signature Guaranteed:



                                  By                                          *
                                     -----------------------------------------
                                  *NOTICE: Signature(s) should
                                  be guaranteed by a guarantor
                                  institution participating in the
                                  Securities Transfer Agents
                                  Medallion Program or in such
                                  other guarantee program
                                  acceptable to the Trustee. The
                                  Assignor's signature to this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within note in every
                                  particular without alteration or
                                  any change whatever.

                                     B-7-9

                                    EXHIBIT C

                             FORM OF ADMINISTRATOR'S
                      MONTHLY DISTRIBUTION DATE CERTIFICATE


        This Administrator's Monthly Distribution Date Certificate (the "Certificate") is being provided by National Education Loan Network, Inc., as Administrator (the "Administrator") to Nelnet Student Loan Trust 2007-2 (the "Issuer"), pursuant to Section 5.04(c) of the Indenture of Trust, dated as of August 1, 2007 (the "Indenture"), among the Issuer, Zions First National Bank, as eligible lender trustee, and Zions First National Bank, as trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

        Pursuant to this Certificate, the Administrator hereby directs the Trustee to make the following deposits and distributions to the Persons or to the Funds or Account specified below by 3:00 p.m. (Eastern time) on __________ __, _____ (the "Monthly Distribution Date"), to the extent of, (A) the amount of Available Funds received during the immediately preceding Collection Period in the Collection Fund (or, if necessary, other Available Funds on deposit in the Collection Fund as provided in Section 5.04(c) of the Indenture), (B) the amount transferred from the Reserve Fund pursuant to Section 5.05(b), (c) and (d) of the Indenture, (C) the amount transferred from the Acquisition Fund pursuant to
Section 5.02 of the Indenture, (D) the amount transferred from the Capitalized Interest Fund pursuant to Section 5.03 of the Indenture, and (E) the amount transferred from the Department Rebate Fund pursuant to Section 5.13 of the Indenture. The Trustee shall make the following deposits and distributions in the following order of priority, and the Trustee shall comply with such instructions:

(i)     To the Administration Fund for the payment of:                           $          -
                                                                                 --------------
        (a)  The Servicing Fee to be paid to the Master Servicer                 $          -
                                                                                 --------------
        (b)  The Trustee Fee to be paid to the Trustee,                          $          -
                                                                                 --------------
        (c)  The Auction Agent Fee to be paid to the Auction Agent,              $          -
                                                                                 --------------
        (d)  The Broker-Dealer Fee to be paid to the Broker-Dealer, and          $          -
                                                                                 --------------
        (e)  The Delaware Trustee Fee to the Delaware Trustee,                   $          -
                                                                                 --------------
        payments described in (a) through (e) above to be made ratably, without preference or priority of any kind, due prior to the next succeeding
        Monthly Distribution Date in each case with such fees remaining unpaid from prior Monthly Distribution Dates;

(ii)    (a)The Administration Fee to the Administrator, and                      $          -
                                                                                 --------------
        (b)Any unpaid Administration Fees, if any, from prior Quarterly          $          -
           Distribution Dates to the Administrator due on the Quarterly          --------------
           Distribution Date;

                                      C-1

(iii)   To the Debt Service Fund for the payment of:                             $          -
                                                                                 --------------
        (a)Interest on the Class A-1L Notes,                                     $          -
                                                                                 --------------
           Interest on the Class A-2L Notes,                                     $          -
                                                                                 --------------
           Interest on the Class A-3L Notes,                                     $          -
                                                                                 --------------
           Interest on the Class A-4AR-1 Notes,                                  $          -
                                                                                 --------------
           Interest on the Class A-4AR-2 Notes, and                              $          -
                                                                                 --------------
        (b)Issuer Derivative Payments (excluding Termination Payments other      $          -
           than Priority Termination Payments) to the Counterparties, pro -      --------------
           rata, without preference or priority of any kind, according to the amounts payable to each such party;

(iv)    To the Debt Service Fund for the payment of:                             $          -
                                                                                 --------------
        (a)Interest on the Class B-1 Notes, and                                  $          -
                                                                                 --------------
        (b)Interest on the Class B-2 Notes, pro rata, without preference or      $          -
           priority of any kind, according to the amounts payable to each such   --------------
           party;

(v)     An amount equal to the unpaid interest accrued on the Financed Student   $          -
        Loans subsequent to the Cutoff Date but prior to the Date of Issuance,   --------------
        until such amount has been paid in full, to the Depositor;

(vi)    On a Quarterly Distribution Date, to the Debt Service Fund for the       $          -
        payment of:                                                              --------------
        (a)Class A Principal Distribution Amount on the Class A-1L Notes,        $          -
                                                                                 --------------
        (b)Class A Principal Distribution Amount on the Class A-2L Notes,        $          -
                                                                                 --------------
        (c)Class A Principal Distribution Amount on the Class A-3L Notes,        $          -
                                                                                 --------------
        (d)Class A Principal Distribution Amount on the Class A-4AR-1 Notes,     $          -
           and                                                                   --------------
        (e)Class A Principal Distribution Amount on the Class A-4AR-2 Notes;     $          -
                                                                                 --------------
(vii)   On a Quarterly Distribution Date on and after the Stepdown Date (and     $          -
        no Trigger Event is in effect), to the Debt Service Fund for the         --------------
        payment of:

        (a)Class B Principal Distribution Amount on the Class B-1 Notes, and     $          -
                                                                                 --------------
        (b)Class B Principal Distribution Amount on the Class B-2 Notes;         $          -
                                                                                 --------------
(viii)  On a Quarterly Distribution Date, amounts to be deposited to the         $          -
        Reserve Fund necessary to reinstate the balance of the Reserve Fund up   --------------
        to the Specified Reserve Fund Balance;

(ix)    On a Quarterly Distribution Date, amounts due to the Master Servicer     $          -
        representing the aggregate unpaid amount of the Carryover Servicing      --------------
        Fee;

(x)     On a Quarterly Distribution Date, to the Debt Service Fund for the       $          -
        payment of:                                                              --------------
        (a)Carry-Over Amount on the Class A-4AR-1 Notes, and                     $          -
                                                                                 --------------
        (b)Carry-Over Amount on the Class A-4AR-1 Notes;                         $          -
                                                                                 --------------
                                      C-2

(xi)    On a Quarterly Distribution Date, to the Debt Service Fund for the       $          -
        payment of:                                                              --------------
        (a)Carry-Over Amount on the Class B-1 Notes, and                         $          -
                                                                                 --------------
        (b)Carry-Over Amount on the Class B-2 Notes;                             $          -
                                                                                 --------------
(xii)   On a Quarterly Distribution Date, amounts due to the Counterparties,     $          -
        pro rata, without preference or priority (representing any accrued and   --------------
        unpaid Termination Payments due under any Derivative Product Payments);

(xiii)  On a Quarterly Distribution Date, if the Financed Eligible Loans have    $          -
        not been sold pursuant to Section 10.03 or 10.04 of the Indenture,       --------------
        amounts payable to the Noteholders as an accelerated payment of principal balance on the Notes pursuant to Section 5.07(b) of the
        Indenture; and

(xiv)   On a Quarterly Distribution Date, any remaining Available Revenues, at   $          -
        the option of the Issuer:                                                --------------
        (a)Redeem Class B Notes pursuant to Section 2.11(a) of the Indenture,    $          -
           and                                                                   --------------
        (b)Released to the Issuer.                                               $          -
                                                                                 --------------
        Total Distributions                                                      $          -
                                                                                 --------------
        The Available Funds from the immediately preceding Collection Period     $          -
        on this Monthly Distribution Date.                                       --------------
        The Available Funds remaining from the prior Monthly Distribution Date.  $          -
                                                                                 --------------
        If required, other Available Funds on deposit in the Collection Fund.    $          -
                                                                                 --------------
        If required, Issuer, Master Servicer or Subservicer contributions for    $          -
        Borrower Incentive Program deficiencies.                                 --------------

        The Parity Ratio as of such Quarterly Distribution Date.                         ____%

        Specified Reserve Fund Balance for such Quarterly Distribution Date.     $          -
                                                                                 --------------
        Pool Balance for such Quarterly Distribution Date.                       $          -
                                                                                 --------------

FUND TRANSFERS

        Pursuant to this Certificate, if applicable, the Administrator further hereby directs the Trustee to withdraw from:

               (a) the Prefunding Account of the Acquisition Fund for deposit to the Collection Fund (i) an amount equal to $__________, representing the amount of insufficient Available Funds in the Collection Fund to make the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency) and 5.04(c)(i) through
        (iv) of the Indenture and (ii) an amount equal to $__________, representing the remaining amount on deposit in the Prefunding Account of the Acquisition Fund on the Quarterly Distribution Date immediately following the one-year anniversary of the Date of Issuance;

               (b) the Capitalized Interest Fund for deposit to the Collection Fund (i) an amount equal to $__________, representing the amount of insufficient Available Funds in the Collection Fund to make the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency) and 5.04(c)(i) through
        (iv) of the Indenture, and (ii) an amount equal to $__________, representing the amount required to be transferred to the Collection Fund on such Monthly Distribution Date; and

               (c) the Reserve Fund for deposit to the Collection Fund to the extent moneys are not available to make the transfers from the Capitalized Interest Fund, (i) an amount equal to $__________, representing the amount of insufficient Available Funds in the Collection Fund to make the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency) and 5.04(c)(i) through (iv) of the Indenture, and (ii) an amount equal to $__________, representing the amount on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance.

PAYMENTS FROM THE ADMINISTRATION FUND

        The Trustee is hereby instructed to pay the amount set forth above to be deposited to the Administration Fund for the Servicing Fees to the Master Servicer on such Monthly Distribution Date.

        The Trustee is hereby instructed to pay the amount set forth above to be deposited to the Administration Fund for the Trustee Fee to the Trustee on __________ __, ____.

        The Trustee is hereby instructed to pay the amount set forth above to be deposited to the Administration Fund for the Delaware Trustee Fee to the Delaware Trustee on __________ __, ____.

        The Trustee is hereby instructed to pay the amount set forth above to be deposited to the Administration Fund for the Auction Agent Fee and the Broker-Dealer Fees to the Auction Agent for distribution to the Auction Agent and the Broker-Dealers on the dates and in the amounts set forth on the Schedule attached hereto.

        The Administrator hereby certifies that the information herein is true and accurate in all material respects, is in compliance with the provisions of the Indenture and that the Trustee may conclusively rely on this Certificate with no further duty to examine or determine the information contained herein.

        IN WITNESS WHEREOF, the Administrator has caused this Certificate to be duly executed and delivered as of the date written below.

                                      NATIONAL EDUCATION LOAN NETWORK, INC., as
                                      Administrator



                                      By
                                         ---------------------------------------
                                          Authorized Signatory
Date
     -------------------------

                                    EXHIBIT D

                           REPORT TO REGISTERED OWNERS

                                    EXHIBIT E

                            FORM OF INVESTMENT LETTER
                       FOR QUALIFIED INSTITUTIONAL BUYERS


                               ---------- --, ----

Nelnet Student Loan Trust 2007-2
Zions First National Bank
Banc of America Securities LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
J.P. Morgan Securities Inc.
Greenwich Capital Markets, Inc.
SunTrust Robinson Humphrey, Inc.

        Re:    NELNET STUDENT LOAN TRUST SERIES 2007-2,
               Student Loan Asset-Backed Notes, Series 2007-2

Ladies and Gentlemen:

        The undersigned (the "Purchaser") intends to purchase certain of the above referenced Notes (the "Notes") issued by NELNET STUDENT LOAN TRUST SERIES 2007-2 (the "Issuer") pursuant to the Indenture of Trust, dated as of August 1, 2007 (the "Indenture"), among the Issuer, Zions First National Bank, as eligible lender trustee, and Zions First National Bank, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

        THIS LETTER, OR A FACSIMILE COPY HEREOF, WILL BE DELIVERED TO THE ABOVE ADDRESSEES NO LATER THAN THE DATE OF PURCHASE.

        In connection with the purchase of the Notes, the undersigned, as an authorized officer or agent of the Purchaser and on behalf of the Purchaser hereby agrees to the following terms and conditions and makes the representations and warranties stated herein with the express understanding that the truth and accuracy of the representations and warranties will be relied upon by the Issuer, the Trustee, and Banc of America Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc. and SunTrust Robinson Humphrey, Inc. (collectively, the "Initial Purchasers"):

        1. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation and is authorized to purchase and invest in the Notes. The person executing this investment letter on behalf of the Purchaser is duly authorized to do so on the Purchaser's behalf.

        2. The person executing this investment letter on behalf of the Purchaser and making the certifications included herein is the chief financial officer, a person fulfilling an equivalent function, or other executive or authorized officer of the Purchaser or, if the Purchaser is a member of a "family of investment companies," the certification is submitted by an executive officer of the Purchaser's investment advisor.

        3. The Purchaser acknowledges that it is familiar with Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and certifies that it is described in one or more of the categories set forth in Appendix A attached hereto and is a "qualified institutional buyer" (a "QIB") as that term is defined in Rule 144A. The person executing this investment letter on behalf of the Purchaser further certifies as follows:

               (a) The Purchaser owned and/or invested on a discretionary basis at least (i) $100,000,000 in "eligible securities" (as defined in Appendix A attached hereto); or (ii) if the Purchaser is a dealer registered under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act"), at least $100,000,000 in "eligible securities," in each as of the end of the Purchaser's most recent fiscal year (such amounts being calculated in accordance with Rule 144A);

               (b) If the amount specified in clause (a) above is less than $100,000,000, the Purchaser is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a QIB; and

               (c) If the Purchaser decides to purchase Notes for the accounts of others, it will only purchase Notes for accounts that independently qualify as QIBs as defined in Rule 144A (unless the undersigned is an insurance company (as described in Appendix A) and is purchasing for the account of one or more of its "separate accounts" (as defined in Appendix A hereto)).

        4. The Purchaser is acquiring the Notes for its own account or for the account of a QIB, in each case for investment, or for investment purposes and not with a view toward selling or transferring the Notes or any portion thereof in connection with any distribution thereof, in whole or in part, subject to any requirement of law that the disposition of the Purchaser's property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell the Notes pursuant any applicable exemption from registration available under the Securities Act.

        5. Neither the undersigned nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Notes, any interest in the Notes or any other similar security to any Person in any manner;
(b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Notes, any interest in the Notes or any other similar security from any Person in any manner; (c) otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with any Person in any manner; (d) made any general solicitation by means of general advertising or in any other manner; or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (d) above) would constitute a distribution of the Notes under the Securities Act, would render the disposition of the Notes a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Notes pursuant thereto. The undersigned will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to the Notes, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing (but without prejudice to its right at all times to sell or otherwise dispose of the Notes in accordance with the requirements of the Indenture and this Investment Letter).

        6. The Purchaser understands that the Notes have not been registered under the Securities Act or any state securities or "Blue Sky" laws and are being sold in reliance on exemptions from the registration requirements of the Securities Act and any such laws for nonpublic offerings. The Purchaser further understands that the Notes and any security issued in exchange therefore or in lieu thereof must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities or "Blue Sky" laws or unless exemptions from the registration requirements of the Securities Act and such laws are available.

        7. The Purchaser has received a copy of the Offering Memorandum dated August __, 2007 (the "Private Offering Memorandum") relating to the Notes, and recognizes that an investment in the Notes involves significant risks. The Purchaser understands that [other than through the auction of the Notes as described in the Private Offering Memorandum, if any,] there is no established market for the Purchaser's Notes and that none will develop and, accordingly, that the Purchaser must bear the economic risk of an investment in the Notes for an indefinite period of time.

        8. The Purchaser acknowledges that none of the Issuer, the Trustee, the Initial Purchasers or any person representing the Issuer, the Trustee or the Initial Purchasers has made any representation to it with respect to the Issuer or the offering or sale of any of the Notes, other than the information contained in the Private Offering Memorandum, which has been delivered to it and upon which it is relying in making its investment decision to acquire Notes.

        9. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investments in the Notes. The undersigned understands that there may be restrictions on the ability of certain investors, including, without limitation, depository institutions, either to purchase the Notes or to purchase investments having characteristics similar to those of the Notes representing more than a specified percentage of the investor's assets. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision, and is able to bear the economic risks of such an investment for an indefinite period of time and can afford a complete loss of such investment.

        10. The Purchaser has had the opportunity to ask questions of and receive answers from the Issuer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to its decision to purchase the Notes. The Purchaser has reviewed and has made its decision to invest on its review of the Indenture and the Private Offering Memorandum and on certain other information it has obtained and that it deems relevant to its investment in the Notes. The Purchaser has made its own independent review of credit and related matters applicable to the Issuer, the purchase and holding of the Notes and otherwise to its investment in the Notes.

        11. The Purchaser understands that none of the Issuer, the Trustee or the Initial Purchasers makes any representation as to the proper characterization of the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable investment restrictions.

        12. The Purchaser agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, to offer, sell or otherwise transfer such Notes only (a) in a transaction complying with Rule 144A, to a person it reasonably believes is a QIB purchasing for its own account or for the account of a QIB to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A; or (b) pursuant to another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If at some future time the Purchaser wishes to dispose of or exchange any of the Notes, the Purchaser will not do so unless before any such sale, transfer or other disposition the Purchaser has furnished to the Trustee an Investor Letter substantially in the form of Exhibit E to the Indenture, executed by the proposed transferee.

        13. The Purchaser agrees that the Purchaser is bound by and will abide by the provisions of the Indenture, the restrictions noted on the face of the Notes and this Investment Letter. The Purchaser agrees that it will provide to each person to whom it transfers such Notes notice of the restrictions on transfer of the Notes. The Purchaser will comply with all applicable federal and state securities laws, rules and regulations in connection with any resale or transfer of the Notes by the Purchaser.

        14. The Purchaser acknowledges that any proposed assignee of a beneficial ownership interest in the Notes will be deemed under the Indenture to have made agreements and representations substantially similar to those set forth above. The Purchaser understands that each of the Purchaser's Notes will bear a legend restricting transfer of the Notes substantially to the effect set forth in the Private Offering Memorandum under "Notice to Investors: Transfer Restrictions."

        15. The Purchaser understands that it is the Issuer's intention that the Notes be treated as debt of the Issuer for federal income tax purposes, and by its acceptance of its Note, agrees to so treat the Note and to take no action inconsistent therewith.

        16. The interpretation of the provisions hereof shall be governed and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

        17. The Purchaser hereby certifies to the Issuer, the Trustee and the Initial Purchasers that either (a) it is not an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), and it is not acquiring the Series 2007-2 Notes directly or indirectly for, or on behalf of, a Plan or any entity whose underlying assets are deemed to be "plan assets" (within the meaning of 29 CFR ss. 2510.3-101 (the "Plan Assets Regulation")) of such a Plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other similar, applicable federal and state laws; and (ii) if the Notes are subsequently deemed to be "plan assets" (within the meaning of the Plan Assets Regulation), it will promptly dispose of the Notes.

        18. The Purchaser understands that the offer and sale of the Notes to it is being made in reliance on Rule 144A and that applicable exemptions from the registration or qualification requirements under state securities laws require that the Purchaser be a QIB under the applicable state securities law. The Purchaser will notify each of the addressees of this Investment Letter of any changes in the information and conclusions herein on or before the date of purchase. Until such notice is given, each purchase of Notes by the Purchaser will constitute a reaffirmation of the statements made in this Investment Letter as of the date of such purchase and the addressees of this Investment Letter will continue to rely on the statements and agreements made herein in connection with sales of Notes to the Purchaser made in reliance on Rule 144A.

        19. If the Purchaser is acquiring any Notes as a fiduciary or agent for one or more investor accounts, the Purchaser represents that it has sole investment discretion with respect to each such account and that it has full power to make on behalf of such account the representations, confirmations, acknowledgments and agreements set forth in this investment letter.

        20. If the Purchaser proposes that the Notes be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

        21. This Investment Letter will be deemed valid for the institution named on the signature page below. If there are additional institutions (e.g., subaccounts or mutual funds) to be designated as a QIB by this Certificate, the undersigned will provide a list of such institutions.

Dated ___________________             Very truly yours,



                                      [NAME OF PURCHASER]
                                      By
                                         ---------------------------------------
                                      Name
                                           -------------------------------------
                                      Title
                                            ------------------------------------

                             NOMINEE ACKNOWLEDGMENT

        The undersigned hereby acknowledges and agrees that as to the Note being registered in its name, the sole beneficial owner thereof is and shall be ____________________, the Purchaser identified above, for whom the undersigned is acting as nominee.

Dated _____________________             Very truly yours,


                                        [NAME OF PURCHASER]
                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                                   APPENDIX A

        1. Qualified Institutional Buyer ("QIB") means any of the following institutions:

               (a) An institution referred to in any of clauses (i) through
        (xiii) below that in the aggregate owns or invests on a discretionary basis at least $100 million in "eligible securities"(defined in Section 2 below); provided, that such institution is buying for its own account or for the accounts of other QIBs.

                      (i) INSURANCE COMPANY. An insurance company as defined in
               Section 2(13) of the Securities Act of 1933, as amended (the "Securities Act"). A purchase by an insurance company for one or more of its separate accounts (as defined in Section 2(a)(37) of the Investment Company Act of 1940, as amended (the "Investment Company Act")), which are neither registered under Section 8 of the Investment Company Act nor required to be so registered, is deemed to be a purchase for the account of the insurance company.

                      (ii) INVESTMENT COMPANY. An investment company registered
               under the Investment Company Act.

                      (iii) INVESTMENT ADVISER. An investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act").

                      (iv) ISSUER. A corporation (other than a bank as defined
               in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act of a foreign bank or savings and loan association equivalent institution).

                      (v) PARTNERSHIP; BUSINESS TRUST. A partnership,
               Massachusetts or similar business trust.

                      (vi) PLAN. A plan established and maintained by a state,
               its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees.

                      (vii) EMPLOYEE BENEFIT PLAN. An employee benefit plan
               within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                      (viii) TRUST FUND. A trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (vi) or (vii) above, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

                      (ix) 501(C)(3) ORGANIZATION. Any organization described in
               Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                      (x) BUSINESS DEVELOPMENT COMPANY, SECTION 2(A)(48). A
               business development company as defined in Section 2(a)(48) of the Investment Company Act.

                      (xi) BUSINESS DEVELOPMENT COMPANY, SECTION 202(A)(22). A
               business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

                      (xii) SMALL BUSINESS INVESTMENT COMPANY. A small business
               investment company licensed by the U.S. Small Business Company Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

                      (xiii) BANK; SAVINGS AND LOAN. A bank as defined in
               Section 3(a)(2) of the Securities Act, a savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act or a foreign bank or savings and loan association or equivalent institution that has an audited net worth of at least $25 million in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

               (b) DEALER. A dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acting for its own account or the accounts of other QIBs, that in the aggregate owns or invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer; provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer.

               (c) DEALER ACTING IN A RISKLESS PRINCIPAL TRANSACTION. A dealer registered pursuant to Section 15 of the Exchange Act, acting in a riskless principal transaction (as defined in Rule 144A) on behalf of a QIB.

               (d) INVESTMENT COMPANY, PART OF A FAMILY. An investment company registered under the Investment Company Act, acting for its own account or for the accounts of other QIBs, that is part of a family of investment companies (as defined in Rule 144A) which own in the aggregate at least $100 million in eligible securities.

               (e) ENTITY, ALL OF THE EQUITY OWNERS OF WHICH ARE QIBS. Any entity, all of the equity owners of which are QIBs, acting for its own account or the accounts of other QIBs.

        2. ELIGIBLE SECURITIES/DISCRETIONARY BASIS. In determining the aggregate amount of securities owned or invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: securities issued by issuers that are affiliated with the purchaser or, if the purchaser is an investment company seeking to qualify as a QIB pursuant to Section 1(d) above, are part of that purchasers "family of investment companies;" bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

        The value of eligible securities must be calculated based on cost to the purchaser (or on the basis of market value if (a) the entity reports its securities holdings in its financial statements on the basis of their market value and (b) no current information with respect to the cost of those securities has been published).

        In determining the aggregate amount of securities owned by an entity or invested by the entity on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority owned subsidiary that would be included in consolidated financial statements of another enterprise.